SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Lockheed Martin Corporation
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“As a stockholder, your vote is important to our continued success. Please vote your shares today.”

March 13, 2015

Dear Fellow Stockholders:

On behalf of the Board of Directors, I would like to invite you to attend our 2015 Annual Meeting of Stockholders. We will meet on Thursday, April 23, 2015, at 8:00 a.m. Eastern Daylight Savings Time, at the Lockheed Martin Center for Leadership Excellence Auditorium, 6777 Rockledge Drive, Bethesda, Maryland 20817.

Our Lead Director, Douglas H. McCorkindale, will retire from the Board upon expiration of his term at the Annual Meeting due to the mandatory retirement provision in our Bylaws. We are extremely grateful for his guidance and contributions as a member of the Board of Directors for the past 14 years, and wish him all the best in retirement. The independent directors of our Board have elected Nolan D. Archibald as our new Lead Director, effective following the Annual Meeting, subject to his re-election to the Board. Mr. Archibald’s biography is on page 22.

Our performance in 2014 resulted in increased earnings per share and strong cash generation for our stockholders. We delivered total stockholder return of 34 percent, including $1.8 billion in dividends. This was our twelfth consecutive year of double-digit dividend growth.

As we look ahead to 2015, we remain focused on delivering for our customers, returning value to our stockholders, advancing our technologies, and investing in our people. We continue our commitment to corporate governance and executive compensation best practices.

Your vote is important. We urge you to vote promptly, even if you plan to attend the Annual Meeting. The accompanying Notice and Proxy Statement provide information about the matters on which you may vote. If you wish to attend the meeting in person, please follow the advance registration instructions in the Proxy Statement.

Thank you for your continued support of Lockheed Martin.

Sincerely,

Marillyn A. Hewson
Chairman, President and Chief Executive Officer

Lockheed Martin Corporation
6801 Rockledge Drive Bethesda, MD 20817

Notice of 2015 Annual Meeting of Stockholders

Thursday, April 23, 2015

8:00 a.m. Eastern Daylight Savings Time
Lockheed Martin Center for Leadership Excellence Auditorium, 6777 Rockledge Drive, Bethesda, Maryland 20817

Lockheed Martin Corporation stockholders of record at the close of business on February 27, 2015, are entitled to receive notice of, and to vote at, the Annual Meeting.

Items of Business:

1.	Election of 11 director-nominees to serve on the Board for a one-year term ending at next year’s Annual Meeting;
2.	Ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for 2015;
3.	Advisory vote to approve the compensation of our named executive officers;
4.	Consideration of two stockholder proposals described in the accompanying Proxy Statement, if properly presented at the Annual Meeting; and
5.	Consideration of any other matters that may properly come before the meeting.

We have enclosed our 2014 Annual Report to Stockholders. The report is not part of the proxy soliciting materials for the Annual Meeting.

Please vote your shares at your earliest convenience. This will help us to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, by scanning the QR code with a mobile device, or by signing, dating, and returning the enclosed proxy card will save the expense of additional solicitation. If you wish to vote by mail, we have enclosed a self-addressed, postage prepaid envelope. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.

If you wish to attend the meeting in person, please follow the advance registration instructions on page 80 of the Proxy Statement. For security reasons, all hand-carried items will be subject to inspection, and all bags, briefcases, and packages must be checked.

Sincerely,

Maryanne R. Lavan
Senior Vice President, General Counsel and Corporate Secretary
March 13, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 23, 2015: The 2015 Proxy Statement and 2014 Annual Report are available at http://www.lockheedmartin.com/investor.

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Proxy Summary

PROXY STATEMENT

The Board of Directors (the “Board”) of Lockheed Martin Corporation (the “Corporation”) is providing the Notice of 2015 Annual Meeting of Stockholders, this Proxy Statement, and the proxy card (“Proxy Materials”) in connection with the Corporation’s solicitation of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 23, 2015, at 8:00 a.m. Eastern Daylight Savings Time, at the Lockheed Martin Center for Leadership Excellence Auditorium, 6777 Rockledge Drive, Bethesda, Maryland 20817, and at any adjournment or postponement thereof. Proxy Materials or a Notice of Internet Availability were first sent to stockholders on or about March 13, 2015.

PROXY SUMMARY

This summary highlights information contained elsewhere in our Proxy Statement. The summary does not contain all of the information that you should consider, and we encourage you to read the entire Proxy Statement carefully.

STOCKHOLDERS BENEFIT FROM LOCKHEED
MARTIN’S STRONG 2014 PERFORMANCE

2014 Financial Measures*	2014 Goals ($)	Reported/Assessed Results ($)	2014 Annual Incentive Assessment
Orders	41,500 – 43,000M	43,283M	Exceeded
Sales	44,000 – 45,500M	45,600M	Exceeded
Segment Operating Profit*	5,175 – 5,325M	5,588M	Exceeded
Cash from Operations	≥ 4,600M	3,866M/4,866M	Exceeded**

*	We use the following non-GAAP terms in this Proxy Statement – “Segment Operating Profit,” “Return on Invested Capital (ROIC),” and “Performance Cash” – which are defined in Appendix A. Please refer to Appendix A for an explanation of these terms as well as our disclosure regarding forward-looking statements concerning future performance or goals for future performance.
**	In assessing performance against our cash from operations goal, we add back unplanned pension contributions so that the impact on annual incentive compensation is not a factor in the decision to make the additional pension contribution. Therefore, cash from operations was assessed after adding back $1 billion in unplanned contributions made to the pension fund in the 4th quarter 2014. Based on an adjusted result of $4,866M, the Management Development and Compensation Committee determined that the target was “Exceeded.”

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Proxy Summary

Investor Outreach

We actively engage with our investors as part of our annual corporate governance cycle. This includes, as appropriate, the direct involvement of senior management. During 2014, we held 36 meetings or telephone conferences with institutional investors and other interested stockholders. These stockholders represented more than 40 percent of the Corporation’s outstanding shares.

In response to investor feedback received in 2014, we enhanced our corporate governance disclosure on:

●	Board composition and mix of skills and qualifications.
●	Board role in strategic planning.
●	Board succession planning.

Our 2014 Compensation Programs Reflect Investor Input

●	Burn Rate. The number of shares used for equity grants in 2014 and in 2013 is significantly less than shares used in prior years.
●

Alignment with Stockholder Interests. Nearly three quarters of the Chief Executive Officer’s (“CEO”) target compensation opportunity is in the form of long-term incentives, of which the vast majority is equity-based, directly aligning with stockholder interests.

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Pay for Performance. Seventy percent of the target value of long-term incentive awards granted to the CEO will be earned based upon achievement of specific and measurable goals approved at the beginning of 2014.

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Performance Metrics. 2014 annual incentive compensation reflects pre-established financial, strategic, and operational goals with the financial goals weighted the heaviest at 60 percent. Enterprise level goals were based on our publicly disclosed guidance to investors.

●	Market-Based Compensation. 2014 total target compensation for all named executive officers is at or below the 50th percentile of our comparator group.

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Proxy Summary

2014 Board Composition, Qualifications, and Diversity

Independence	Board Tenure

Gender	Age

Leadership Experience	Financial Experts

8 directors are current or former Chief Executive Officers who add to the effectiveness of the Board through their leadership experience in large, complex organizations and their expertise in corporate governance, international business operations, strategic planning, and risk management.

4 directors meet the Securities and Exchange Commission’s criteria as “audit committee financial experts.”
International Experience	Government/Military Experience
9 directors have broad leadership experience with multinational companies or in international markets.	4 directors have served in senior government or senior military positions and provide experience and insight into our industry and working with our core customers and governments around the world.

Stockholder Rights

Annual Election of Directors	Majority Voting for Directors	Mandatory Retirement Age for Directors	Right to Call Special Meeting	No Poison Pill

Governance Best Practices

Independent Directors Meet Regularly Without Management	Stock Ownership Guidelines for Directors and Officers	Overboarding Policy	Robust Succession Planning	Annual Board Self-Assessment

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Proxy Summary

Board Recommendations on Voting Matters

Proposal	Description	Board Voting Recommendations	Page
1	Election of Directors	FOR ALL DIRECTOR-NOMINEES	21
2	Ratification of Appointment of Independent Auditors	FOR	27
3	Advisory Vote to Approve the Compensation of our Named Executive Officers (“Say-on-Pay”)	FOR	28
4	Stockholder Proposal on Written Consent	AGAINST	70
5	Stockholder Proposal on Lobbying Expenditures	AGAINST	72

You can vote in the following ways:

Via the Internet Visit http://www.investorvote.com	By Telephone In the United States, Canada, and Puerto Rico, call 1-800-652-8683; outside the United States call 1-781-575-2300.	By Mail Mark, date, and sign your proxy card or voting instruction form and return it in the accompanying postage prepaid envelope.	QR Code Scan this QR code to vote with your mobile device.	In Person Attend the meeting to vote in person.

Attendance at the Annual Meeting

If you plan to attend the Annual Meeting, you must be a stockholder as of the record date (February 27, 2015) and obtain an admission ticket in advance following the instructions set forth on page 80.

Requests for admission tickets will be processed in the order in which they are received and must be received no later than April 17, 2015. On the day of the Annual Meeting, each stockholder will be required to present valid, government-issued photographic identification (such as a driver’s license or passport) with his or her admission ticket. The Annual Meeting will begin promptly at 8:00 a.m. You also will be required to enter through a security check point before being granted access into the Annual Meeting. Cameras, cell phones, and other electronic devices will not be permitted in the Annual Meeting. All hand-carried items will be subject to inspection and all bags, briefcases, and packages must be checked. The Corporation may implement additional security procedures to ensure the safety of the meeting attendees.

Directions to the Annual Meeting Location

From Dulles International Airport		From Ronald Reagan National Airport
●	Dulles Airport Access Road to VA-267 E	●	George Washington Pkwy N
●	Merge onto I-495 N toward Baltimore/Bethesda	●	Exit onto I-495 N toward Baltimore/Bethesda
●	Take exit 38 for I-270 SPUR N toward Rockville/Frederick	●	Exit onto I-270 SPUR N toward Rockville/Frederick
●	Take exit 1 for Democracy Blvd E	●	Take Exit 1 for Democracy Blvd E
●	Turn left at Fernwood Road	●	Turn left at Fernwood Road
●	Turn right at Rockledge Drive	●	Turn right at Rockledge Drive
●	Turn right to Parking Garage at 6720-C Rockledge Drive	●	Turn right to Parking Garage at 6720-C Rockledge Drive

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CORPORATE GOVERNANCE

Lockheed Martin believes good governance is integral to achieving long-term stockholder value. We are committed to governance policies and practices that serve the interests of the Corporation and its stockholders. The Board monitors emerging issues in the governance community to ensure that it continues to meet its commitment to thoughtful and independent representation of stockholder interests.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines (“Governance Guidelines”) that describe the framework within which the Board and its committees oversee the governance of the Corporation. The current Governance Guidelines are available on the Corporation’s website at http://www.lockheedmartin.com/corporate-governance, by clicking on “Corporate Governance Guidelines.” The Nominating and Corporate Governance Committee (“Governance Committee”) regularly assesses our governance practices in light of emerging trends and best practices and formally implements best governance practices that it believes enhance the operation and effectiveness of the Board.

Our Governance Guidelines cover a wide range of subjects, including: the role of the Board and director responsibilities; the role and responsibilities of the Lead Director; application of our Code of Ethics and Business Conduct (the “Code of Conduct”) to the Board; director nomination procedures and qualifications; director independence standards; policies for the review, approval, and ratification of related person transactions; director orientation and continuing education; procedures for annual performance evaluations of the Board and the committees; director stock ownership guidelines; and a clawback policy for executive incentive compensation.

The Governance Guidelines state the Board’s expectation that any incumbent director who receives more votes “AGAINST” his or her election than “FOR” his or her election is required to offer his or her resignation to the Board. The Governance Guidelines also set forth the procedures to be followed by the Board in considering whether to accept or reject the resignation.

In 2013, we increased the stock ownership guidelines for directors from two times (2X) the total annual retainer to five times (5X) the annual cash retainer within five years of joining the Board. In addition, all directors, officers, and employees are prohibited from hedging or pledging transactions involving our stock either through corporate policy statements or the Governance Guidelines.

Board Role in Strategic Planning

The Board’s primary role is to oversee management and represent the interests of stockholders. Directors are expected to attend Board meetings, the meetings of the committees on which they serve, and the Annual Meeting of Stockholders. The Board and the committees regularly schedule and hold executive sessions without any members of management present. Between meetings, directors interact with the Chairman, President and CEO, the Lead Director, and other members of management and are available to provide advice and counsel to management.

The Corporation’s strategy is reviewed and implemented in a two-year cycle. The first year is devoted to a review and development of an overall strategy and the second year is devoted to refining and assessing the strategy. The cycle then begins again in the following year. The Board is involved in strategic planning for the Corporation throughout the year. In January, the Executive Vice President and Chief Financial Officer (“CFO”) reviews the long-range plan with the Board. In February, the Board convenes in an off-site strategic planning session during which management reviews the overall long-range strategy for the Corporation and near-term and long-term initiatives. The Strategic Affairs Committee (“SA Committee”) of the Board meets throughout the year to review progress of and challenges to the Corporation’s strategy and to approve specific initiatives, including acquisitions and divestitures over a certain threshold.

Independent Lead Director

In accordance with our Bylaws and Governance Guidelines, the independent members of the Board annually elect one of the independent directors to serve as the Lead Director by the affirmative vote of a majority of the directors who have been determined to be “independent” for purposes of the New York Stock Exchange (“NYSE”) listing standards. The Board has

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Corporate Governance

structured the role of the Lead Director with sufficient authority to serve as a counter-balance to management. The responsibilities specified in our Bylaws for the Lead Director are to:

●

Preside as Chair at Board meetings while in executive sessions of the non-management members of the Board or executive sessions of the independent directors, or if the Chairman is ill, absent, incapacitated, or otherwise unable to carry out the duties of Chairman.

●

Determine the frequency and timing of executive sessions of non-management directors and report to the Chairman on all relevant matters arising from those sessions, and invite the Chairman to join executive sessions for further discussion as appropriate.

●	Consult with the Chairman and CEO and committee chairs regarding the topics for and schedules of the meetings of the Board and committees and approve the topics for and schedules of Board meetings.
●	Review and approve all Board and committee agendas and provide input to management on the scope and quality of and approve information sent to the Board.
●	Assist with recruitment of director candidates and, along with the Chairman, may extend an invitation to a potential director to join the Board.
●	Act as liaison between the Board and management and among the directors and the committees of the Board.
●	Serve as member of the Executive Committee of the Board.
●	Serve as ex-officio member of each committee if not otherwise a member of the committee.
●	Serve as the point of contact for stockholders and others to communicate with the Board.
●	Recommend to the Board and committees the retention of advisors and consultants who report directly to the Board.
●	Call a special meeting of the Board or of the independent directors at any time, at any place, and for any purpose.
●	Perform all other duties as may be assigned by the Board from time to time.

The committee Chairmen also review and discuss the agendas for the meetings in advance of distribution of the agendas and related Board or committee material.

Mr. McCorkindale was elected by the independent directors and has served as the Lead Director for five consecutive years. Subject to his re-election at the Annual Meeting, Mr. Archibald has been elected by the independent directors to succeed Mr. McCorkindale as Lead Director, effective at the conclusion of the Annual Meeting. Stockholders and other interested parties may communicate with the Lead Director by email at Lead.Director@lmco.com.

Positions of Chairman and Chief Executive Officer

The Board regularly reviews its leadership structure in light of the Corporation’s then current needs, governance trends, internal assessments of Board effectiveness, and other factors. The Board reviews and considers whether the positions of Chairman and CEO should be combined or separated as part of an ongoing review of the effectiveness of the Corporation’s governance structure.

The Board believes that it must be independent and must provide strong and effective oversight, but also believes that the independent Board members should have the flexibility to respond to changing circumstances and choose the model that best fits the then-current situation.

As a result, the roles of Chairman and CEO have been split from time to time to facilitate leadership transitions, while at other times the roles have been combined.

The Board believes that, at the present time, the Corporation is best served by allocating governance responsibilities between a combined Chairman and CEO and an independent Lead Director with robust responsibilities. This structure allows the Corporation to present a single face to our customers through the combined Chairman and CEO position while at the same time providing an active role and voice for the independent directors through the Lead Director. In making this determination, the independent members of the Board considered:

●	Trends in governance and in stockholder proposals for separating the roles;
●	The limited support for stockholder proposals requiring the separation of the roles at the Corporation’s 2013 and 2012 annual meetings;
●

The role of the independent directors in the governance of the Corporation, including the scheduling of an executive session of the independent directors at every Board meeting, regular Board review and consideration of the CEO succession plan, the scope of the duties of the Lead Director, and the oversight of the CEO’s compensation by the Management Development and Compensation Committee (“Compensation Committee”), a committee composed entirely of independent directors that is advised by an outside independent compensation consultant;

●	Ms. Hewson’s strong performance as a leader since her election as CEO;
●	The fact that Ms. Hewson is the only representative of management on the Board; and

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Corporate Governance

●

The desirability of having consolidated leadership engagement with government customers as well as the leadership of the U.S. Department of Defense and other agencies of the U.S. Government.

The independent directors plan to continue to review the leadership structure on an ongoing basis to ensure that it continues to meet the Corporation’s needs.

Board Performance Self-Assessment

The Board conducts a self-assessment of its performance and effectiveness as well as that of the committees on an annual basis. The purpose of the self-assessment is to track progress in certain areas targeted for improvement from year to year and to identify ways to enhance the Board’s and committees’ effectiveness. For 2014, each director completed a written questionnaire to provide feedback on the effectiveness of the Board and committees. The Chairman of the Board also conducted a private interview with each Board member designed to gather additional suggestions to improve the Board’s effectiveness and solicit additional feedback on Board performance and operations. The collective ratings and comments are compiled, summarized, and presented to the Governance Committee and the full Board.

Board Succession Planning

Each year the Governance Committee recommends to the Board the slate of directors to propose as nominees for election by the stockholders at the Annual Meeting. The process for identifying and evaluating candidates to be nominated to the Board starts with an evaluation of a candidate by the Chairman of the Governance Committee followed by the entire Governance Committee and the Chairman of the Board. Director candidates also may be identified by stockholders and will be evaluated and considered by the Governance Committee. The Governance Committee has retained a third party firm to assist in the identification and evaluation of potential director candidates.

The Board seeks a diverse group of candidates who, at a minimum, possess the background, skills, expertise, and time to make a significant contribution to the Board, the Corporation, and its stockholders. The Governance Guidelines list criteria against which candidates may be judged. The Governance Committee considers, among other things:

●	Input from the Board’s self-assessment process to prioritize areas of expertise that were identified;
●	Investor feedback and perceptions;
●	The candidates’ skills and competencies to ensure they are aligned to the Corporation’s future strategic challenges and opportunities; and
●	The future needs of the Board in light of anticipated director retirements.

Our Tenure Guidelines
Mandatory Retirement	Directors must retire at age 75.
Change in Principal Employment	Directors must offer to resign upon any substantial change in principal employment.
Overboarding Policy	Directors may not serve on more than four other public company boards (two if an active CEO).
Failed Election	Directors must offer to resign as a result of a failed stockholder vote.

In February of each year, the Governance Committee reviews the membership, tenure, and leadership of each of the committees and considers possible changes given the additional qualifications and skill sets of newer members on the Board. The Governance Committee also takes into consideration the membership requirements and responsibilities set forth in each of the respective committee charters and Governance Guidelines as well as any upcoming vacancies on the Board due to our mandatory retirement age. The Governance Committee recommends to the Board any proposed changes to committee assignments and leadership to be made effective at the next annual meeting of stockholders. Subject to their election at the Annual Meeting, committee leadership and memberships have been re-assigned effective immediately following the 2015 Annual Meeting.

Stockholder proposals for nominations to the Board should be submitted to the Nominating and Corporate Governance Committee, c/o the Senior Vice President, General Counsel and Corporate Secretary, at Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817. To be considered by the Board for nomination at the 2016 Annual Meeting, written notice of nominations by a stockholder must be received between the dates of October 15, 2015 and November 14, 2015, inclusive.

The information requirements for any stockholder proposal or nomination can be found in Section 1.10 of our Bylaws available on the Corporation’s website at http://www.lockheedmartin.com/corporate-governance.

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Corporate Governance

Service on Other Boards

The Board recognizes that its members benefit from service on the boards of other companies and it encourages such service. The Board also believes, however, that it is critical that directors dedicate sufficient time to their service on the Corporation’s Board. Therefore, the Governance Guidelines provide that, without obtaining the approval of the Governance Committee:

●	A director may not serve on the boards of more than four other public companies;
●	If the director is an active chief executive officer or equivalent of another public company, the director may not serve on the boards of more than two other public companies;
●	No member of the Audit Committee may serve on more than two other public company audit committees; and
●

No member of the Compensation Committee may serve on more than three other public company compensation committees. This policy was added in 2013 in acknowledgement of the increased workload of the Compensation Committee.

Directors must notify the CEO, Lead Director, and Senior Vice President, General Counsel and Corporate Secretary before accepting an invitation to serve on the board of any other public company.

Director Orientation and Continuing Education

Upon joining the Board, directors are provided with an orientation about the Corporation, including our business operations, strategy, and governance. Directors may attend outside director continuing education programs sponsored by educational and other institutions to assist them in staying abreast of developments in corporate governance and critical issues relating to the operation of public company boards. Members of our senior management regularly review with the Board the operating plan of each of our Business Segments and the Corporation as a whole. The Board also conducts periodic visits to our facilities as part of its regularly scheduled Board meetings.

Majority Voting Policy for Uncontested Director Elections

The Corporation’s Charter and Bylaws provide for simple majority voting. Pursuant to the Governance Guidelines, in any uncontested election of directors, any incumbent director who receives more votes “AGAINST” than votes “FOR” is required to offer his or her resignation for Board consideration.

Upon receipt of a resignation of a director tendered as a result of a failed stockholder vote, the Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action is recommended. In considering the tendered resignation, the Board will consider the Governance Committee’s recommendation as well as any other factors it deems relevant, which may include:

●	The qualifications of the director whose resignation has been tendered;
●	The director’s past and expected future contributions to the Corporation;
●	The overall composition of the Board and its committees;
●	Whether accepting the tendered resignation would cause the Corporation to fail to meet any applicable rule or regulation (including NYSE listing standards and the federal securities laws); and
●	The percentage of outstanding shares represented by the votes cast at the Annual Meeting.

Any director whose resignation has been tendered may not participate in the deliberations of the Governance Committee or in the Board’s consideration of the Governance Committee’s recommendation with respect to such director. In the event that a majority of the members of the Governance Committee have offered to resign as a result of their failure to receive the required vote for election by the stockholders, then the independent members of the Governance Committee who have not offered to resign, without further action by the Board, will constitute a committee of the Board for the purpose of considering the offered resignations, and will recommend to the Board whether to accept or reject those offers and, if appropriate, make a recommendation to take other actions. If there are no such independent directors, then all of the independent directors, excluding the director whose offer to resign is being considered, without further action of the Board, will constitute a committee of the Board to consider each offer to resign, make a recommendation to the Board to accept or reject that offer, and, if appropriate, make a recommendation to take other actions.

The Board will act on a tendered resignation within 90 days following certification of the stockholder vote for the annual meeting and will promptly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, in a filing with the Securities and Exchange Commission (“SEC”), or by other public announcement, including a posting on the Corporation’s website.

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Corporate Governance

If a director’s resignation is accepted by the Board, or if a nominee for director who is not an incumbent director is not elected, the Board may fill the resulting vacancy or may decrease the size of the Board pursuant to the Corporation’s Bylaws. The Board may not fill any vacancy so created with a director who was nominated but not elected at the annual meeting by the vote required under the Corporation’s Bylaws.

Management Succession Planning

Management has established semi-annual talent reviews that coincide with our business operating reviews, as well as quarterly reviews within each of our operating businesses. During these reviews, the executive leadership team discusses succession plans for key positions and identifies top talent for development in future leadership roles.

The Board also is actively engaged in talent management. Annually, the Board evaluates our succession strategy and leadership pipeline for key roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting, and development programs. Board members also are active partners, engaging and spending time with our high potential leaders throughout the year at Board meetings and other events.

Enterprise Risk Management

Enterprise Risk Management is monitored by the Board, the Audit Committee and the SA Committee. Management reviews enterprise risk through the Risk and Compliance Committee (“RCC”) and the Integrated Risk Council.

The Audit Committee reviews our policies and practices with respect to risk assessment and risk management, including discussing with management the Corporation’s major financial risk exposures and the steps that have been taken to monitor and control such exposures. The Audit Committee reports the results of its review to the Board.

Matters of risk management are brought to the attention of the Audit Committee by the Executive Vice President and CFO, who serves as the Corporation’s Chief Risk Officer, or by the Vice President, Corporate Internal Audit, who regularly reviews and assesses internal processes and controls for ongoing compliance with internal policies and legal and regulatory requirements, as well as for potential deficiencies that could result in a failure of an internal control process. The SA Committee of the Board reviews and assesses mitigation plans in areas identified as the most significant risks.

The RCC, comprised of representatives of the direct reports to the President and CEO, is charged with overseeing the Corporation’s Enterprise Risk Management program and with the integration and dissemination of risk information to management and throughout the Corporation. This Committee met eight times in 2014 and reports to the Integrated Risk Council made up of the Executive Vice President and CFO; Senior Vice President, General Counsel and Corporate Secretary; Senior Vice President, Communications; Vice President, Ethics and Sustainability; and Vice President, Corporate Internal Audit. At the request of the Audit Committee, the RCC has undertaken to regularly survey our businesses to identify risks, analyze the probability of occurrence and potential impact to our business of those risks, and assess mitigation efforts.

We employ a number of additional risk identification and mitigation strategies. A panel of executives reviews all major proposals to ensure the technical and pricing structures are consistent with our tolerance for risk. Corporate management conducts reviews of ongoing business performance and financial results and future opportunities through the long-range planning process, executive management meetings, and staff meetings.

Stockholder Right to Call Special Meeting

As part of the Board’s continuous review of, and commitment to, best corporate governance practices and as a result of dialogue with stockholders, in recent years the Corporation has adopted a number of governance changes. The Board amended the Bylaws in 2010 to reduce the percentage of shares that an individual stockholder or a group of stockholders must own to cause the Corporate Secretary of the Corporation to call a special meeting of stockholders. Any stockholder who individually owns 10 percent, or stockholders who in the aggregate own 25 percent, of the outstanding common stock may demand the calling of a special meeting to consider any business properly before the stockholders. Our Bylaws do not restrict the timing of a request for a special meeting. The only subject matter restriction is that we are not required to call a special meeting to consider a matter that is substantially the same as voted on at a special meeting within the preceding 12 months unless requested by a majority of all stockholders.

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Corporate Governance

The Board believes that our current governance practice strikes an appropriate balance between permitting stockholders to raise important matters at any time and ensuring that all stockholders are afforded an opportunity for meaningful participation in a deliberative and democratic process based on accurate and complete public disclosure. The 25 percent threshold is consistent with many of the companies in our comparator group. The Board added the 10 percent threshold in light of our institutional ownership profile.

No Poison Pill

The Corporation does not have a Stockholder Rights Plan, otherwise known as a “Poison Pill.” Through our Governance Guidelines, the Board has communicated that it has no intention of adopting one at this time. The Board has indicated that, if it were to adopt a Stockholder Rights Plan, the Board would seek stockholder ratification within 12 months of the date of adoption.

Director Independence

Eleven of our current directors are independent under applicable NYSE listing standards. Under the NYSE listing standards and our Governance Guidelines, a director is not independent if the director has a direct or indirect material relationship with the Corporation. The Governance Committee annually reviews the independence of all directors and reports its findings to the full Board. To assist in this review, the Board has adopted director independence guidelines that are included in our Governance Guidelines, which are available on our Corporation’s website at http://www.lockheedmartin.com/corporate-governance.

Our director independence guidelines set forth certain relationships between the Corporation and directors and their immediate family members, or affiliated entities, that the Board, in its judgment, has deemed to be material or immaterial for purposes of assessing a director’s independence. In the event a director has a relationship with the Corporation that is not addressed in the independence guidelines, the independent members of the Board determine whether the relationship is material.

The Board has determined that the following directors are independent: Daniel F. Akerson, Nolan D. Archibald, Rosalind G. Brewer, David B. Burritt, James O. Ellis, Jr., Thomas J. Falk, Gwendolyn S. King, James M. Loy, Douglas H. McCorkindale, Joseph W. Ralston, and Anne Stevens. Marillyn A. Hewson is an employee of the Corporation and is not independent under the NYSE listing standards or our Governance Guidelines. In determining that each of the non-management directors is independent, the Board considered the relationships described under “Certain Relationships and Related Person Transactions of Directors, Executive Officers, and 5 Percent Stockholders,” on page 15, which it determined were immaterial to the individual’s independence.

The Governance Committee and Board considered that the Corporation in the ordinary course of business purchases products and services from, or sells products and services to, companies or subsidiaries or parents of companies at which some of our directors (or their immediate family members) are or have been directors or officers and to other institutions with which some of these individuals have or have had relationships. These relationships included: Mr. Akerson (The Carlyle Group, Northrop Grumman Corporation, and PricewaterhouseCoopers); Mr. Archibald (Brunswick Corporation); Mrs. Brewer (Walmart Stores, Inc. which includes Sam’s Club); Mr. Ellis (Level 3 Communications, Inc., Dominion Resources, Inc., Draper Laboratory, The Georgia Institute of Technology, Inmarsat plc, and Stanford University, Hoover Institution); Mr. Falk (Catalyst, Inc.); Mrs. King (ESPN); Mr. Ralston (The Timken Company and URS Corporation); and Ms. Stevens (XL Group plc). In determining that these relationships did not affect the independence of those directors, the Board considered that none of the directors had any direct or indirect material interest in, or received any special compensation in connection with, the Corporation’s business relationships with those companies. In addition to their consideration of these ordinary course of business transactions, the Governance Committee and the Board relied upon the director independence guidelines included in our Governance Guidelines to conclude that contributions to a tax-exempt organization by the Corporation or its foundation did not create any direct or indirect material interest for the purpose of assessing director independence.

The Governance Committee also concluded that all members of each of the Audit Committee, the Compensation Committee, and the Governance Committee are independent within the meaning of our Governance Guidelines and NYSE listing standards, including the additional independence requirements applicable to members of the Audit Committee, Compensation Committee, and Governance Committee.

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Corporate Governance

Related Person Transaction Policy

The Board has approved a written policy and procedures for the review, approval, and ratification of transactions among the Corporation and its directors, executive officers, and their related interests. A copy of the policy is available on the Corporation’s website at http://www.lockheedmartin.com/corporate-governance. Under the policy, all related person transactions (as defined in the policy) are to be reviewed by the Governance Committee. The Governance Committee may approve or ratify related person transactions at its discretion if deemed fair and reasonable to the Corporation. This may include situations where the Corporation provides products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties. Any director who participates in or is the subject of an existing or potential related person transaction may not participate in the decision-making process of the Governance Committee with respect to that transaction.

Under the policy, and consistent with applicable SEC regulations and NYSE listing standards, a related person transaction is any transaction in which the Corporation was, is, or will be a participant, where the amount involved exceeds $120,000, and in which a related person had, has, or will have a direct or indirect material interest. A related person includes any director and director-nominee, or executive officer of the company, any person who is known to be the beneficial owner of more than five percent of any class of the company’s voting securities, or an immediate family member of any person described above.

The policy requires each director and executive officer to complete an annual questionnaire to identify his or her related interests and persons, and to notify the Corporation of changes in that information. Based on that information, the Corporation maintains a master list of related persons for purposes of tracking and reporting related person transactions.

Because it may not be possible or practical to pre-approve all related person transactions, the policy contemplates that the Governance Committee may ratify transactions after they commence or pre-approve categories of transactions or relationships. If the Governance Committee declines to approve or ratify a transaction, the related person transaction is referred to management to make a recommendation to the Governance Committee concerning whether the transaction should be terminated or amended in a manner that is acceptable to the Governance Committee.

Certain Relationships and Related Person Transactions of Directors, Executive Officers, and 5 Percent Stockholders

The following transactions or relationships are considered to be “related person” transactions under our corporate policy and applicable SEC regulations and NYSE listing standards.

Two of our directors, Mr. Loy and Mr. Ralston, are employed as Senior Counselor and Vice Chairman, respectively, of The Cohen Group, a consulting business that performs services for the Corporation. In 2014, we paid The Cohen Group $762,817 for consulting services and related expenses. Neither Mr. Loy nor Mr. Ralston’s compensation earned at The Cohen Group is impacted by the consulting services delivered to the Corporation. The Board annually assesses and reviews the Corporation’s relationship with The Cohen Group and has determined that the breadth of military experience coupled with their top security clearances bring a unique value to the Board, particularly with the oversight of our classified programs. Neither Mr. Loy nor Mr. Ralston serves on our Audit, Compensation, or Governance Committees.

We currently employ approximately 112,000 employees and have an active recruitment program for soliciting job applications from qualified candidates. We seek to hire the most qualified candidates and consequently do not preclude the employment of family members of current directors and executive officers. A related person transaction (and compensation) involved a Board member’s (Joseph Ralston) brother-in-law, Mark E. Dougherty, who is employed as a Capture Management Principal. Mr. Dougherty’s 2014 base salary was $169,250, and he received an employee incentive plan award of $16,900. His base salary was increased to $174,253 for 2015. Mr. Dougherty may participate in other employee benefit plans and arrangements that generally are made available to other employees at the same level (including health, welfare, vacation, and retirement plans). His compensation was established in accordance with the Corporation’s employment and compensation practices applicable to employees with equivalent qualifications, experience, and responsibilities. Mr. Dougherty did not serve as an executive officer of the Corporation during 2014.

From time to time, the Corporation has purchased services in the ordinary course of business from financial institutions that beneficially own five percent or more of Lockheed Martin’s common stock. In 2014, the Corporation paid $4,798,501 to State Street Bank and Trust Company, an affiliate of State Street Corporation, for credit facility and benefit plan administration fees; $582,497 to BlackRock, Inc. and its affiliates for investment management of fixed-income assets held in the Corporation’s master savings trust; and $6,964,647 to Capital Guardian, an affiliate of Capital World Investors, for investment management fees.

2015 Proxy Statement	15

ETHICS AND SUSTAINABILITY

Governance Structure

The Ethics and Sustainability Committee (the “ES Committee”) of the Board of Directors oversees efforts in corporate responsibility, human rights, environmental stewardship, political contributions, employee health and safety, ethical business practices, community outreach, philanthropy, diversity and inclusion and equal opportunity, as well as the Corporation’s record of compliance with related laws and regulations.

Independent Reporting	Ethics and Sustainability Committee
The Vice President, Ethics and Sustainability, has a dual reporting relationship, both to the Chairman, President and CEO and also independently to the Board of Directors.

4 Independent Directors comprise this Board committee, which provides oversight for the Ethics and Sustainability programs, approves the Code of Conduct and reviews trends, risk areas and new initiatives.

Executive Leadership Team	Business Segment Steering Committees
The Chairman, President and CEO, with her executive leadership team, review the operations of the Ethics and Sustainability programs at least twice annually.	The Executive Vice President of each Business Segment, as well as of Lockheed Martin International, chairs a steering committee that regularly reviews the ethics program within that Business Segment.

Ethics

Ethical business practice is the foundation of Lockheed Martin’s operations. Our values – Do What’s Right, Respect Others, and Perform with Excellence – underpin our business decisions and our interactions with all stakeholders. In 2014, we introduced a digital, interactive, mobile Code of Conduct, which was the first electronic version among our industry peers. All of our employees and directors received the redesigned, updated code during 2014.

Lockheed Martin’s Code of Conduct has been in place since the Corporation was formed in 1995. The Code of Conduct (which is available on the Corporation’s website at http://www.lockheedmartin.com/us/who-we-are/ethics/code.html) applies to all Board members, officers, and employees and provides our policies and expectations on a number of topics, including our commitment to good citizenship, promoting a positive and safe work environment, providing transparency in our public disclosures, zero tolerance for corruption, avoiding conflicts of interest, honoring the confidentiality of sensitive information, preservation and use of company assets, compliance with all laws, preventing retaliation, and operating with integrity in all that we do. To implement this Code of Conduct, Board members, officers, and employees participate annually in ethics training. There were no waivers from any provisions of our Code of Conduct or amendments applicable to any Board member or executive officer in 2014.

Corporate Sustainability

Our sustainability mission is to foster innovation, integrity and security to protect the environment, strengthen communities, and propel responsible growth. In 2014, we published our third annual sustainability report, which discloses performance indicators on our environmental, social, and governance responsibilities, and conforms to the Global Reporting Initiative (GRI) G4 Core Guidelines. A copy of the report is available at http://www.lockheedmartin.com/sustainability. Lockheed Martin is prioritizing six high impact sustainability issues, based on a multi-step process to determine what affects our ability to generate long-term stockholder value through environmental, governance, social, and economic progress. We implemented and reported on our 2014 Sustainability Management Plan progress, which includes 41 measures to gauge performance through 2015 on objectives across the six high impact sustainability issues. This set of issues is intended to help us to identify better business opportunities, strengthen enterprise risk management mechanisms, enhance our reputation and stakeholder confidence, drive energy and resource

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Ethics and Sustainability

efficiency, and maximize our investments of financial, human, and natural capital. We report on our performance twice a year to our executive leadership team.

In 2014, Lockheed Martin accomplished the following:

●

Sustainability Management Plan. Reported our full year progress on our Sustainability Management Plan, which we use to manage, measure, and disclose performance against the six high impact sustainability issues listed above.

●	Innovative Leadership in Ethics. Introduced remote and small site customer learning materials and combined anti-retaliation program monitoring, training and education to prevent and detect retaliation, thereby encouraging reporting of ethical concerns or violations.

Supplier and Community Engagement

In 2014, Lockheed Martin partnered with suppliers, the community, and non-governmental organizations to strengthen our communities and propel responsible growth including:

●

Achieved approximately $4.9 billion in total spending with nearly 10,600 small businesses, including businesses owned by women, veterans and service-disabled veterans, small, disadvantaged businesses, and businesses located in historically under-utilized business zones. Small businesses represent approximately 65 percent of our entire supplier base.

●	Provided training to 15 current, past or potential protégé small businesses under various government agency Mentor-Protégé programs.
●	Hired approximately 2,350 military veterans, representing approximately 34 percent of all external hires.
●	Encouraged participation in the Electronic Industry Citizenship Coalition and the Global e–Sustainability Initiative (EICC-GeSI) Conflict Free Sourcing Initiative.
●	Issued a letter and training package to approximately 13,600 impacted suppliers regarding counterfeit parts.
●

Contributed more than $24.5 million to nearly a thousand organizations, with a strategic focus on advancing science, technology, engineering, and math (STEM) education and supporting military and veteran causes. Separately, our employees donated more than $19.3 million and reported volunteering more than one million hours to worthy causes. Over the last decade, employees have reported volunteering more than 11.5 million hours of their own time in service to their communities.

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COMMITTEES OF THE BOARD OF DIRECTORS

The Board has seven standing committees. The following table lists our Board committees, the chairs of each committee, the directors who served in 2014 on them, and the number of committee meetings held in 2014. Charters for each committee are available on the Corporation’s website at http://www.lockheedmartin.com/corporate-governance.

2014 Membership on Board Committees

Director	Age	Director Since	Independent	Audit	Classified Business and Security	Ethics and Sustainability	Executive	Management Development and Compensation	Nominating and Corporate Governance	Strategic Affairs
Daniel F. Akerson	66	2014	Yes	X				X
Nolan D. Archibald	71	2002	Yes				X		X	Chair
Rosalind G. Brewer	52	2011	Yes			X		X
David B. Burritt	59	2008	Yes	Chair			X	X		X
James O. Ellis, Jr.	67	2004	Yes		Chair		X		X	X
Thomas J. Falk	56	2010	Yes	X					X
Marillyn A. Hewson	61	2012	No				Chair
Gwendolyn S. King	74	1995	Yes			Chair	X		X
James M. Loy	72	2005	Yes		X	X				X
Douglas H. McCorkindale*	75	2001	Yes	X	X		X	X	Chair
Joseph W. Ralston	71	2003	Yes		X	X				X
Anne Stevens	66	2002	Yes	X			X	Chair
Meetings held in 2014				7	2	3	0	4	4	5

*     Lead Director until 2015 Annual Meeting.

Audit Committee

The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities relating to the financial condition of the Corporation, the integrity of the Corporation’s financial statements, and the Corporation’s compliance with legal and regulatory requirements. In addition, the Audit Committee has oversight of the Corporation’s internal audit organization including enterprise risk management processes. It is directly responsible for the qualifications, independence and performance of the Corporation’s independent auditors. The Audit Committee also is responsible for reviewing the allocation of resources, the Corporation’s financial condition and capital structure, and policies regarding derivatives and capital expenditures. The functions of the Audit Committee are further described under the heading “Audit Committee Report” on page 20.

All the members of the Audit Committee are independent within the meaning of the NYSE listing standards, applicable SEC regulations, and our Governance Guidelines. In order to be considered independent under applicable SEC regulations, a member of the Audit Committee cannot accept any consulting, advisory, or other compensatory fee from the Corporation, or be an affiliated person of the Corporation or its subsidiaries.

The Board has determined that Mr. Burritt, Chairman of the Audit Committee, Mr. Akerson, Mr. Falk, and Mr. McCorkindale are qualified audit committee financial experts within the meaning of applicable SEC regulations. All members of the Audit Committee have accounting and related financial management expertise sufficient to be considered financially literate within the meaning of the NYSE listing standards.

Subject to his re-election and following the Annual Meeting, Mr. Falk will be Chairman of the Audit Committee.

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Committees of the Board of Directors

Classified Business and Security Committee

The Classified Business and Security Committee (the “CBS Committee”) assists the Board in fulfilling its oversight responsibilities relating to the Corporation’s classified business activities and the security of personnel, data, and facilities. The CBS Committee consists of three or more directors who meet the independence requirements of the NYSE listing standards and who possess the appropriate security clearance credentials, at least one of whom must be a member of the Audit Committee, and none of whom are officers or employees of the Corporation and are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the CBS Committee. All members hold high-level security clearances.

Subject to his re-election and following the Annual Meeting, Mr. Ralston will be Chairman of the CBS Committee.

Ethics and Sustainability Committee

The purpose of the ES Committee is to assist the Board in fulfilling its oversight responsibilities relating to the Corporation’s ethical conduct, sustainability, environmental stewardship, and employee health and safety. The ES Committee monitors compliance and recommends changes to our Code of Conduct. It reviews our policies, procedures, and compliance with respect to sustainability, including corporate responsibility, human rights, environmental stewardship, employee health and safety, ethical business practices, community outreach, philanthropy, diversity, inclusion, and equal opportunity. It oversees matters pertaining to community and public relations, including government relations, political contributions and expenditures, and charitable contributions.

Subject to his re-election and following the Annual Meeting, Mr. Loy will be Chairman of the ES Committee.

Executive Committee

The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on all matters other than those specifically reserved by Maryland law to the full Board. The Chairman of the Board chairs the Executive Committee.

Management Development and Compensation Committee

The Compensation Committee reviews and approves the corporate goals and objectives relevant to the compensation of the CEO, evaluates the performance of the CEO, and, either as a committee or together with the other independent members of the Board, determines and approves the compensation philosophy and levels for the CEO and other members of senior management.

Additional information regarding the role of the Compensation Committee and our compensation practices and procedures is provided under the captions “Compensation Committee Report” on page 29, “Compensation Discussion and Analysis (“CD&A”)” beginning on page 30, and “Other Corporate Governance Considerations in Compensation” on page 48.

All members of the Compensation Committee are independent within the meaning of the NYSE listing standards, applicable SEC regulations, and our Governance Guidelines.

Subject to his re-election and following the Annual Meeting, Mr. Akerson will be Chairman of the Compensation Committee.

Nominating and Corporate Governance Committee

The Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including our Governance Guidelines. The Governance Committee assists the Board by selecting candidates to be nominated to the Board, making recommendations concerning the composition of Board committees, and by overseeing the evaluation of the Board and its committees.

The Governance Committee reviews and recommends to the Board the compensation of directors. Our executive officers generally do not play a role in determining director pay other than to gather publicly available information.

2015 Proxy Statement	19

Committees of the Board of Directors

All members of the Governance Committee are independent within the meaning of the NYSE listing standards, applicable SEC regulations, and our Governance Guidelines.

Subject to his re-election and following the Annual Meeting, Mr. Archibald will be Chairman of the Governance Committee.

Strategic Affairs Committee

The SA Committee reviews and recommends to the Board management’s long-term strategy for the Corporation and reviews risks and opportunities to the strategy as identified by the Corporation’s Enterprise Risk Management processes. The SA Committee reviews and recommends to the Board certain significant strategic decisions regarding exit from existing lines of business and entry into new lines of business, acquisitions, joint ventures, investments or dispositions of businesses and assets, and the financing of related transactions.

Subject to his re-election and following the Annual Meeting, Mr. Ellis will be Chairman of the SA Committee.

Audit Committee Report

We oversee Lockheed Martin’s financial reporting process on behalf of the Board. Lockheed Martin’s management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining an effective system of internal control over financial reporting. In addition to our oversight of the Corporation’s internal audit organization, we are directly responsible for the appointment, compensation, retention, oversight, and termination of the Corporation’s independent auditors, Ernst & Young LLP, an independent registered public accounting firm. The independent auditors are responsible for auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, and for expressing an opinion on the effectiveness of internal control over financial reporting.

In connection with the December 31, 2014 audited consolidated financial statements, we have:

●

Reviewed and discussed the Corporation’s audited consolidated financial statements with management, including discussions regarding critical accounting policies, financial accounting and reporting principles and practices, the quality of such principles and practices, the reasonableness of significant judgments and estimates, and the effectiveness of internal control over financial reporting.

●

Discussed with the independent auditors the quality of the financial statements, the clarity of the related disclosures, the effectiveness of internal control over financial reporting, and other items required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees.

●

Received from the independent auditors written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with the independent auditors any matters affecting their independence.

Based on the reviews and discussions above, we recommended to the Board that the audited consolidated financial statements for 2014 be included in Lockheed Martin’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. The Board approved our recommendation.

Submitted on February 9, 2015 by the Audit Committee:

David B. Burritt, Chairman	Douglas H. McCorkindale
Daniel F. Akerson	Anne Stevens
Thomas J. Falk

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PROPOSAL 1: ELECTION OF DIRECTORS

There are 11 director-nominees for election to the Board at the Annual Meeting. Each director-nominee currently serves as a director. Each director-nominee was recommended for nomination by the Governance Committee. The Governance Committee has determined that all the director-nominees, except for Marillyn A. Hewson, Chairman, President and CEO, are independent under the listing standards of the NYSE and our Governance Guidelines. The Board ratified the slate of director-nominees and recommends that our stockholders vote for the election of all the individuals nominated by the Board.

The Board has fixed the number of directors to 11 at the present time. The Governance Committee and the Board will continue to review and assess additional candidates for the Board; any candidates identified after the 2015 Annual Meeting will be considered by the Board as candidates to serve until the 2016 Annual Meeting.

The director-nominees are expected to attend the 2015 Annual Meeting. All director-nominees who are elected will serve a one-year term that will end at the 2016 Annual Meeting. If any of the director-nominees are unable or unwilling to stand for election at the 2015 Annual Meeting (an event which is not anticipated), the Board may reduce its size or designate a substitute. If a substitute is designated, proxy holders may vote for the substitute nominee or refrain from voting for any other director-nominee at their discretion. Directors’ ages are reported as of the 2015 Annual Meeting.

In 2014, the Board met a total of nine times. All directors attended more than 75 percent of the total Board and committee meetings to which they were assigned. All incumbent directors attended the 2014 Annual Meeting, except for Ms. Stevens (who was out of the country).

Board Composition, Qualifications, and Diversity

We have no agreements obligating the Corporation to nominate a particular candidate as a director, and none of our directors represents a special interest or a particular stockholder or group of stockholders.

We believe that our business accomplishments are a result of the efforts of our employees around the world, and that a diverse employee population will result in a better understanding of our customers’ needs. Our success with a diverse workforce also informs our views about the value of a board of directors that has persons of diverse skills, experiences, and backgrounds. To this end, the Board seeks to identify candidates with areas of knowledge or experience that will expand or complement the Board’s existing expertise in overseeing a technologically advanced global security and aerospace company.

Consistent with the Governance Guidelines, the Board desires a diverse group of candidates who possess the background, skills, expertise, and time to make a significant contribution to the Board, the Corporation, and its stockholders. The Governance Committee makes recommendations to the Board concerning the composition of the Board and its committees, including size and qualifications for membership. The Governance Committee evaluates prospective nominees against the standards and qualifications set forth in the Corporation’s Governance Guidelines, as well as other relevant factors it deems appropriate.

Listed below are the skills and experience that we have considered important for our directors to have in light of our current business and structure. The directors’ biographies that follow note each director’s relevant experience, skills, and qualifications relative to this list.

●	Financial Expertise. Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes are important because it assists our directors in understanding, advising, and overseeing the Corporation’s capital structure, financing and investment activities, financial reporting, and internal control of such activities.

●	Public Company Board Experience. Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relationship between a board and the CEO and other management personnel, the importance of particular agenda items, and oversight of a changing mix of strategic, operational, and compliance matters.

●	Government and Military Expertise. Directors who have served in government or in senior military positions provide experience and insight into working constructively with our core customers and governments around the world and addressing significant public policy issues, particularly in areas related to the Corporation’s business and operations. Directors with military, homeland security, or intelligence experience and security clearance credentials have unique skills to serve on our CBS Committee.

●	Global Expertise. Because we are a global organization with increasing revenue coming from sales outside the United States, directors with global expertise can provide useful business and cultural perspectives regarding many significant aspects of our business.

●	Senior Leadership Experience. Directors who have served in senior leadership positions bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board, may be enhanced if their leadership experience was developed at businesses or organizations that operated on a global scale or involved technology or other rapidly evolving business models.

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Proposal 1: Election of Directors

●	Interpersonal Skills and Diversity. Directors with different backgrounds and skills help build diversity on the Board and maximize group dynamics in terms of function, thought, gender, race and age.

Under our Bylaws, unless exempted by the Board, an individual is not eligible to stand for election at an Annual Meeting following the individual’s 75th birthday.

The Board unanimously recommends a vote FOR each of the following director-nominees.

Director-Nominees

Daniel F. Akerson

Age: 66 Director since: 2014 Independent Committees: ●Audit ●Management Development and Compensation
Skills and Qualifications
●Core leadership skills and experience with the demands and challenges of the global marketplace.
●Extensive operating, financial and senior management experience in a succession of major companies in challenging, highly competitive industries.
●Financial, investment, and mergers and acquisitions expertise.
●The Board has determined that Mr. Akerson meets the SEC’s criteria of an “audit committee financial expert.”

Vice Chairman and Special Advisor to the Board of The Carlyle Group since March 2014. Previously, Mr. Akerson was Chairman of the Board of Directors and Chief Executive Officer of General Motors Company from January 2011 until his retirement in January 2014. Mr. Akerson was elected to the Board of Directors of General Motors Company in 2009 and was Chief Executive Officer from September 2010 to December 2010. Prior to joining General Motors Company, he was a Managing Director of The Carlyle Group, serving as the Head of Global Buyout from July 2009 to August 2010 and as Co-Head of U.S. Buyout from June 2003 to June 2009. Mr. Akerson formerly served as a director of American Express Company from April 1995 to April 2012 and currently serves as a director of the United States Naval Academy Foundation.

Nolan D. Archibald

Age: 71 Director since: 2002 Independent Committees: ●Strategic Affairs ●Executive ●Nominating and Corporate Governance
Skills and Qualifications
●Experience with the demands and challenges of the global marketplace with a focus on innovation from his prior positions as Executive Chairman of Stanley Black & Decker, Inc. and Chairman, President, Chief Executive Officer and Chief Operating Officer of The Black & Decker Corporation, companies that sold products in more than 100 countries.
●Experience in talent management, business management, strategic planning, and international business operations.
●Corporate governance expertise from service as director of large public companies.

Executive Chairman of the Board of Stanley Black & Decker, Inc. from March 2010 until his retirement in April 2013. Previously, Mr. Archibald was Chairman of the Board and Chief Executive Officer of The Black & Decker Corporation from 1986 to March 2010; President of The Black & Decker Corporation from 1985 to 2010; and Chief Operating Officer of The Black & Decker Corporation from 1985 to 1986. Mr. Archibald currently serves as a director of Brunswick Corporation and Huntsman Corporation.

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Proposal 1: Election of Directors

Rosalind G. Brewer

Age: 52 Director since: 2011 Independent Committees: ●Ethics and Sustainability ●Management Development and Compensation
Skills and Qualifications
●Experience in large-scale operations based on her positions as President and Chief Executive Officer of Sam’s Club, Executive Vice President for Walmart Stores, Inc., and more than two decades of experience as an executive with Kimberly-Clark Corporation.
●Experience in product development, product management, manufacturing, large-scale operations, supply chain logistics, and leading change management initiatives.
●Leadership and executive expertise in international consumer business operations.

President and Chief Executive Officer of Sam’s Club, a division of Walmart Stores, Inc., since February 2012. Previously, Mrs. Brewer was Executive Vice President and President of Walmart Stores, Inc.’s East Business Unit from February 2011 to January 2012; Executive Vice President and President of Walmart South from February 2010 to February 2011; Senior Vice President and Division President of Southeast Operating Division from March 2007 to January 2010; and Regional General Manager, Georgia Operations, from 2006 to February 2007. Previously, Mrs. Brewer was President of Global Nonwovens Division for Kimberly-Clark Corporation from 2004 to 2006 and held various management positions of increasing responsibility at Kimberly-Clark Corporation from 1984 to 2006. Mrs. Brewer formerly served as a director of Molson Coors Brewing Company from 2006 to 2011 and currently serves on the Board of Trustees of Spelman College.

David B. Burritt

Age: 59 Director since: 2008 Independent Committees: ●Audit ●Executive ●Management Development and Compensation ●Strategic Affairs
Skills and Qualifications
●Expertise in public company accounting, risk management, disclosure, financial system management, and business transformation from roles as CFO at United States Steel Corporation and CFO and Controller at Caterpillar Inc.
●Over 35 years’ experience with the demands and challenges of the global marketplace from his positions at United States Steel Corporation and Caterpillar Inc., a company that manufactures equipment in 20 countries and sells products in more than 180 countries.
●The Board has determined that Mr. Burritt meets the SEC’s criteria of an “audit committee financial expert.”

Executive Vice President and Chief Financial Officer of United States Steel Corporation since September 2013. Previously, Mr. Burritt was Vice President and Chief Financial Officer of Caterpillar Inc. from 2004 to June 2010; Corporate Controller and Chief Accounting Officer of Caterpillar Inc. from 2002 to 2004; held various positions of increasing responsibility at Caterpillar Inc. in finance, tax, accounting, and international operations from 1978 to 2002. Mr. Burritt formerly served as a director of Aperam from December 2010 to May 2013 and Global Brass & Copper Holdings, Inc. from 2011 until June 2014.

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Proposal 1: Election of Directors

James O. Ellis, Jr.

Age: 67 Director since: 2004 Independent Committees: ●Classified Business and Security ●Executive ●Nominating and Corporate Governance ●Strategic Affairs
Skills and Qualifications
●Industry-specific expertise and knowledge of our core customers from his service in senior leadership positions with the military.
●Expertise in aeronautical and aerospace engineering and emerging energy issues.
●Over 40 years’ experience in managing and leading large and complex technology-focused organizations, in large part as a result of serving for 35 years as an active duty member of the United States Navy.

President and Chief Executive Officer of Institute of Nuclear Power Operations from May 2005 until his retirement in May 2012. Mr. Ellis retired from active duty in July 2004 after serving as Admiral and Commander, United States Strategic Command, Offutt Air Force Base, Nebraska from October 2002 to July 2004; Commander in Chief, United States Strategic Command from November 2001 to September 2002; Commander in Chief, United States Naval Forces, Europe and Commander in Chief, Allied Forces from October 1998 to September 2000; Deputy Chief of Naval Operations (Plans, Policy and Operations) from November 1996 to September 1998. He formerly served as a director of Inmarsat plc. from June 2005 to March 2014 and currently serves as a director of Level 3 Communications, Inc., Dominion Resources, Inc., and Draper Laboratory. In February 2013, Mr. Ellis was elected to the National Academy of Engineering. He currently serves as an Annenberg Distinguished Visiting Fellow of the Hoover Institution at Stanford University.

Thomas J. Falk

Age: 56 Director since: 2010 Independent Committees: ●Audit ●Nominating and Corporate Governance
Skills and Qualifications
●Experience with the demands and challenges associated with managing global organizations from his experience as Chairman and Chief Executive Officer of Kimberly-Clark Corporation.
●Knowledge of financial system management, public company accounting, disclosure requirements, and financial markets.
●Marketing, talent management, compensation, governance, and public company board experience.
●The Board has determined that Mr. Falk meets the SEC’s criteria of an “audit committee financial expert.”

Chairman of the Board and Chief Executive Officer of Kimberly-Clark Corporation since 2003; Chief Executive Officer from 2002 and President and Chief Operating Officer from 1999 to 2002; held various senior management positions since joining Kimberly-Clark Corporation in 1983. Mr. Falk currently serves as a director of the nonprofit organizations, Catalyst, Inc., the University of Wisconsin Foundation, and The Consumer Goods Forum, and serves as a governor of the Boys & Girls Clubs of America.

24     www.lockheedmartin.com/investor

Proposal 1: Election of Directors

Marillyn A. Hewson

Age: 61 Director since: 2012 Non-Independent Committees: ●Executive
Skills and Qualifications
●Broad insight and knowledge into the complexities of global business management, strategic planning, finance, supply chain, and leveraged services based on more than two decades of experience in executive and operational roles with the Corporation and in our industry.
●Expertise in government relations, government contracting, manufacturing, marketing, and human resources.
●Corporate governance and audit expertise derived from service on boards of other multinational corporations and nonprofit organizations.

Chairman, President and Chief Executive Officer of Lockheed Martin since January 2014. Having served 32 years at Lockheed Martin in roles of increasing responsibility, she held the positions of Chief Executive Officer and President from January 2013 to December 2013; President and Chief Operating Officer from November 2012 to December 2012; Executive Vice President – Electronic Systems from January 2010 to November 2012; President, Systems Integration – Owego from September 2008 to December 2009; and Executive Vice President – Global Sustainment for Aeronautics from February 2007 to August 2008. She previously served as Chairman of the Board of Directors of Sandia Corporation from 2010 to July 2013. Ms. Hewson currently serves on the Board of Directors of E. I. du Pont de Nemours and Company (DuPont); the University of Alabama’s Culverhouse College of Commerce and Business Administration Board of Visitors; the Board of Governors of the USO; the Board of Governors of the Aerospace Industries Association; the Board of Directors of the Congressional Medal of Honor Foundation; the Board of the National Geographic Education Foundation; the Board of Directors of Catalyst, Inc.; and the International Advisory Board of the Atlantic Council. In September 2013, Ms. Hewson was appointed by President Barack Obama to the President’s Export Council, the principal national advisory committee on international trade.

Gwendolyn S. King

Age: 74 Director since: 1995 Independent Committees: ●Ethics and Sustainability ●Executive ●Nominating and Corporate Governance
Skills and Qualifications
●Experience and industry-specific knowledge of our civil customers and the demands and challenges associated with managing large organizations and regulated industries from experience as Senior Vice President at PECO Energy Company and Commissioner of the Social Security Administration.
●Expert in external communications and extensive experience in matters relating to public policy, regulatory oversight, and government relations from her senior advisory roles in two previous White House administrations.
●Corporate governance expertise and compliance experience from her service on the board of the National Association of Corporate Directors.

President of Podium Prose, a Washington, D.C. speaker’s bureau and speechwriting service, since 2000. Founding Partner, The Directors’ Council, a corporate board search firm, from October 2003 to June 2005; Senior Vice President of Corporate and Public Affairs of PECO Energy Company (formerly Philadelphia Electric Company) from October 1992 until her retirement in February 1998; and Commissioner of the Social Security Administration from August 1989 to September 1992. Mrs. King formerly served as a director of Marsh & McLennan Companies, Inc. from 1998 to May 2011 and currently serves as a director of Monsanto Company.

2015 Proxy Statement	25

Proposal 1: Election of Directors

James M. Loy

Age: 72 Director since: 2005 Independent Committees: ●Classified Business and Security ●Ethics and Sustainability ●Strategic Affairs
Skills and Qualifications
●Experience with the demands and challenges associated with managing large organizations from his service as Commandant of the Coast Guard.
●Industry-specific expertise and knowledge with our core customers including requirements for acquisition of products and services from prior senior management positions with the Department of Homeland Security, the Transportation Security Administration, and the Coast Guard.
●Leadership skills in organization transformation and redesigning larger scale operations from his 45-year career in public service.

Senior Counselor of The Cohen Group since 2005. Deputy Secretary of Homeland Security from 2003 to 2005; Administrator, Transportation Security Administration from 2002 to 2003; Commandant, U.S. Coast Guard from 1998 to 2002; Coast Guard Chief of Staff from 1996 to 1998; Commander of the Coast Guard’s Atlantic Area from 1994 to 1996. Mr. Loy formerly served as a director of L-1 Identity Solutions, Inc. from 2006 to 2011, Board of Trustees of RAND Corporation, a nonprofit organization, from 2012 until November 2014 and currently serves as a director of Rivada Networks, LLC.

Joseph W. Ralston

Age: 71 Director since: 2003 Independent Committees: ●Classified Business and Security ●Ethics and Sustainability ●Strategic Affairs
Skills and Qualifications
●Industry-specific expertise and insight into our core customers, including requirements for acquisition of products and services, from prior senior leadership positions with the military.
●Experience with large organization management and assessing human resources, equipment, cyber, and financial requirements, as well as reputational risks during his service as a senior military officer, including Vice Chairman of the Joint Chiefs of Staff.
●Skilled in executive management, logistics, and military procurement due to his distinguished career managing 65,000 troops from 23 countries as Supreme Allied Commander.

Vice Chairman of The Cohen Group since March 2003. Retired from active duty in March 2003. Commander, U.S. European Command and Supreme Allied Commander Europe, NATO, Mons, Belgium from May 2000 to January 2003; Vice Chairman, Joint Chiefs of Staff, Washington, D.C. from March 1996 to April 2000. Mr. Ralston formerly served as a director of URS Corporation from 2003 to October 2014 and currently serves as a director of The Timken Company.

Anne Stevens

Age: 66 Director since: 2002 Independent Committees: ●Management Development and Compensation ●Audit ●Executive
Skills and Qualifications
●Experience with the demands and challenges associated with managing global organizations from prior executive positions at Ford Motor Company.
●Public company management, talent management, and governance experience from prior positions as Chairman, President, and CEO of Carpenter Technology Corporation and Executive Vice President, Ford Motor Company.
●Engineering and manufacturing expertise derived from educational training and experience managing production lines at Ford Motor Company.

Chairman and Principal of SA IT Services from June 2011 until her retirement in December 2014. Previously, Ms. Stevens was Chairman, President and Chief Executive Officer of Carpenter Technology Corporation from November 2006 to October 2009; Executive Vice President, Ford Motor Company and Chief Operating Officer, The Americas, from November 2005 to October 2006; Group Vice President, Canada, Mexico and South America, Ford Motor Company from October 2003 to October 2005; Vice President, North America Vehicle Operations of Ford Motor Company from August 2001 to October 2003; and Vice President, North America Assembly Operations of Ford Motor Company from April 2001 to August 2001. Ms. Stevens is a member of the National Academy of Engineering and currently serves as a director of Anglo American plc and XL Group plc.

26     www.lockheedmartin.com/investor

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”), an independent registered public accounting firm, as the independent auditors to perform an integrated audit of the Corporation’s consolidated financial statements and internal control over financial reporting for the year ending December 31, 2015. Ernst & Young served as our independent auditors in 2014 and 2013. The services provided to the Corporation by Ernst & Young for the last two fiscal years are described under the caption “Fees Paid to Independent Auditors” below.

The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Corporation’s independent auditor in accordance with the NYSE listing standards. The Audit Committee also is responsible for the audit fee negotiations associated with the retention of Ernst & Young. The Audit Committee has discussed the advantages and disadvantages of external audit firm rotation. Further, in conjunction with the periodic mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairman are directly involved in the selection of Ernst & Young’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young to serve as the Corporation’s independent external auditor is in the best interest of our stockholders.

Stockholder approval of the appointment is not required. However, the Board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote on an advisory basis in favor of Ernst & Young, the Audit Committee will reconsider whether to hire the firm and may retain Ernst & Young or hire another firm without resubmitting the matter for stockholders approval. The Audit Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of Ernst & Young are expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

The Board unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young as independent auditors for 2015.

Pre-Approval of Independent Auditors Services

The Audit Committee pre-approves all audit, audit-related, tax, and other services performed by the independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service had previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform such service. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Audit Committee. The Audit Committee also has delegated to the Committee Chairman pre-approval authority with respect to permitted services, provided that the member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Auditors

The following table sets forth the fees billed by Ernst & Young, the Corporation’s independent auditors, for audit, audit-related services, tax services, and all other services rendered for 2014 and 2013. All fees were pre-approved in accordance with the Audit Committee’s pre-approval policy. The Audit Committee considered and concluded that the provision of these services by Ernst & Young was compatible with the maintenance of the auditor’s independence.

	2014 ($)	2013 ($)
Audit Fees (a)	16,905,000	15,275,000
Audit-Related Fees (b)	1,810,000	1,220,000
Tax Fees (c)	2,545,000	2,030,000
All Other Fees (d)	60,000	25,000

(a) Audit fees for 2014 and 2013 are for services related to the annual audit of the Corporation’s consolidated financial statements, including the audit of internal control over financial reporting, the interim reviews of the Corporation’s quarterly financial statements, statutory audits of the Corporation’s foreign subsidiaries, consultation on accounting matters, registration statements, and other documents filed by the Corporation with the SEC.

(b) Audit-related fees for 2014 and 2013 are related to audits of the Corporation’s employee benefit plans, due diligence services in connection with acquisitions, reviews of information technology systems, reviews of financial models related to customer proposals, and a carve-out audit of a business unit’s financial statements.

(c) Tax fees for 2014 and 2013 are for domestic and international tax compliance and advisory services.

(d) All other fees for 2014 are primarily for advisory work related to our 2014 Conflict Minerals Report. All other fees for 2013 are primarily for services related to government contracting matters.

2015 Proxy Statement	27

PROPOSAL 3: ADVISORY VOTE TO APPROVE
THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We ask our stockholders to vote annually to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as described in detail in the Compensation Discussion and Analysis (“CD&A”) and the accompanying tables in the Executive Compensation section beginning on page 30. This vote is commonly known as “Say-on-Pay.”

Stockholders should review the entire Proxy Statement and, in particular, the CD&A for information on our executive compensation programs and other important items.

We believe that the information provided in this Proxy Statement demonstrates that our executive compensation programs are designed to link pay to performance. Accordingly, the Board recommends that stockholders approve the compensation of our NEOs by approving the following Say-on-Pay resolution:

RESOLVED, that the stockholders of Lockheed Martin Corporation approve, on an advisory basis, the compensation of the named executive officers identified in the “Summary Compensation Table,” as disclosed in the Lockheed Martin Corporation 2015 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying footnotes and narratives.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures related to the NEOs. Although the results of the Say-on-Pay vote do not bind the Corporation, the Board will, as it does each year, continue to review the results carefully and plans to continue to seek the views of our stockholders year-round.

We currently hold our Say-on-Pay vote annually. Stockholders will have an opportunity to cast an advisory vote on the frequency of Say-on-Pay votes at least every six years. The next advisory vote on the frequency of the Say-on-Pay vote will occur no later than 2017.

The Board unanimously recommends that you vote FOR the advisory vote to approve the compensation of our named executive officers.

28     www.lockheedmartin.com/investor

EXECUTIVE COMPENSATION

Compensation Committee Report

The Management Development and Compensation Committee (“Compensation Committee”) makes recommendations to the Board of Directors concerning the compensation of the Corporation’s executives. We have reviewed and discussed with management the Compensation Discussion and Analysis below which will be included in the Corporation’s Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. Based on that review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014. The Board approved our recommendation.

Submitted on February 26, 2015, by the Management Development and Compensation Committee:

Anne Stevens, Chairman	David B. Burritt
Daniel F. Akerson	Douglas H. McCorkindale
Rosalind G. Brewer

Dear Lockheed Martin Stockholders:

The executive compensation programs of our Corporation are designed to be competitive with market practices, to attract, motivate, and retain top-tier talent and to pay for performance. The Compensation Committee is composed solely of independent directors who are responsible for providing the appropriate level of oversight that ensures executive pay is aligned with your interests as a Lockheed Martin stockholder.

When making executive pay design decisions, we consider your feedback. We also take into account the result of the Say-on-Pay vote cast by you. In 2014, more than 93% of the votes cast by stockholders approved of the compensation of Lockheed Martin’s named executive officers, compared to 85% in the prior year. Based on investor feedback, we view this strong increase in the level of support as affirmation of our compensation programs. We will continue to monitor your views through our stockholder engagement program.

Lockheed Martin is proud to be part of your portfolio and to share the results of a very successful year of financial, strategic, and operational performance.

Sincerely,

Anne Stevens, Chairman	David B. Burritt

Daniel F. Akerson	Douglas H. McCorkindale

Rosalind G. Brewer

2015 Proxy Statement	29

Executive Compensation

Compensation Discussion and Analysis (CD&A)

This CD&A discusses the compensation decisions for the NEOs listed in the Summary Compensation Table on page 50. The NEOs are:

NEO	Title in 2014	Years in Position At End of 2014 (rounded)	Years of Service At End of 2014 (rounded)
Marillyn A. Hewson	Chairman of the Board, President and Chief Executive Officer*	2	32
Bruce L. Tanner	Executive Vice President and Chief Financial Officer	7	33
Sondra L. Barbour	Executive Vice President, Information Systems & Global Solutions	2	28
Orlando P. Carvalho	Executive Vice President, Aeronautics	2	35
Maryanne R. Lavan	Senior Vice President, General Counsel and Corporate Secretary	5	25

*	Ms. Hewson was elected President and CEO effective January 1, 2013 and Chairman effective January 1, 2014.

To assist stockholders in finding important information, this CD&A is organized as follows:

30     www.lockheedmartin.com/investor

Executive Compensation

Executive Summary

Our 2014 Performance

Lockheed Martin delivered another year of strong performance in 2014 despite a challenging environment with evolving customer requirements and a volatile security landscape.

Several of our key financial metrics were better than expected, including sales of $45.6 billion (above the top end of the range of our outlook at the beginning of 2014), segment operating profit of $5.6 billion, diluted earnings per share from continuing operations of $11.21; new orders of $43.3 billion; net earnings from continuing operations of $3.6 billion (up 23% from 2013); and cash from operations of $3.9 billion. In 2014, we returned $1.8 billion in dividends to our stockholders, our twelfth consecutive year of double-digit dividend growth. We also repurchased 11.5 million shares of stock for $1.9 billion.

Across the enterprise, we continued to strengthen our customer relationships and achieved 100% Mission Success® (on critical client events and deliverables) for the third consecutive year. The F-35 Lightning II program made strides in development testing, production deliveries, and international orders. Our Littoral Combat Ship program has advanced both in production and in deployment. Lockheed Martin’s Joint Light Tactical Vehicle program surpassed 159,000 miles of Engineering & Manufacturing Development durability testing in 2014. We have continued to invest in our information technology business, expanding our capability in the growing fields of cyber security, commercial aerospace, and healthcare information technology. The successful first flight test of the Orion Multipurpose Crew Vehicle captured the imaginations of people around the world. Finally, we continued to grow our international business and expand our partnerships in various countries.

Through these accomplishments, Lockheed Martin delivered one-year and three-year total stockholder returns (“TSR”) that significantly exceeded the Dow Jones Industrial, S&P 500, S&P Industrials, NASDAQ, and S&P Aerospace & Defense (“S&P Aerospace”) indices for the one- and three-year periods ended December 31, 2014.

1-Year TSR

3-Year TSR

Compensation Overview

Our executive compensation programs covering our NEOs are designed to attract and retain critical executive talent, to motivate behaviors that align with stockholders’ interests, and to pay for performance. The majority of our NEOs’ pay is variable and contingent on performance, and approximately 70%, on average, is in the form of long-term incentives (“LTI”).

To ensure pay is competitive with market practices, we conduct benchmarking analyses each year when establishing base salary, annual incentive target opportunities, and LTI target opportunities. Each element of compensation is benchmarked against the 50th percentile, which we refer to as “market rate,” of a comparator group of companies, as shown on page 36. For executives new to their role, we target 85% of the market rate (50th percentile) and will consider increasing pay to 100% of the market rate over a three-year period based on a variety of factors including individual performance, experience, time in position, and critical skills. Although target incentive opportunities are set by reference to the market rate, incentive plan terms provide for actual payouts to be based upon performance results. In light of the Corporation’s performance, above-target payouts were made under the 2014 annual incentive and 2012–2014 performance-based LTI components.

We also provide retirement programs and perquisites that are competitive in our industry and security that is appropriate for the business in which we operate.

2015 Proxy Statement	31

Executive Compensation

2014 Chairman, President & CEO Compensation

Base Salary. Two years into her role as CEO, Ms. Hewson’s 2014 base salary of $1,520,000 was set at 92.5% of the market rate (50th percentile of CEOs’ base salaries in our size-adjusted comparator group of companies). This amount was consistent with the Compensation Committee’s philosophy for executives in the second year of their role.

Annual Incentive. Ms. Hewson’s target annual incentive amount for 2014 was $2,660,000 (175% of salary), representing 92.5% of the market rate. Although her annual incentive target percentage of 175% is at the market rate, Ms. Hewson’s annual incentive target amount is below the market rate because her base salary was set at 92.5% of the market rate. Based on performance results relative to pre-established annual targets, Ms. Hewson was awarded 180% of her target or $4,788,000 under the annual incentive plan for 2014 performance.

Long-Term Incentive Opportunity. Ms. Hewson’s LTI award opportunity for 2014 of $11,120,120 was also set at 92.5% of the market rate consistent with our philosophy for executives in the second year of their role.

2012–2014 Long-Term Incentive Performance (“LTIP”) Award. Under the 2012–2014 LTIP, Ms. Hewson’s target award of $1,380,000 was established during her previous role as Executive Vice President, Electronic Systems. She received a payout of 164.7% of her target consistent with all plan participants or $2,272,860 in cash based on performance results relative to the three-year performance goals that were established in 2012.

Pension. The increase in Ms. Hewson’s salary and annual incentive target between 2012 to 2014, coupled with her 32 years of tenure with Lockheed Martin, led to a significant increase in the value of her pension through the application of the standard pension formula in the plan. The formula is based on years of service and pension eligible compensation and is the same formula applied to all employees receiving a pension benefit under our defined benefit plan. None of our executives received additional years of service credits or other forms of formula enhancements under our pension plan. Approximately $5 million of the $15.8 million change in pension value reported in the Summary Compensation Table for Ms. Hewson (on page 50) is the result of lower interest rates and new longevity assumptions that reflect longer life expectancies, which also apply to all employees eligible for the pension.

Pay Mix. We believe that, to the maximum extent possible, the compensation opportunities of our CEO should be variable and the variable elements of the compensation package should tie to the Corporation’s long-term success and the achievement of sustainable long-term total return to our stockholders. As shown in the chart below, a significant portion of our CEO’s target compensation is variable and in the form of LTI and more than half of total target pay is in the form of equity.

CEO TARGET OPPORTUNITY MIX*

*Fixed vs. variable and cash vs. equity components are designated in the Core Compensation Elements table on page 37. We consider base salary and annual incentives as short-term pay and performance stock units, LTIP, and restricted stock units as long-term pay. We do not consider retirement or other compensation components in the chart.

32     www.lockheedmartin.com/investor

Executive Compensation

Our Compensation Programs Incorporate Best Practices

Best Practices in Our Program
✓	Pay for performance
✓	Active stockholder engagement program
✓	Market-based approach for determining NEO target pay
✓	LTI based on Relative TSR and value-driving financial metrics
✓	Caps on annual and long-term incentives
✓	Lower cap for performance stock units (“PSUs”) when TSR is negative
✓	Perquisites limited to those that are business-related
✓	Severance provisions at or below market
✓	Clawback policy on all variable pay
✓	Double-trigger provisions for change in control (for all grants after 2012)
✓	Consideration by Compensation Committee of stockholder dilution and burn rate in equity grant decisions
✓	Stock ownership requirements
✓	Annual comparator group review
✓	Policy prohibiting hedging or pledging of company stock by directors, officers, and employees
✓	Plan design and administration used to minimize incentives for imprudent risk taking
✓	Independent consultant reports directly to the Compensation Committee

Practices We Do Not Engage In or Allow
✕	No employment agreements (other than exit transitions)
✕	No option backdating, cash out of underwater options or repricing
✕	No excise tax assistance upon a change in control
✕	No individual change in control agreements
✕	No automatic acceleration of unvested incentive awards in the event of termination
✕	No enhanced retirement formula or inclusion of LTI in pensions
✕	No enhanced death benefits for executives

2014 Say-on-Pay Vote Results & Stockholder Engagement

At our 2014 Annual Meeting, more than 93% of the votes cast by our stockholders approved our Say-on-Pay proposal, a considerable increase over the 85% approval at our 2013 Annual Meeting. As the result of the strong support conveyed by the vote, input received from stockholders, as well as other factors conveyed in this CD&A, the Compensation Committee made no significant changes to its compensation decisions and policies in 2014.

We proactively engage with our key investors throughout the year to understand the issues that matter most to them as it relates to our executive compensation programs and corporate governance practices. We considered the input of our stockholders and emerging best practices in adopting our executive pay programs.

During 2014, we engaged with representatives of stockholders owning more than 40% of our outstanding shares. Most investors with whom we met reacted positively to our pay governance and executive compensation programs.

Since the advent of Say-on-Pay, we have taken several positive steps to ensure that our pay governance and programs are aligned with investor expectations and emerging best practices.

We welcome feedback regarding our executive compensation programs and will continue to engage with our stockholders in 2015.

2015 Proxy Statement	33

Executive Compensation

Summary of Compensation Approach

Our Decision-Making Process

The Compensation Committee seeks input from our CEO and other members of our management team as well as input and advice from the independent compensation consultant to ensure the Corporation’s compensation philosophy and all information relevant to individual compensation decisions are taken into account.

Independent Pay Governance

Independent Board Members	Independent Compensation Committee
Reviews and approves the compensation of the CEO and the NEOs. Reviews with management, at least annually, the CEO and other senior positions succession plan and executive talent pool.

Reviews and approves corporate objectives relevant to NEO compensation. Evaluates the performance of the CEO and each NEO against specified objectives. Recommends to the independent members of the Board the compensation of the CEO and each NEO.

Independent Compensation Consultant	Stockholders & Other Key Stakeholders
Provides advice on executive pay programs and best practices. Provides design advice for annual and LTI vehicles and other compensation and benefit programs.	Provide feedback on various executive pay practices and governance during periodic meetings with management that is also reviewed by and discussed with our independent Board members.

The following summary sets forth the responsibilities of various parties in connection with the implementation of our compensation programs.

Role	Responsibilities
Independent Compensation Committee: Anne Stevens, Chairman Daniel F. Akerson Rosalind G. Brewer David B. Burritt Douglas H. McCorkindale
●Reviews and approves corporate objectives relevant to NEO compensation.
●Evaluates and approves the performance of the CEO and each NEO against specified individual objectives.
●Recommends to the independent members of the Board the compensation of the CEO and each NEO.
●Approves Enterprise and Business Segment performance measures, weightings, and goals for the annual and LTI compensation plans.
●Reviews proposed candidates for senior executive positions and recommends their compensation to the Board.
●Approves equity and other LTI grants. This authority resides solely in the Compensation Committee (subject to ratification by the independent members of the Board) and has not been delegated to any member of management.

Independent Members of Board of Directors	●Reviews and approves the compensation of the CEO and the NEOs. ●Reviews with management, at least annually, the CEO and other senior position succession plan and executive talent pool.
Independent Compensation Consultant: Meridian Compensation Partners, LLC (“Meridian”)
●Provides input to the Compensation Committee’s decision-making on executive compensation matters in light of the Corporation’s business strategy, pay philosophy, prevailing market practices, stockholder interests, and relevant regulatory mandates.
●Provides advice on executive pay philosophy and relevant peer groups.
●Provides design advice for short-term and LTI vehicles and other compensation and benefit programs.
●Provides input to and interprets the results of, or conducts, competitive market studies as background against which the Compensation Committee can consider CEO and senior management compensation.
●Reviews and provides an independent assessment of the data and materials presented by management to the Compensation Committee, including data provided by the regular compensation consultant of the Corporation.
●Participates in Compensation Committee meetings as requested and communicates with the Chairman of the Compensation Committee between meetings.
●Advises the Compensation Committee about emerging best practices and changes in the regulatory and corporate governance environment.
●Reviews the CD&A and provides input to the Compensation Committee.

34     www.lockheedmartin.com/investor

Executive Compensation

Role	Responsibilities
Management
●The CEO reviews and approves corporate goals and objectives and provides feedback to the Compensation Committee on compensation and performance of the other NEOs and other senior management.
●The EVP and CFO develops internal financial goals for both our annual and LTI programs, which are reviewed by the CEO before presentation to the Compensation Committee for consideration and approval.
●The Senior Vice President, Human Resources (“SVP HR”) presents a schedule with a market rate for each compensation element (base salary, annual incentive, and LTI) to the Compensation Committee and consults with the CEO on recommended compensation for senior executives. The SVP HR does not recommend a specific amount of compensation for the CEO.

Corporation’s Compensation Consultants: Aon Hewitt & Towers Watson
●Provide management with market data and compensation practices from our comparator group.
●Perform market research and other analyses to assist management in making plan design recommendations to the Compensation Committee and the Board.

How We Determine Market Rate Compensation

As a starting point, for each of the principal elements of executive compensation we define the “market rate” as the size-adjusted 50th percentile of the comparator group of companies we have identified for compensation purposes. Size-adjusted market rates were calculated for us by Aon Hewitt using regression analysis. This statistical technique accounts for revenue size differences within the peer group and results in a market rate for all compensation elements consistent with our revenue relationship to our peers. We also may adjust the market rate to reflect differences in an executive’s job scope relative to the industry or the comparator group of companies, as appropriate.

Actual annual and long-term incentive compensation earned by executives may be above or below the target level we set for each executive based on our performance results against pre-established metrics and goals. Our incentive plans are designed so that actual performance in excess of the performance targets results in payouts above target and actual performance below the performance targets results in payouts below target or no payout.

How We Select the Comparator Group for Market Rate and Performance Purposes

Companies for Market Rate Determination

We regularly review our comparator group to maintain relevancy and to ensure the availability of data, while seeking to avoid significant annual changes in the group to ensure a level of consistency.

To establish the market rate for each of the principal elements of compensation, we select a group of publicly-traded companies (our comparator group) to identify market rates for all pay elements. Because the number of comparable companies with our revenue level is not extensive, we include companies in our comparator group based on a number of factors, including:

●	Similarity in size (a high correlative factor in determining pay), generally between one-half and two times our annual revenue.
●

Participation in the Aon Hewitt executive compensation survey (our primary source for data in making market comparisons); this enables us to obtain reliable data for market comparisons that otherwise may not be publicly available.

●

Industrial companies and, to the extent possible, companies that compete in the aerospace and defense industry; this enables comparison with companies that face similar overall labor costs and market fluctuations.

●

Companies that are included in the executive talent pool we consider when recruiting outside talent. Competitive conditions and a limited number of comparably sized aerospace and defense companies require us to recruit outside the core aerospace and defense companies for a broad range of disciplines (e.g., finance, human resources, supply chain management) to obtain individuals with a broad range of skills that are transferable across industries.

●	Companies with comparable executive officer positions or management structures, which enables more appropriate compensation comparisons.

We do not consider market capitalization in selecting our comparator group because market capitalization can change quickly as industries and companies go in and out of favor as investments and as companies restructure. Market capitalization may be more reflective of future expectations about a particular company’s growth potential rather than its actual financial performance or complexity.

The data presented to and considered by the Compensation Committee regarding the level of compensation at the Corporation’s comparator group of peer companies was developed from the proprietary results of the Aon Hewitt executive compensation survey, subject to review by Meridian. All of the comparator group companies participate in the Aon Hewitt survey.

2015 Proxy Statement	35

Executive Compensation

At the beginning of 2014, based on the objectives and criteria summarized above, we selected the following companies as our comparator group for purposes of establishing market rate compensation for each of the principal elements of our compensation programs. Our 2014 revenue represented the 59th percentile of our comparator group.

Comparator Group Rationale
Company	A&D Industry	Similarity (size, revenue, geographic presence or business model)	Comparable Executive Officer Positions (scope, responsibilities)	Participation in Executive Compensation Survey
3M Company
The Boeing Company
Caterpillar Inc.
Cisco Systems, Inc.
Deere & Company
The Dow Chemical Company
E. I. du Pont de Nemours & Company
FedEx Corporation
General Dynamics Corporation
Honeywell International Inc.
Intel Corporation
International Paper Company
Johnson Controls, Inc.
Northrop Grumman Corporation
Raytheon Company
United Parcel Service, Inc.
United Technologies Corporation

Consideration of Internal Pay Equity

Consistent with past practice, the Compensation Committee reviewed the pay relationship of the CEO to the other NEOs as part of the January 2014 and January 2015 meetings. This material was presented to the Compensation Committee by Meridian in its capacity as the Committee’s independent compensation consultant.

Compensation and Risk

The Corporation’s executive and broad-based compensation programs are intended to promote decision-making that supports a pay for performance philosophy while utilizing the following risk mitigating features:

●Mix of fixed and variable pay opportunities
●Multiple performance measures, multiple time periods and capped payouts under the incentive plans
●Stock ownership requirements
●Oversight by Board Committees
●Clawback policy

●Moderate severance program
●Moderate post-employment restrictive covenants
●Institutional focus on ethical behavior
●Annual risk review
●Compensation Committee oversight of equity run rate and overhang

At the Compensation Committee’s request, Meridian reviews all executive and broad-based compensation programs annually and determined that risks arising from our incentive compensation programs are not reasonably likely to have a material adverse effect on the Corporation as a whole.

36     www.lockheedmartin.com/investor

Executive Compensation

2014 Named Executive Officers’ Compensation

Guiding Pay Principles

●	Attract, motivate, and retain highly competent executives
●	Align target pay to the market 50th percentile for all compensation elements
●	Link pay to Enterprise, Business Segment, and Individual performance
●	Provide an appropriate mix of short-term vs. long-term pay and fixed vs. variable pay
●	Align to stockholder interests and long-term company value

Core Compensation Elements

Our compensation programs are designed to provide a mix of short- and long-term compensation, fixed and variable pay, and cash and equity-based compensation, as well as to reflect our philosophy of providing pay for performance. Retirement or “all other compensation” programs are not included in our core compensation elements below (additional information about these programs can be found on page 45).

WHAT?	Cash	Cash	Equity	Cash	Equity

WHEN?	Annual	Annual	3-year Performance Cycle	3-year Performance Cycle	3-year Cliff Vesting

HOW? Measures, Weightings & Payouts	Individual performance, experience, time in position, and critical skills	Enterprise Performance (60% Financial, 20% Strategic, 20% Operational) X Business Segment Performance (60% Financial, 20% Strategic, 20% Operational) X Individual Performance Payout: 0-200% of target	Relative TSR* ROIC** Performance Cash**	(50%) (25%) (25%)	Value delivered through Long-Term Stock Price Performance
			●Award 0-200% of target # of shares ●400% of Fair Market Value on date of grant X shares earned ●Relative TSR measure capped at 100% if TSR is negative	●Payout: 0-200% of target

WHY?	Provides competitive levels of fixed pay to attract and retain executives	Attracts and motivates executives by linking annual company, Business Segment and individual performance to an annual cash incentive	Creates strong alignment with stockholder interests by linking long-term pay to key performance metrics and stock price		Promotes retention of key talent and aligns executive and stockholder interests

*	Relative TSR performance is measured against our industry peers in the S&P Aerospace Index.
**	See Appendix A for explanation of non-GAAP terms.

2015 Proxy Statement	37

Executive Compensation

2014 Target Compensation

Consistent with our pay philosophy to consider moving executives from 85% to 100% of the market rate (50th percentile) over a three-year period assuming they perform effectively in their new roles, Ms. Hewson’s, Ms. Barbour’s, and Mr. Carvalho’s target pay levels were aligned to 92.5% of the market rate given it was the second year in their respective roles. Mr. Tanner and Ms. Lavan had been in their respective roles for multiple years and were aligned to the market rate.

	Base Salary ($)	Annual Incentive		2014 LTI Grant ($)	Total Target Direct Compensation ($)
		Target %	Target Amount ($)
NEO
Ms. Hewson	1,520,000	175	2,660,000	11,120,120	15,300,120
Mr. Tanner	890,209	105	934,719	4,050,119	5,875,047
Ms. Barbour	654,050	90	588,645	2,613,118	3,855,813
Mr. Carvalho	726,156	95	689,848	3,006,326	4,422,330
Ms. Lavan	706,198	95	670,888	2,650,053	4,027,139

Base Salary

Base salaries are reviewed annually and may be increased to reflect the executive’s individual performance and/or adjusted to align more appropriately with the market rate (50th percentile). In establishing the base salary for each NEO, we determined the market rate using comparator group company data and evaluate whether the market rate should be adjusted up or down based on differences in the scope of the NEO’s position as compared to the industry and the comparator group companies. For 2014, we did not apply adjustments to the market rate for any of the NEOs.

The Compensation Committee establishes an executive’s base salary relative to the market rate with consideration for the executive’s individual performance, experience, time in position, and critical skills.

Annual Incentive

The annual incentive uses a “multiplicative approach” to determine bonuses based on Enterprise, Business Segment, and Individual performance as follows:

Target Award	X	Enterprise Performance Factor	X	Business Segment Performance Factor	X	Individual Performance Factor	=	Payout
		- Financial (60%)		- Financial (60%)
		- Strategic (20%)		- Strategic (20%)
		- Operational (20%)		- Operational (20%)

Because we multiply the Enterprise, Business Segment, and Individual performance factors together, a zero rating on any factor results in no payout. Under the terms of our 2014 annual incentive program, the CEO’s bonus may not exceed 0.3% of Performance Cash (see Appendix A for non-GAAP definition) and the bonus for each of the other NEOs cannot exceed 0.2% of Performance Cash. Annual incentive payouts may not exceed 200% of the target award.

The Compensation Committee adopted these parameters to establish the structure around which annual incentive decisions would be made, to align participants to the performance of the overall Enterprise, and to use financial performance as a core element of the rating. Although the annual incentive plan uses a formulaic approach, the Compensation Committee retains discretion, which includes choosing and approving metrics, assessing strategic, operational, and individual performance of our NEOs and approving the final ratings for each factor based on performance results. The Business Segment factor applied to the corporate officers (Ms. Hewson, Mr. Tanner, and Ms. Lavan) is the average of all Business Segment performance factors, which can be adjusted up or down (maximum 0.05) based on the Compensation Committee’s assessment. In accordance with the annual incentive plan, factors are determined in .05 increments (i.e., there are no factors between .05 increments).

Establishment of 2014 Goals

At its January 2014 meeting, the Compensation Committee approved corporate objectives for 2014 reflecting financial, strategic, and operational goals. These objectives serve as the corporate organizational goals for all participants as well as the individual goals of the CEO. The Compensation Committee used the guidance we disclosed publicly at the beginning of the year for our financial metrics as disclosed in the 2014 proxy statement. We believe this approach to setting the financial metrics for annual bonus purposes appropriately links compensation to our effectiveness in meeting our public commitments to our stockholders.

38     www.lockheedmartin.com/investor

Executive Compensation

Financial Commitments: Our financial commitments are established at the completion of our annual long-range planning process and are consistent with our long-range plan commitments. The long-range planning process includes reviews of the assumptions used by the Business Segments in generating their financial projections, such as industry trends and competitive assessments, current and future projected program performance levels, and the risks and opportunities surrounding these baseline assumptions. Business Segment financial projections are also compared against historical patterns of performance. The long-range plan on which our financial goals are based is tied to the business environment in which we operate, which can vary year over year. In recent years, the U.S. Government, representing 79% of our net revenues for 2014, has faced significant deficit reduction pressures that are likely to continue. These constraints have affected members throughout the aerospace and defense industry, including expectations of financial performance that correspond to our incentive goals.

Our long-range plan values for Orders, Sales, Segment Operating Profit (see Appendix A for definition of non-GAAP terms), and cash from operations become the target level (1.0 rating) for each of these metrics. We established maximum (1.30 rating for Enterprise, 1.25 rating for Business Segments) and threshold payout levels (0.50 rating) around these targets based on a review of historical performance against long-range plan commitments for each of the four annual incentive goal metrics. We used straight-line interpolation between target and both maximum and minimum historical performance levels. In all cases, payouts deteriorate more rapidly as we move from target level to the minimum payout level compared to the level of increase as we move from target level to maximum payout level. This asymmetry reflects the importance we place on meeting our financial goals.

Strategic and Operational Commitments: Our strategic and operational performance assessments are inherently different than financial performance assessments. For the 2014 performance year, objective metrics were set for each of our strategic and operational commitments at the beginning of the year. The Compensation Committee used these as a reference point for its assessment along with past levels of performance to identify the top and bottom of the performance rating range and the expected target level. The Compensation Committee also took into account qualitative considerations that could not be forecasted reliably and used discretion where appropriate to evaluate the level of performance. For example, because some strategic goals, such as having “no Red Programs” are aspirational in nature, achieving the goal represents the maximum rating rather than the target rating (we designate a program as a “Red Program” when it has a value over $100 million and exhibits significant cost, schedule, technical, or quality challenges).

Performance Ratings

Performance results for 2014 were assessed using the rating scales below. The higher maximum rating for the Enterprise performance factor reflects the importance we place on company-wide results.

●	Enterprise performance (0.00 or 0.50 – 1.30 rating)
●	Business Segment performance (0.00 or 0.50 – 1.25 rating)
●	Individual performance (0.00 or 0.50 – 1.25 rating)

Enterprise Performance Component

Enterprise Financial Assessment (60% of Enterprise Performance Component)

We exceeded the target ranges established at the beginning of the year for all of the financial measures. In assessing performance against our cash from operations goal, we add back unplanned pension contributions so that the impact on incentive compensation is not a factor in the decision to make the additional pension contribution. Therefore, cash from operations was assessed after adding back $1 billion in unplanned contributions made to the pension fund in the 4th quarter 2014. Based on an adjusted result of $4,866M, the Compensation Committee determined that the target was “Exceeded.”

2014 Financial Measures	Weighting %	2014 Goals ($)	Reported / Assessed Results ($)	2014 Assessment
Orders	20	41,500 – 43,000M	43,283M	Exceeded
Sales	20	44,000 – 45,500M	45,600M	Exceeded
Segment Operating Profit*	30	5,175 – 5,325M	5,588M	Exceeded
Cash from Operations	30	≥ 4,600M	3,866M / 4,866M	Exceeded

*     See Appendix A for definition of non-GAAP terms.

Performance Rating (Financial)	1.16

2015 Proxy Statement	39

Executive Compensation

Enterprise Strategic Assessment (20% of Enterprise Performance Component)

The Enterprise strategic performance goals were set to further develop focus around growth of the core businesses, sustaining return in new businesses, maximizing international and adjacent business opportunities, and talent management. We exceeded the target for each goal in this category.

2014 Strategic Measures	Weighting %	Assessment Summary	2014 Assessment
Meet all Corporate focus program objectives for 2014 and drive new business capture through winning new business, maintaining all follow-on program value and adjacent market opportunities.	60	●Business capture and retention of existing business exceeded target level.	Exceeded
Identify international growth opportunities and successfully meet long-range plan.	20	●Continued expansion, increased orders and exceeded sales goals in international markets.	Exceeded
Embed our workforce planning strategies to define the capabilities needed for today and tomorrow – delivering an integrated talent management strategy that reinforces our culture of leadership, performance, and inclusion.	20	●Exceeded workforce goals through retention, merit increase differentiation, and placement of high performers in critical positions.	Exceeded

Performance Rating (Strategic)	1.15

Enterprise Operational Assessment (20% of Enterprise Performance Component)

The operational performance targets were set with a focus on achieving Mission Success and no Red Programs. We exceeded the target for Mission Success (based on a list of identified critical client events or deliverables), successfully completing 100% of scheduled events for only the third time in the Corporation’s history. Additionally, given the difficulty of achieving an aspirational goal of no Red Programs (considering there are over 200 programs that are valued over $100 million), the maximum assessment applies only if the goal was accomplished.

2014 Operational Measures	Weighting %	Assessment Summary	2014 Assessment
Perform successfully (achieve Mission Success) on identified critical events.	50	●100% Mission Success in targeted events.	Maximum
Have no Red Programs (Note: Having no Red Programs would result in a maximum rating).	50	●Continued reduction in Red Programs compared to prior years.	Exceeded

Performance Rating (Operational)	1.26

Overall Enterprise Performance Factor

As described, the Enterprise Performance Factor was based on a formulaic approach with 60% weighted on financial performance, 20% weighted on strategic performance, and 20% weighted on operational performance. Based on the results discussed above, the 2014 Enterprise Performance Factor for the NEOs was 1.20.

Goal	Performance Rating	Weighting	Result
Financial	1.16	X .60	.70
Strategic	1.15	X .20	.23
Operational	1.26	X .20	.25
NEO Enterprise Factor (Rounded to nearest .05)			1.20

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Executive Compensation

Business Segment Performance Component

At the January 2014 meeting, the Compensation Committee approved key financial, strategic, and operational performance commitments that would be used to evaluate each Business Segment’s performance. As a result, the Compensation Committee assessed financial, strategic, and operational goals specific to each Business Segment to determine the performance factors. The following chart describes indicative accomplishments of each Business Segment among a wide range of measures and performance results that were reviewed.

Business Segment	Measure	Weighting %	Indicative Financial, Strategic, and Operational Accomplishments	Performance Factor
Aeronautics	Financial Strategic Operational	60 20 20	●Exceeded Sales, Segment Operating Profit, and Cash from Operations targets. ●Increased stability, customer satisfaction and met deliveries of core programs. ●100% Mission Success.	1.15
Information Systems & Global Solutions	Financial Strategic Operational	60 20 20	●Exceeded all financial targets. ●Successful expansion in international markets through key wins and acquisitions. ●100% Mission Success.	1.20
Missiles and Fire Control	Financial Strategic Operational	60 20 20	●Exceeded Sales, Segment Operating Profit, and Cash from Operations targets. ●Significant expansion into adjacent markets and secured key international contracts. ●100% Mission Success.	1.20
Mission Systems and Training	Financial Strategic Operational	60 20 20	●Exceeded Orders, Segment Operating Profit, and Cash from Operations targets. ●Secured key contracts both domestically and internationally. ●100% Mission Success.	1.20
Space Systems	Financial Strategic Operational	60 20 20	●Significantly exceeded all financial targets. ●Successful acquisitions and restructuring of operations. ●100% Mission Success, including launch of Orion.	1.25
LM International*	Financial Strategic Operational	60 20 20	●Exceeded Sales, Segment Operating Profit, and Cash from Operations targets. ●Improved customer relationships and strategies in various countries. ●Effective transition of new leadership.	1.15
EO Business Segment Factor (Rounded Average)				1.20

*

LM International supports each of the other Business Segments named above in our strategy to grow our international sales. Our international operating results are included within each of the other Business Segments’ operating results as presented in our 2014 Annual Report on Form 10-K.

Individual Performance Component

For 2014, the Compensation Committee used the following individual performance definitions which align with the Corporation’s individual performance management system:

Factor	Performance Definitions
1.15 – 1.25	Significantly exceeded all or majority of commitments and met or exceeded all behavioral expectations.
1.00 – 1.15	Exceeded all or majority of commitments and met or exceeded behavioral expectations.
0.75 – 1.00	Achieved all or majority of commitments and met all or majority of behavioral expectations.
0.00 or 0.50 – 0.75	Did not achieve majority of commitments and/or did not meet majority of behavioral expectations.

2015 Proxy Statement	41

Executive Compensation

In January 2015, the Compensation Committee assigned a factor for each NEO based on individual performance goals established at the beginning of 2014. The individual goals and assessments take into account both the Enterprise and/or Business Segment results, as well as the individual’s impact on the overall organization, the difficulty of their roles and leadership contributions. The Compensation Committee evaluated the performance of each of our NEOs against his or her pre-established goals and assigned an individual performance factor for their 2014 awards. The Compensation Committee concluded that the performance of each of the NEOs exceeded his or her commitments for the year and warranted an individual performance factor above the 1.0 target level. In making that determination, the Compensation Committee took a wide range of accomplishments into account including, but not limited to, the following:

NEO	Performance Considerations		Performance Factor
Ms. Hewson	●	Exceeded all Enterprise financial, strategic, and operational goals.	1.25
	●	Drove international business growth through key wins, resource allocation, and strategic initiatives.
	●	Positioned company for continued value creation through strong backlog and cash flow, pipeline of innovation, and strong operational performance.
Mr. Tanner	●	Exceeded all Enterprise financial goals; maintained backlog over $80B.	1.25
	●	Successfully engaged with key investors.
	●	Provided financial leadership for pension redesign implementation.
Ms. Barbour	●	Exceeded all IS&GS financial goals.	1.15
	●	Expanded international business; significantly exceeding orders plan with key wins.
	●	Completed three key acquisitions in core growth markets.
Mr. Carvalho	●	Exceeded Sales, Segment Operating Profit, and Cash from Operations goals.	1.20
	●	Led substantive progress in development and maturation of the F-35 aircraft.
	●	Ensured key deliveries were achieved and made significant progress in securing new orders.
Ms. Lavan	●	Successful litigation management.	1.20
	●	Broadened investor engagement.
	●	Leadership in cross-functional initiatives.

Summary of Annual Incentive Payout Calculations

NEO	Base Salary ($)	Target % of Salary (%)	Target Award ($)	X	Enterprise Factor	X	Business Segment Factor	X	Individual Factor	=	Payout* ($)
Ms. Hewson	1,520,000	175	2,660,000		1.20		1.20		1.25		4,788,000
Mr. Tanner	890,209	105	934,719		1.20		1.20		1.25		1,682,500
Ms. Barbour	654,050	90	588,645		1.20		1.20		1.15		974,800
Mr. Carvalho	726,156	95	689,848		1.20		1.15		1.20		1,142,400
Ms. Lavan	706,198	95	670,888		1.20		1.20		1.20		1,159,300

*	Final payouts are rounded to the nearest hundred.

42     www.lockheedmartin.com/investor

Executive Compensation

2014 Long-Term Incentive Compensation

The following summary shows the 2014 LTI compensation mix for the CEO, EVPs, and Senior Vice Presidents (SVPs) and other principal terms of the awards.

	% of Target LTI	Form	Principal Terms of Awards
PSUs	50	Equity	Minimum, target and maximum award levels based on three-year:
			●	Relative TSR (50%)
			●	ROIC* (25%)
			●	Performance Cash* (25%)
			●	The PSUs are subject to the following caps:
				–	200% of target shares
				–	400% of Fair Market Value on date of grant times shares earned
				–	Relative TSR measure capped at 100% if TSR is negative
LTIP	20	Cash	Minimum, target and maximum award levels based on three-year:
			●	Relative TSR (50%)
			●	ROIC* (25%)
			●	Performance Cash* (25%)
Payout is capped at 200% of target
RSUs	30	Equity	RSUs vest 100% after three years from the grant date
Grant Date Value cannot exceed:
			●	CEO – 0.2% of actual 2014 Performance Cash
			●	Other Elected Officers – 0.1% of actual 2014 Performance Cash

*	ROIC and Performance Cash targets for PSUs and LTIP represent the amounts reflected in the long-range plan for the applicable performance period.

In making its determinations about the appropriate level of equity grants for 2014, the Compensation Committee took into consideration a variety of factors, including the number of awards outstanding and shares remaining available for issuance under the Corporation’s equity incentive plans, the number of shares that would be issued under contemplated awards over the range of potential performance achievement, the total number of the Corporation’s outstanding shares, the resulting implications for stockholder dilution, and the number of shares granted to our executives per year. The Compensation Committee believes that the Corporation’s equity compensation program appropriately balances its objectives with those considerations.

PSU Awards (50% of the LTI award)

PSU awards are calculated by multiplying the overall target LTI award value by the weighting assigned to the PSU element. The total PSU value is then multiplied by the weighting assigned to each PSU component (50% to Relative TSR, 25% to ROIC, 25% to Performance Cash). The number of PSUs granted is determined by the fair value of each PSU element on the date of grant.

Each NEO’s PSU target number of shares is determined at the beginning of the three-year performance period and the actual number of shares earned at the end of the period is calculated based on our performance measured against the three financial metrics: Relative TSR, ROIC, and Performance Cash.

The number of shares granted at the end of the cycle can range from 0% to 200% of the applicable target number of shares. If TSR is negative at the end of the performance cycle, the rating for the Relative TSR measure is capped at 100%. In addition, the maximum value that can be earned under a PSU grant is 400% of the Fair Market Value on the date of grant times the shares earned. The award calculation is formulaic and no adjustment can be made to the final number of shares granted.

LTIP Awards (20% of the LTI award)

LTIP awards are calculated by multiplying the overall target LTI award value by the weighting assigned to the LTIP element.

Each NEO’s LTIP target is determined at the beginning of the three-year performance period and the actual award earned at the end of the period is calculated based on the same performance measures as the PSUs: Relative TSR, ROIC, and Performance Cash. Payouts can range from 0% to 200% of the applicable target. The award calculation is formulaic and no adjustment can be made to the final payout factor.

For the 2014–2016 LTIP grants, any amount payable to a single participant in excess of $10 million will be forfeited.

RSU Awards (30% of LTI award)

RSU awards are calculated by multiplying the overall target LTI award value by the weighting assigned to the RSU element. The number of RSUs granted is determined by the fair value on the date of grant.

All RSUs awarded to NEOs in 2014 were subject to forfeiture to the extent the grant date value of the RSUs exceeded 0.2% of 2014 Performance Cash in the case of the CEO and 0.1% in the case of each of the other NEOs. These performance requirements were satisfied and no forfeitures occurred.

2015 Proxy Statement	43

Executive Compensation

Selection of Performance Measures

The LTI performance metrics approved by the Compensation Committee are measures that we believe most effectively support our long-term business and strategic goals and directly tie the long-term goals of our executive leadership team to the interests of our stockholders. The measurements used for the financial component of our annual incentive plan (Orders, Sales, Segment Operating Profit, and cash from operations) also serve as the foundation for achieving our long-term goals such that we must consistently achieve or exceed the Corporation’s annual goals in order to achieve our LTI goals.

The selected LTI performance metrics consist of Relative TSR (50% weight), ROIC (25% weight) and Performance Cash (25% weight). We chose these three metrics as we believe that they represent the best measures of value creation for the company over a long-term period. And, we applied equal weighting to the market-based measure of value creation, TSR, to what we believe are the best internal measures of value creation, Performance Cash and ROIC.

We selected Relative TSR to measure our performance against our industry peers in the S&P Aerospace Index. Because every industry faces different challenges and opportunities, we believe that comparing our TSR against peers facing a similar business environment is preferred to those outside our industry. While the S&P Aerospace Index is, in our judgment, the best index against which to compare our Relative TSR, we recognize that it does not perfectly correlate to the environment in which Lockheed Martin operates given some firms in the index are almost entirely in the commercial aerospace business, some are entirely government contractors, and some have a mixture of the two businesses.

Because the Relative TSR index is not perfectly aligned with the businesses in which Lockheed Martin operates and because any number of macro-economic factors that could affect market performance are beyond the control of the Corporation, we use ROIC and Performance Cash as internal measures that can be directly affected by management’s decisions. ROIC measures how effectively we employ our capital over time, while our Performance Cash over time provides the means for value creation through capital deployment. By including a cash measure in both our annual and long-term incentive plans, the plans also mitigate the risk of short-term cash strategies that do not provide long-term value.

In tandem, we believe that these metrics drive the behaviors of our management team in ways that will create the most value for our stockholders.

Setting Goals for LTI (PSUs and LTIP)

Our long-range planning process is used to establish the target (100% level of payment) for the Performance Cash and ROIC metrics in the PSU and LTIP grants. In setting minimum and maximum levels of payment, we reviewed historical levels of performance against long-range plan commitments, and conducted sensitivity analyses on alternative outcomes focused on identifying likely minimum and maximum boundary performance levels. Levels between 100% and the minimum and maximum levels were derived using linear interpolation between the performance hurdles. As with our annual incentive performance goals, PSU and LTIP payouts deteriorate more rapidly as we move from target level to the minimum payout level than they increase as we move from target level to maximum payout level. This asymmetry reflects the importance we place on meeting our financial commitments.

The specific Performance Cash and ROIC target values for the 2014–2016 PSU and LTIP plans are not publicly disclosed at the time of grant due to the proprietary nature and competitive sensitivity of the information. However, the method used to calculate the awards will be based on the actual performance compared to the Corporation’s 2014–2016 targets as shown below, which use straight-line interpolation between points. The Compensation Committee does not have discretion to adjust the results of the PSU and LTIP awards.

2014-2016 Performance Goals

Relative TSR (50%)*		Performance Cash (25%)		ROIC (25%)
Relative TSR Percentile	Payout Factor	Cash Performance Metric	Payout Factor	ROIC Performance Metric	Payout Factor
75th – 100th	200%	Target + ≥ $2.0B	200%	Target + ≥ 160 bps	200%
60th	150%	Target + $1.5B	175%	Target + 120 bps	175%
50th	100% (Target)	Target + $1.0B	150%	Target + 80 bps	150%
40th	50%	Target + $0.5B	125%	Target + 40 bps	125%
35th	25%	Target	100%	Target	100%
< 35th	0%	Target - $0.2B	75%	Target - 10 bps	75%
* Relative TSR performance is measured against our industry peers in the S&P Aerospace Index.		Target - $0.5B	50%	Target - 20 bps	50%
		Target - $0.7B	25%	Target - 30 bps	25%
		Target - ≥ $1.0B	0%	Target - ≥ 40 bps	0%

44     www.lockheedmartin.com/investor

Executive Compensation

2012–2014 LTIP Award

The cash-based LTIP payout factor for the performance period ended December 31, 2014, was calculated by comparing actual corporate performance for the period January 1, 2012 through December 31, 2014, against a table for each metric of payment levels from 0% to 200% (with the 100% payout level being considered target) established at the beginning of the performance period in January 2012. The award calculation is formulaic and no adjustment can be made to the final payout factor. The final weighted payout factor for this performance period is shown below. The S&P Industrial Index was used for the 2012–2014 Relative TSR goal since that Index was specified at the time the awards were made.

Measure	Performance Target	Performance Result	Payout Factor	Weighting	Weighted Payout Factor
TSR	50th Percentile	80th Percentile	200%	50%	100.0%
Performance Cash	$10.3B	$11.8B	117.1%	25%	29.3%
ROIC	15.80%	16.60%	141.7%	25%	35.4%
Total Payout Factor as a % of Target					164.7%

Based on a payout factor of 164.7%, the following table shows the payouts under the 2012–2014 LTIP.

	2012–2014 LTIP
NEO	Target ($)	Payout ($)
Ms. Hewson [1]	1,380,000	2,272,860
Mr. Tanner	1,620,000	2,668,140
Ms. Barbour [1]	440,000	724,680
Mr. Carvalho [1]	490,000	807,030
Ms. Lavan	950,000	1,564,650

(1)	Payouts are based on targets established while in 2012 roles.

Benefit, Retirement and Perquisite Programs

In addition to base salary and annual and long-term incentive compensation, we offer a number of other compensatory arrangements to our executive officers. These indirect elements of executive compensation are not performance-based. The purpose for offering these benefits is to provide an overall total rewards package that ensures security of executives, are for business-related purposes, and are competitive with the other companies with which we compete for talent.

Set forth below is a summary of the benefit, retirement, and perquisite programs earned by our NEOs.

Element	Description
Health, Welfare and Retirement Benefits

Our NEOs are eligible for savings, pension, medical, and life insurance benefits under the plans available to salaried, non-union employees. We also make available supplemental pension and savings plans to employees (including the NEOs) to make up for benefits that otherwise would be unavailable due to Internal Revenue Service (“IRS”) limits on qualified plans. These plans are restorative and do not provide an enhanced benefit. We also offer a plan for the deferral of short-term and certain long-term incentive compensation, which allows our executives to defer all or a portion of their incentive compensation as part of their overall financial planning. All NEOs are eligible for four weeks of vacation.

In 2014, we announced that accruals for all employees (including the NEOs) under our defined benefit plan will be frozen in two steps, with compensation accruals frozen on January 1, 2016, and service accruals frozen on January 1, 2020. Thereafter, retirement benefits will be earned through defined contribution plans.

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Executive Compensation

Element	Description
Perquisites and Security

We provide limited perquisites as a retention and recruiting tool to provide for the health, safety, and business needs of our key executives. The perquisites provided to NEOs for 2014 are described in footnotes to the Summary Compensation Table on page 53. For security reasons, our Board has directed our CEO to use the corporate aircraft for personal travel. As an additional element of our security program, we provide home security to certain executives. We believe this approach is consistent with security generally provided to corporate executives in public companies in our industry.

We also have a corporate policy to provide any employee who is the subject of a credible and specific threat on account of his or her employment at the Corporation with security that is appropriate to the nature and extent of the threat. The Board believes it is important to provide this protection due to the nature of our defense business and because it believes that an employee should not be placed at personal risk due to his or her association with the Corporation’s business. In the event of a threat to an executive officer, the CBS Committee reviews and approves the security recommended by our Chief Security Officer. We believe that providing personal security in response to threats arising out of employment by the Corporation is business-related.

Tax Assistance

We do not have agreements or severance arrangements that provide tax gross-ups (“tax assistance”) for excise taxes imposed as a result of a change in control. In 2014, we provided tax assistance for taxable business association expenses, security expenses, and travel expenses for a family member accompanying a NEO for a business reason. These items are reported in the “All Other Compensation” column of our Summary Compensation Table on page 50 and are further identified in the chart included in the footnote to that table on page 53. The IRS requires that the executive pay income tax for these items even though the executive receives no cash in connection with the item. Tax assistance for these perquisites took the form of additional payments and was made for the purposes of ensuring that these perquisites and the associated tax assistance was economically neutral to the NEOs. We believe the items for which we provide tax assistance are business-related and the associated tax liability imposed on the executive would not have been incurred unless business reasons required the items be provided.

2015 Compensation Decisions

At its January 2015 meeting, the Compensation Committee took the following actions with respect to 2015 compensation matters.

2015 Base Salary

The Compensation Committee approved the following 2015 salary increases based on the market rate and each executive’s performance and time in position. For the CEO, the base salary market rate used for 2015 decreased relative to 2014 as a result of new CEO incumbents in our comparator peer group with lower base salaries. Consistent with our pay philosophy to consider moving executives from 85% to 100% of the market rate (50th percentile) over a three-year period assuming they perform effectively in their new roles, Ms. Hewson’s, Ms. Barbour’s, and Mr. Carvalho’s base salaries were increased to align with the market rate given it was the third year in their respective roles. Mr. Tanner and Ms. Lavan received an increase in accordance with the market rate and individual performance.

NEO	2014 Base Salary ($)	2015 Base Salary ($)	% Increase
Ms. Hewson	1,520,000	1,565,000	2.96
Mr. Tanner	890,209	925,000	3.91
Ms. Barbour	654,050	705,000	7.79
Mr. Carvalho	726,156	790,000	8.79
Ms. Lavan	706,198	735,000	4.08

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Executive Compensation

Annual Incentive Program

No changes were made to annual incentive target percentages for any of the NEOs for 2015. The multiplicative factors, weightings and performance rating scales did not change from the 2014 design. The Compensation Committee approved the key corporate commitments set forth below for purposes of assessing performance in 2015.

2015 Enterprise Financial Goals (Weighted 60%)

The financial commitments for the Enterprise Performance Factor are consistent with our long-range plan commitments, and are the same ranges we provided as public guidance in January 2015 in our year-end earnings release. These commitments for 2015 are set forth below.

2015 Commitments	2015 Goal ($)
Orders	43,500M - 45,000M
Sales	43,500M - 45,000M
Segment Operating Profit	5,100M - 5,250M
Cash from Operations	≥ 5,000M

For the purposes of assessing performance under our annual incentive program, results may be adjusted from reported amounts for the incremental benefits or impacts associated with acquisitions or divestitures. Cash from operation results also may be adjusted for unplanned pension contributions so that the impact on incentive compensation is not a factor in the decision to make the additional pension contribution.

2015 Enterprise Strategic Goals (Weighted 20%)

●	Meet all Enterprise Focus Program objectives for 2015 and drive new enterprise performance through winning new business, maintaining all critical programs core to our business and adjacent market opportunities.

●	Identify growth areas internationally and position the Corporation for successful entry and sustainable returns in these areas.

●	Embed our workforce planning strategies to define the capabilities needed for today and tomorrow, delivering an integrated talent management strategy that reinforces our culture of leadership and performance.

2015 Enterprise Operational Goals (Weighted 20%)

●	Achieve Mission Success on identified critical program events.

●	No Red Programs.

Similar financial, strategic, and operational goals were established by each Business Segment based on the programs in their respective portfolios.

Subject to the Compensation Committee’s consideration of any other relevant factors, the Enterprise goals highlighted above will serve as the basis for the individual performance assessment of the CEO for 2015; likewise, the Business Segment goals will serve as the basis for the individual performance assessment of the EVPs for 2015.

2015 Long-Term Incentive Award Opportunities

The Compensation Committee approved 2015 LTI award opportunities for all executive officers commensurate with their respective 2015 LTI market rate, the executive’s performance and time in position.

For 2015, the LTI award opportunity for EVPs and SVPs is allocated 50% toward PSUs, 20% toward LTIP, and 30% toward RSUs.

The same measures and approach used for the 2014–2016 PSU and LTIP awards (see page 44) will be used to determine the 2015–2017 PSU and LTIP awards, other than the following:

●	The threshold payout for Performance Cash and ROIC will be 25% (eliminated payouts below 25%).

●	Similar to PSUs, the LTIP payout factor for the Relative TSR measure will be capped at 100% if our TSR is negative over the performance period.

For the 2015–2017 LTIP grants, any amount payable to a single participant in excess of $10 million will be forfeited.

2015 Proxy Statement	47

Executive Compensation

Other Corporate Governance Considerations in Compensation

Our Use of Independent Compensation Consultants

The Compensation Committee believes that an independent compensation consultant can provide important information about market practices, the types and amounts of compensation offered to executives generally, and the role of corporate governance considerations in making compensation decisions. The Compensation Committee’s charter authorizes it to retain outside advisors that it believes are appropriate to assist in evaluating executive compensation.

For 2014, the Compensation Committee continued to retain Meridian as an independent compensation consultant. In connection with its retention of Meridian, the Compensation Committee considered the following factors in assessing Meridian’s independence:

●	Meridian does not perform other services for the Corporation.

●	The compensation paid to Meridian is less than 1% of Meridian’s revenues.

●	Meridian has business ethics and insider trading and stock ownership policies, which are designed to avoid conflicts of interest.

●	Meridian employees supporting the engagement do not own Lockheed Martin stock or securities.

●	Meridian employees supporting the engagement have no business or personal relationships with members of the Compensation Committee or with any Lockheed Martin executive officer.

At its February 2015 meeting, the Compensation Committee renewed the engagement of Meridian. At that time, Meridian confirmed the continuing validity of each of the factors described above.

The nature and scope of Meridian’s engagement was determined by the Compensation Committee and not limited in any way by management. A description of the services provided by Meridian can be found on page 34.

Policy Regarding Timing of Equity Grants

We have a corporate policy statement concerning the grant of equity awards. Under that policy:

●	The Compensation Committee is responsible for determining the grant date of all equity awards.

●	No equity award may be backdated. The grant date will not be earlier than the date the Compensation Committee approves the equity award. A future date may be used if, among other reasons, the Compensation Committee’s action occurs in proximity to the release of earnings or during a trading blackout period.

●	Proposed equity awards are presented to the Compensation Committee in January of each year. Off-cycle awards may be considered in the Compensation Committee’s discretion in special circumstances, which may include hiring, retention, or acquisition transactions.

In addition, our existing incentive performance award plan prohibits repricing of stock options or paying cash for underwater stock options.

Clawback and Other Protective Provisions

In January 2008, the Board amended its Governance Guidelines to include what is commonly referred to as a clawback policy. Under the policy (as incorporated in our award agreements), if the Board determines that an officer’s intentional misconduct, gross negligence, or failure to report such acts by another person:

●	was a contributing factor in requiring us to restate any of our financial statements; or

●	constituted fraud, bribery or other illegal act, or contributed to another person’s fraud, bribery or other illegal act, which adversely impacted our financial position or reputation;

the Board shall take such action as it deems in the best interests of the Corporation and necessary to remedy the misconduct and prevent its recurrence. Among other actions, the Board may seek to recover or require reimbursement of any amount awarded to the officer after January 1, 2008, in the form of an annual incentive bonus or LTI award.

To implement the policy on clawbacks, to ensure that proprietary information is protected, and to facilitate retention of key employees, the Compensation Committee amended our annual incentive plan and included provisions in the award agreements for the RSUs, stock options, PSUs and LTIP beginning with the January 2008 grants setting forth the Corporation’s right to recapture amounts covered by the policy.

In the event the Board recoups incentive compensation under our policy, management intends to disclose the aggregate amount of incentive compensation recovered, so long as the underlying event has already been publicly disclosed in our filings with the SEC. This disclosure would appear in the proxy statement following any such Board action and would provide the aggregate amount of recovery for each event if there is more than one applicable event.

The award agreements for the NEOs also contain post-employment restrictive covenants. The post-employment restrictions were incorporated into all executive level award agreements beginning in 2011.

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Executive Compensation

Anti-Hedging and Pledging Policy

Our policies prohibit hedging and pledging of Lockheed Martin stock by all directors, officers, and employees.

Stock Ownership Requirements for Key Employees

To better align their interests with the long-term interests of our stockholders, we expect our officers (including the NEOs) and other members of management to maintain an ownership interest in the Corporation. Our stock ownership requirements were increased in 2012.

Title	Annual Base Salary Multiple
Chairman, President and Chief Executive Officer	6 times
Chief Financial Officer	4 times
Executive Vice Presidents	3 times
Senior Vice Presidents	2 times

NEOs are required to achieve ownership levels within five years of assuming their role and must hold net shares from vested RSUs and PSUs and net shares from options exercised until the value of the shares equals the specified multiple of base salary. The securities counted toward their respective target threshold include common stock, unvested RSUs, unvested PSUs at target (which will no longer be counted towards ownership levels beginning with 2015 awards), and stock units under our 401(k) plans and other deferral plans. As of February 2, 2015, our NEOs exceeded their respective ownership requirements.

Post-Employment, Change in Control, and Severance Benefits

Our NEOs do not have employment agreements. In January 2008, the Board approved the Lockheed Martin Corporation Severance Benefit Plan For Certain Management Employees (renamed the Lockheed Martin Corporation Executive Severance Plan). Benefits are payable under this plan in the event of a company-initiated termination of employment other than for cause. All of the NEOs are covered under the plan.

The benefit payable in a lump sum under the plan is two weeks basic severance plus a supplemental payment of one times the NEO’s base salary and the equivalent of one year’s target annual incentive bonus. For the CEO, the multiplier is 2.99 instead of 1.

NEOs participating in the plan will also receive a lump sum payment to cover the cost of medical benefits for one year in addition to outplacement and relocation services. To receive the supplemental severance benefit, the NEO must execute a release of claims and an agreement containing post-employment, non-compete, and non-solicitation covenants comparable to those included in our NEOs’ LTI award agreements.

With respect to LTI, upon certain terminations of employment, including death, disability, retirement, layoff, divestiture, or a change in control, the NEOs may be eligible for continued vesting on the normal schedule, immediate payment of benefits previously earned, or accelerated vesting of LTI in full or on a pro rata basis. The type of event and the nature of the benefit determine which of these approaches will apply. The purpose of these provisions is to protect previously earned or granted benefits by making them available following the specified event. We view the vesting (or continued vesting) to be an important retention feature for senior-level employees. Because benefits paid at termination consist of previously granted or earned benefits, we do not consider termination benefits as a separate item in compensation decisions. Our LTI plans do not provide for tax assistance.

In the event of a change in control, our plans provide for the acceleration of the payment of the nonqualified portion of earned pension benefits and nonqualified deferred compensation. In the case of stock options and LTIP, for awards made prior to January 1, 2013, vesting following a change in control is a “single trigger” (occurs upon the change in control). In the case of RSUs granted prior to January 1, 2013, the award agreements impose a “double trigger” (both a change in control and termination of employment must occur).

Beginning in 2013, unless the successor does not assume the award agreements, all LTI awards require a “double trigger” for vesting to accelerate (both a change in control and a qualifying termination of employment).

Tax Deductibility of Executive Compensation

The Corporation’s tax deduction for compensation paid to each of the NEOs who are subject to the compensation deduction limits of Section 162(m) of the Internal Revenue Code is capped at $1 million. Section 162(m) provides an exemption from the $1 million cap for compensation qualifying as “performance-based.” We intend for our annual incentive and LTI programs for NEOs to qualify as “performance-based” compensation exempt from the $1 million cap on deductibility. The Corporation and Compensation Committee reserve the right to provide compensation that does not qualify under Section 162(m).

2015 Proxy Statement	49

Executive Compensation

Summary Compensation Table

The following table shows annual and long-term compensation awarded, earned, or paid for services in all capacities to the NEOs for the fiscal year ended December 31, 2014 and, where applicable, the prior fiscal years. Numbers have been rounded to the nearest dollar.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total	Total Without Change In Pension Value*
		($)	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Marillyn A. Hewson Chairman, President and Chief Executive Officer	2014	1,497,692	0	8,896,120	0	7,060,860	15,817,715	415,055	33,687,442	17,869,727
	2013	1,368,654	0	8,160,021	0	5,979,710	9,409,264	238,150	25,155,799	15,746,535
	2012	738,462	1,880,100	876,569	876,623	1,281,800	5,406,361	330,407	11,390,322	5,983,961
Bruce L. Tanner Executive Vice President and Chief Financial Officer	2014	884,311	0	3,240,119	0	4,350,640	3,864,483	55,018	12,394,571	8,530,088
	2013	838,586	0	2,950,538	0	3,384,234	865,902	74,779	8,114,039	7,248,137
	2012	762,346	1,205,700	1,027,402	1,027,541	1,553,240	2,249,096	54,060	7,879,385	5,630,289
Sondra L. Barbour Executive Vice President Information Systems and Global Solutions	2014	651,119	0	2,090,518	0	1,699,480	2,704,031	32,740	7,177,888	4,473,857
	2013	593,752	0	1,928,340	0	1,450,165	918,254	28,377	4,918,888	4,000,634
	-	-	-	-	-	-	-	-	-	-
Orlando P. Carvalho Executive Vice President Aeronautics	2014	720,836	0	2,405,027	0	1,949,430	3,694,876	72,074	8,842,243	5,147,367
	-	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-	-
Maryanne R. Lavan Senior Vice President, General Counsel and Corporate Secretary	2014	702,287	0	2,120,053	0	2,723,950	2,745,209	48,970	8,340,469	5,595,260
	2013	668,348	0	1,446,833	0	2,114,090	1,193,094	46,158	5,468,523	4,275,429
	-	-	-	-	-	-	-	-	-	-

*       See explanation of Total Without Change In Pension Value on page 53.

Name and Principal Position (Column (a))

Ms. Hewson was appointed Chairman of the Board effective January 2014 and President and CEO effective January 2013. She served as Executive Vice President – Electronic Systems from January 2010 to November 2012, and as President and Chief Operating Officer from November 2012 to December 2012.

Information is provided for 2014 and 2013 only for Ms. Barbour and Ms. Lavan as they were not NEOs in 2012.

Information is provided for 2014 only for Mr. Carvalho as he was not a NEO in 2013 or 2012.

Salary (Column (c))

Salary is paid in arrears. The amount of salary reported may vary from the approved annual rate of pay because the salary reported in the table is based on the actual number of weekly pay periods in a year.

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Executive Compensation

Bonus (Column (d))

Annual incentive bonuses are reported in the year the bonus is earned. In years prior to 2013, the annual incentive bonuses were listed in this column (d). Beginning with 2013, column (g) includes the amount paid for annual incentive bonuses. We are reporting the annual incentive in column (g) because the annual incentive bonus is based on an assessment of performance against pre-established goals.

Stock Awards (Column (e))

Represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”) for RSUs granted in 2014, 2013 and 2012, and PSUs granted in 2014 and 2013 disregarding potential forfeitures based on service requirements.

	2014 Grant Date Fair Value RSUs ($)	2014 Grant Date Fair Value PSUs ($)
Ms. Hewson	3,335,991	5,560,129
Mr. Tanner	1,214,890	2,025,229
Ms. Barbour	783,885	1,306,633
Mr. Carvalho	901,806	1,503,221
Ms. Lavan	794,899	1,325,154

The grant date fair value of one 2014 RSU of $146.85, one 2013 RSU of $89.24, and one 2012 RSU of $81.93 is based on the closing price of one share of our stock on the date of grant, discounted to take into account the deferral of dividends until vesting.

Values for the PSUs, which are subject to performance conditions, are based on the probable outcome on the grant date of three separate performance conditions (approximately 50% of the target shares are earned based upon Relative TSR, approximately 25% of the target shares are earned based upon Performance Cash, and approximately 25% of the target shares are earned based upon ROIC).

The grant date fair value of $134.15 for 2014 and $61.13 for 2013 for the TSR portion of the award was determined using a Monte Carlo simulation model. The value was determined using the historical stock price volatilities of the companies in our comparator group over the most recent 2.93-year period for 2014 and 2.92-year period for 2013, assuming dividends for each company are reinvested on a continuous basis and a risk-free rate of interest of 0.73% for 2014 and 0.44% for 2013. The grant date fair value of $146.85 for 2014 and $89.24 for 2013 for the Performance Cash and ROIC portions of the awards is based on the closing price of one share of our stock on the date of grant, discounted to take into account the deferral of dividends until vesting.

The maximum grant date values of the 2014 PSU awards, assuming a 200% maximum payout on all three metrics are as follows: Ms. Hewson - $11,120,259; Mr. Tanner - $4,050,458; Ms. Barbour - $2,613,267; Mr. Carvalho - $3,006,442; and Ms. Lavan - $2,650,308.

The maximum grant date values of the 2013 PSU awards, assuming a 200% maximum payout on all three metrics as follows: Ms. Hewson - $10,200,142; Mr. Tanner - $3,688,103; Ms. Barbour - $2,410,637; and Ms. Lavan - $482,045.

Option Awards (Column (f))

We did not grant options in 2014 and 2013. For 2012, the amounts represent the aggregate grant date fair value of options granted computed in accordance with ASC 718 using the closing price of our stock on the date of grant and the Black-Scholes methodology using the following assumptions:

2012
Closing price	$82.01
Grant date fair value	$10.57
Risk-free interest rate	0.78
Dividend yield	5.40
Volatility factor	0.283
Expected option life	5 years

2015 Proxy Statement	51

Executive Compensation

Non-Equity Incentive Plan Compensation (Column (g))

Beginning with 2013, column (g) includes the amount paid for annual incentive bonuses. We report the annual incentive bonus in column (g) because the annual incentive bonus is based on an assessment of performance against pre-established goals. The Compensation Committee will continue to use discretion to assess performance against objectives established at the beginning of the year. We also report amounts earned under our LTIP awards in the three-year period ending on December 31 of the year reported in column (g) of the table. For the three-year period ending December 31, 2012, 50 percent of the amount shown is deferred as stock units by the Corporation for two years and treated during that period as if it were invested in our common stock. Deferred amounts (whether mandatory deferrals by the Corporation or voluntary deferrals by the executive) are reported for the year earned and not when paid to the executive. See the “2014 Nonqualified Deferred Compensation” table on page 60.

The table below shows the respective annual incentive bonus and amount earned under LTIP and reported for 2014 for each NEO:

	Annual Incentive Bonus ($)	LTIP ($)
Ms. Hewson	4,788,000	2,272,860
Mr. Tanner	1,682,500	2,668,140
Ms. Barbour	974,800	724,680
Mr. Carvalho	1,142,400	807,030
Ms. Lavan	1,159,300	1,564,650

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))

Reports the present value of the change in pension benefit for the NEO for the year reported (for example, from December 31, 2013 to December 31, 2014) and is not the amount that will be paid to the NEO.

The disclosure is based on the Corporation’s final average compensation formula in its defined benefit plan which multiplies a percentage (1.25% of compensation below the social security wage base and 1.5% above that level) times years of service times the average of the employee’s highest three years of compensation in the last ten years. This is the same formula used for all participants accruing a pension benefit in 2014; none of the NEOs (including Ms. Hewson) has been credited with any extra years of service or provided a benefit from a special or enhanced formula. Under a three-year final average compensation formula, increasing service, age and compensation will result in an increase in the earned benefit. When an employee receives a compensation increase, the three-year average compensation that goes into the formula likewise increases. The impact of that increase in the average is greater with a long service employee because the pension formula multiplies the now-higher average compensation by years of service. The year-over-year value is also affected by the changes in interest rate and increased life expectancy assumptions.

The amounts reported for 2012, 2013, and 2014 used a discount rate of 4.00%, 4.75%, and 4.00%, respectively, as the interest rate which is the same rate we used to report pension liabilities in our financial statements for each of those years. Using a lower interest rate assumption results in a larger present value of accumulated pension benefits and, therefore, results in a larger change in the accumulated pension benefit than otherwise would be the case. The interest rate is determined at December 31 of each year and the 75 basis point lower rate for 2014 is reflective of the downward trend in interest rates during the last year.

Longevity assumptions are used to estimate the life expectancy of plan participants during which they are expected to receive benefit payments. Recent actuarial studies indicate life expectancies are longer and have the resultant effect of increasing the total expected benefit payments to plan participants. The amounts reported for 2014 reflect the use of new longevity assumptions, which results in a larger change in the accumulated pension benefit than otherwise would be the case. We used the same new longevity and interest rate assumptions to report pension liabilities for all pension plan participants in our financial statements for 2014. Approximately $5 million of the amount reported for Ms. Hewson for 2014 is attributable to interest rate and longevity assumption changes. In the years reported, there were no nonqualified deferred compensation earnings in the numbers shown.

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Executive Compensation

All Other Compensation (Column (i))

Perquisites and other personal benefits provided to the NEOs in 2014 included: security; annual executive physicals; business association expenses; use of corporate aircraft for personal travel; and travel for a family member accompanying the NEO while on business travel. Not all of the listed perquisites or personal benefits were provided to each NEO. In addition, the Corporation made available event tickets and a company-provided car and driver for personal commuting, and access to club memberships to some of the NEOs, but required the NEOs to reimburse the Corporation for the incremental cost to the Corporation in 2014 of such items. The cost of any category of the listed perquisites and personal benefits did not exceed the greater of $25,000 or 10% of total perquisites and personal benefits for any NEO, except for (i) security for Ms. Hewson ($73,362) and (ii) use of the corporate aircraft for Ms. Hewson ($218,568). The incremental cost for use of corporate aircraft for personal travel was calculated based on the total personal travel flight hours multiplied by the estimated hourly aircraft operating costs for 2014 (including fuel, maintenance, staff travel expenses, and other variable costs, but excluding fixed capital costs for the aircraft, hangar facilities, and staff salaries).

The amounts reported for security include providing home security to some of our executives consistent with what is provided to corporate executives in other public companies in our industry. Security is also provided in accordance with our corporate policy to provide any employee who is the subject of a credible and specific threat on account of his or her employment at Lockheed Martin with security that is appropriate to the nature and extent of the threat. We believe that providing personal security in response to threats arising out of employment by the Corporation is business-related.

In addition to perquisites, column (i) also contains items of compensation listed in the following table. All items are paid under broad-based programs for U.S. salaried employees except for the tax assistance and the Lockheed Martin Corporation Supplemental Savings Plan (“NQSSP”) match. Items include matching contributions made to eligible universities, colleges, and other non-profit organizations under the Corporation’s matching gift programs. Listed amounts may include contributions made in 2015 to match 2014 executive contributions or actions as applicable.

Other Items of Compensation Included in “All Other Compensation” Column (i)

Name	Tax Assistance for Business-Related Items ($)	Corporation Matching Contribution to 401(k) Plan ($)	Corporation Matching Contribution to NQSSP (Nonqualified 401(k) Plan) ($)	Group Life Insurance ($)	Matching Gift Programs ($)
Ms. Hewson	24,584	4,375	55,421	15,444	6,600
Mr. Tanner	3,141	4,375	30,968	8,535	0
Ms. Barbour	0	4,375	21,655	3,367	0
Mr. Carvalho	17,785	10,340	0	6,883	0
Ms. Lavan	1,592	4,375	23,697	6,770	11,000

In 2014, the Corporation provided tax assistance on business-related items associated with taxable business association expenses, security expenses, and travel expenses for a family member accompanying the NEO while on business travel.

*Total Without Change In Pension Value

The separate column labelled “Total Without Change in Pension Value” shows total compensation as required to be disclosed by the SEC in column (j) less the amount shown in Change in Pension Value and Nonqualified Deferred Compensation Earnings in column (h). The amounts shown in this column are not a substitute for the amounts reported in the Total column, and differ substantially from the amounts reported in the Total column for several reasons. The amount reported in column (h) for Change in Pension Value is not current compensation and represents the present value of an estimated stream of payments to be made following retirement. The methodology used to report the Change in Pension Value under applicable accounting rules is sensitive to assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that are outside of the control of the Compensation Committee. In 2014, the reduction in the discount rate used for pension plan purposes and the increased life expectancy reflected in updated actuarial tables released by the Society of Actuaries in 2014 was responsible for approximately $5 million of the increase in the Change in Pension Value for the CEO.

2015 Proxy Statement	53

Executive Compensation

2014 Grants of Plan-Based Awards

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Approval Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)			(c)	(d)	(e)	(f)	(g)	(h)	(l)
Marillyn A. Hewson	-	-	MICP	332,500	2,660,000	5,320,000	-	-	-	0
	1/27/2014	1/23/2014	RSU	-	-	-	0	22,717	22,717	3,335,991
	-	-	LTIP	4,633	2,224,000	4,448,000	-	-	-	0
	1/27/2014	1/23/2014	PSU	-	-	-	83	39,655	79,310	5,560,129
Bruce L. Tanner	-	-	MICP	116,840	934,719	1,869,438	-	-	-	0
	1/27/2014	1/23/2014	RSU	-	-	-	0	8,273	8,273	1,214,890
	-	-	LTIP	1,687	810,000	1,620,000	-	-	-	0
	1/27/2014	1/23/2014	PSU	-	-	-	30	14,444	28,888	2,025,229
Sondra L. Barbour	-	-	MICP	73,581	588,645	1,177,290	-	-	-	0
	1/27/2014	1/23/2014	RSU	-	-	-	0	5,338	5,338	783,885
	-	-	LTIP	1,089	522,600	1,045,200	-	-	-	0
	1/27/2014	1/23/2014	PSU	-	-	-	19	9,319	18,638	1,306,633
Orlando P. Carvalho	-	-	MICP	86,231	689,848	1,379,696	-	-	-	0
	1/27/2014	1/23/2014	RSU	-	-	-	0	6,141	6,141	901,806
	-	-	LTIP	1,253	601,300	1,202,600	-	-	-	0
	1/27/2014	1/23/2014	PSU	-	-	-	22	10,721	21,442	1,503,221
Maryanne R. Lavan	-	-	MICP	83,861	670,888	1,341,776	-	-	-	0
	1/27/2014	1/23/2014	RSU	-	-	-	0	5,413	5,413	794,899
	-	-	LTIP	1,104	530,000	1,060,000	-	-	-	0
	1/27/2014	1/23/2014	PSU	-	-	-	20	9,451	18,902	1,325,154

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns (c), (d) and (e))

Includes annual incentive grants (MICP) for 2014 and LTIP grants for the 2014–2016 period ending December 31, 2016.

The MICP plan measures performance over a one-year period and is described under “Annual Incentive” beginning on page 38 under the CD&A. The threshold, or minimum amount payable, is 12.5% of target while the maximum is 200% of target.

The LTIP plan measures performance against three separate metrics described under “2014 Long-Term Incentive Compensation” in the CD&A on page 43. The threshold is the minimum amount payable for a specified level of performance stated in the LTIP award agreement. For the 2014–2016 plan, the threshold amount payable is 0.2083% of the target award. The maximum award payable under the LTIP plan is 200% of target. Awards are subject to forfeiture upon termination of employment prior to the end of the performance, except in the event of retirement, death, disability, divestiture, or layoff. If the event occurs prior to the end of the performance period, LTIP awards are prorated. Following a change in control, the 2014–2016 LTIP awards immediately vest at the target amount upon involuntary termination without cause or voluntary termination with good reason or if the successor does not assume the LTIP awards.

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Executive Compensation

Estimated Future Payouts Under Equity Incentive Plan Awards (Columns (f), (g) and (h))

Shows the number of RSUs granted by the Compensation Committee on January 27, 2014. The RSU grants made to the NEOs were subject to forfeiture to the extent the value of the RSUs granted for a recipient on the award date was greater than 0.20% for the CEO and 0.10% for each of the other NEOs of 2014 Performance Cash. Based on 2014 Performance Cash, none of the RSUs were forfeited. The RSUs vest on the third anniversary of the date of grant or upon death, disability, divestiture, or involuntary termination without cause or voluntary termination for good reason following a change in control or if the RSUs are not assumed, upon the change in control. If the employee retires or is laid off after July 27, 2014, but prior to the third anniversary of the date of grant, the RSUs become nonforfeitable. During the vesting period, dividend equivalents are accrued and subject to the same vesting schedule as the underlying RSUs. If any tax withholding is required on the 2014 RSUs or dividend equivalents during the vesting period (for example, on account of retirement-eligibility), the RSUs provide for accelerated vesting of the number of shares or dividend equivalents required to satisfy the tax withholding. The award is then reduced either by the number of shares or by the amount of accrued dividend equivalents that were accelerated for the tax withholding.

Includes PSU grants for the 2014–2016 period ending December 31, 2016. At the end of the three-year performance period, the amount earned is payable in shares of stock and cash representing dividend equivalents accrued during the three-year performance period. Awards are subject to forfeiture upon termination of employment prior to the end of the performance period, except in the event of termination following retirement, death, disability, divestiture, or layoff. If the event occurs after July 27, 2014, but prior to the end of the performance period, PSU awards are paid out at the end of the performance period on a prorated basis. Following a change in control, the PSUs immediately vest at the target amount upon involuntary termination without cause or voluntary termination with good reason or if the successor does not assume the PSUs.

Shares are earned under the PSU awards based upon performance against three separate metrics described under “PSU Awards” beginning on page 43. If performance falls below the threshold level of performance for a metric, no shares would be earned with respect to that metric. Assuming any payment is earned, the minimum amount payable under the PSU is 0.2083% of the target, the lowest level payable under one metric. The maximum number of shares payable under the PSU is 200% of the target.

Grant Date Fair Value of Stock Awards (Column (l))

Represents the aggregate grant date fair value computed in accordance with FASB ASC 718 for RSUs and PSUs granted in 2014 disregarding potential forfeitures based on service requirements.

The grant date fair value of the 2014 RSU grant is $146.85 per RSU, which is based on the closing price of one share of our stock on the date of grant, discounted to take into account the deferral of dividends until vesting.

The grant date fair value for the PSUs, which are subject to performance conditions, is based on the probable outcome of each of the three performance conditions. The grant date fair value of $134.15 for the TSR portion of the award is determined using a Monte Carlo simulation model. The grant date fair value of $146.85 for the Performance Cash and ROIC portions of the awards is based on the closing price of one share of our stock on the date of grant, discounted to take into account the deferral of dividends until vesting.

Columns (i), (j), and (k) have been omitted because no stock options were granted by the Compensation Committee in 2014.

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Executive Compensation

Outstanding Equity Awards at 2014 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options [1] (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested [2,3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested [4] (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested [5] ($)
(a)	(b)	(c)		(e)	(f)	(g)		(h)	(i)		(j)
Marillyn A. Hewson	55,290	27,645	[6]	82.01	1/28/2022	22,717	[7]	4,374,613	48,550	[8]	9,349,274
	59,434	0		79.60	1/29/2021	34,289	[9]	6,603,033	133,437	[10]	25,695,963
	45,700	0		74.89	1/31/2020	10,699	[11]	2,060,306	-		-
Bruce L. Tanner	64,808	32,405	[6]	82.01	1/28/2022	8,273	[7]	1,593,132	17,684	[8]	3,405,408
	64,531	0		79.60	1/29/2021	12,399	[9]	2,387,675	48,248	[10]	9,291,117
	55,000	0		74.89	1/31/2020	12,540	[11]	2,414,828	-		-
	81,700	0		82.52	1/25/2019	-		-	-		-
Sondra L. Barbour	9,857	8,803	[6]	82.01	1/28/2022	5,338	[7]	1,027,939	11,410	[8]	2,197,224
	0	0		79.60	1/29/2021	8,102	[9]	1,560,202	31,536	[10]	6,072,888
	0	0		74.89	1/31/2020	3,406	[11]	655,893	-		-
	31,200	0		82.52	1/25/2019	-		-	-		-
	16,600	0		106.87	1/26/2018	-		-	-		-
	9,400	0		96.06	1/29/2017	-		-	-		-
Orlando P. Carvalho	19,802	9,903	[6]	82.01	1/28/2022	6,141	[7]	1,182,572	13,126	[8]	2,527,674
	20,466	0		79.60	1/29/2021	6,712	[9]	1,292,530	3,144	[10]	605,440
	15,300	0		74.89	1/31/2020	3,832	[11]	737,928	-		-
	12,700	0		82.52	1/25/2019	-		-	-		-
Maryanne R. Lavan	0	19,202	[6]	82.01	1/28/2022	5,413	[7]	1,042,381	11,570	[8]	2,228,035
	14,518	0		79.60	1/29/2021	13,512	[9]	2,602,006	6,308	[10]	1,214,732
	-	-		-	-	7,431	[11]	1,430,988	-		-

(1)	Column (d) omitted because none of the NEOs held options that qualified as equity incentive plan awards at 2014 year-end.
(2)	We reported RSUs granted in January 2014 as equity incentive awards in columns (f) through (h) of the “2014 Grants of Plan-Based Awards” table because there was the potential for forfeiture based on failure to achieve the performance metrics specified in the award agreements. For this table, we reported the RSUs in columns (g) and (h) because the performance feature of the RSU grants was satisfied at the end of 2014.
(3)	The market value shown in column (h) is calculated by multiplying the number of RSUs by the December 31, 2014 per share closing price of our stock ($192.57).
(4)	Represents PSUs granted on January 27, 2014 for the 2014–2016 performance period and on January 28, 2013 for the 2013–2015 performance period; the PSUs are earned and paid out in shares of our stock at the end of the three-year performance period based upon performance on three separate metrics (Relative TSR, Performance Cash, and ROIC). The number of shares of stock shown in column (i) is based upon the threshold level of performance for each of the three metrics or, if performance to date on the metric, has exceeded the threshold level (as is the case for 2014 and 2013), the estimated level of performance as of December 31, 2014. Performance under each metric is determined separately, with the three results added together to obtain the number of shares shown in column (i).
(5)	The market value shown in column (j) is calculated by multiplying the number of PSUs reported in column (i) by the December 31, 2014 per share closing price of our stock ($192.57).
(6)	Represents stock options granted on January 30, 2012, which vested in three equal annual installments on January 30, 2013, January 30, 2014, and January 30, 2015.
(7)	Represents RSUs granted on January 27, 2014, which vest January 27, 2017, except that vesting may occur earlier as described in connection with the “2014 Grants of Plan-Based Awards” table.
(8)	Represents PSUs granted on January 27, 2014 and which are earned over a three-year period but provide for pro rata payments for certain terminations as described in connection with the “2014 Grants of Plan-Based Awards” table.
(9)	Represents RSUs granted on January 28, 2013, which vest on January 28, 2016, except that vesting may occur earlier as described in connection with the “2014 Grants of Plan-Based Awards” table.
(10)	Represents PSUs granted on January 28, 2013 and which are earned over a three-year period but provide for pro rata payments for certain terminations as described in connection with the “2014 Grants of Plan-Based Awards” table.
(11)	Represents RSUs granted on January 30, 2012, which vested on January 30, 2015.

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Option Exercises and Stock Vested During 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise [1] ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
(a)	(b)	(c)	(d)		(e)
Marillyn A. Hewson	70,167	5,118,636	9,771	[2]	1,474,542	[3]
Bruce L. Tanner	0	0	10,609	[2]	1,601,004	[3]
Sondra L. Barbour	50,000	4,843,813	3,362	[2]	507,359	[3]
Orlando P. Carvalho	13,100	868,355	3,363	[2]	507,510	[3]
Maryanne R. Lavan	44,200	3,944,794	6,497	[2]	980,462	[3]

(1)	Value realized was calculated based on the difference between the aggregate exercise price of the options and the weighted average sale price per share on the date of exercise and sale.
(2)	Vesting on January 31, 2014 of RSUs granted on January 31, 2011. Number of shares shown as vesting is prior to reduction in shares to satisfy tax withholding requirements.
(3)	Value realized was calculated based on the number of shares multiplied by the per share closing market price of our common stock on the date of vesting ($150.91).

Retirement Plans

During 2014, the NEOs participated in the Lockheed Martin Corporation Salaried Employee Retirement Program (“LMRP”), which is a combination of several prior plans (collectively, the “Prior Plan”) for salaried employees with some protected benefits.

The calculation of retirement benefits under the LMRP is determined by a formula that takes into account the participant’s years of credited service and average compensation for the highest three years of the last ten years of employment. Average compensation includes the NEO’s base salary, annual incentive bonuses, and lump sum payments in lieu of a salary increase. NEOs must have either five years of service or be actively employed by the Corporation at age 65 to vest in the LMRP. Normal retirement age is 65; however, benefits are payable as early as age 55 (with five years of service) at a reduced amount or without reduction at age 60. Benefits are payable as a monthly annuity for the lifetime of the employee, as a joint and survivor annuity, as a life annuity with a five or ten year guarantee, or as a level income annuity.

The calculation of retirement benefits under the Prior Plan is based on a number of formulas, some of which take into account the participant’s years of credited service and pay over the career of the NEO. Certain other formulas in the Prior Plan are based upon the final average compensation and credited service of the employee. Pay under certain formulas in the Prior Plan currently includes salary, commissions, overtime, shift differential, lump sum pay in lieu of a salary increase, annual incentive bonuses awarded that year, and 401(k) and pre-tax contributions. A portion of the pension benefits for Mr. Tanner was earned under the Prior Plan.

Ms. Hewson, Mr. Tanner, Mr. Carvalho, and Ms. Lavan were eligible for early retirement as of December 31, 2014. As of December 31, 2014, all of the NEOs were vested in the LMRP.

During 2014, the NEOs also participated in the Lockheed Martin Corporation Supplemental Retirement Plan (“Supplemental Pension”), which is a restorative plan and provides benefits in excess of the benefit payable under IRS rules through the LMRP, our tax-qualified plan. See the footnote to column (b) to the “2014 Pension Benefits” table on page 58.

In July 2014, the Corporation announced that the LMRP will be frozen, in two steps, with increases in compensation no longer taken into account effective January 1, 2016 and increases in service no longer taken into account effective January 1, 2020. This change in plan structure also will carry over to the Supplemental Pension benefit accruals available to the NEOs. Thereafter, retirement benefits will be earned through defined contribution plans.

2015 Proxy Statement	57

Executive Compensation

2014 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Marillyn A. Hewson	Lockheed Martin Corporation Salaried Employee Retirement Program	32.1	1,900,921	0
	Lockheed Martin Corporation Supplemental Retirement Plan		36,669,580	0
Bruce L. Tanner	Lockheed Martin Corporation Salaried Employee Retirement Program	32.1	1,486,354	0
	Lockheed Martin Corporation Supplemental Retirement Plan		12,233,968	0
Sondra L. Barbour	Lockheed Martin Corporation Salaried Employee Retirement Program	28.8	1,230,206	0
	Lockheed Martin Corporation Supplemental Retirement Plan		5,941,041	0
Orlando P. Carvalho	Lockheed Martin Corporation Salaried Employee Retirement Program	34.5	1,637,951	0
	Lockheed Martin Corporation Supplemental Retirement Plan		8,899,526	0
Maryanne R. Lavan	Lockheed Martin Corporation Salaried Employee Retirement Program	24.8	1,241,725	0
	Lockheed Martin Corporation Supplemental Retirement Plan		7,199,702	0

Plan Name (Column (b))

The Supplemental Pension uses the same formula for benefits as the tax-qualified plan uses for calculating the NEO’s benefit. Although all service recognized under the tax-qualified plan is recognized under the Supplemental Pension, a benefit would be earned under the Supplemental Pension only in years when the employee’s total accrued benefit would exceed the benefit accrued under the tax-qualified plan. The Supplemental Pension benefits are payable in the same form as benefits are paid under the LMRP, except lump sum payments are available under the Supplemental Pension.

Present Value of Accumulated Benefit (Column (d))

The amounts in column (d) were computed using the same assumptions we used to account for pension liabilities in our financial statements and as described in Note 9 to our financial statements contained in our 2014 Annual Report, except that the amounts were calculated based on benefits commencing at age 60 (or current age if greater). We used these ages rather than the plan’s normal retirement age of 65 because an employee may commence receiving pension benefits at age 60 without any reduction for early commencement. A portion of Mr. Tanner’s benefit was earned under grandfathered plans that apply a reduction for early commencement at age 60. The amounts shown for Mr. Tanner reflect the reduction for early commencement of the benefit. Amounts paid under our plans use assumptions contained in the plans and may be different than those used for financial statement reporting purposes.

Only the benefit payable under the Supplemental Pension is payable in the form of a lump sum. If an executive elected a lump sum payment, the amount of the lump sum would be based on plan assumptions and not the assumptions used for financial statement reporting purposes. As a result, the actual lump sum payment would be an amount different than what is reported in this table. The age of the executive at retirement would also impact the size of the lump sum payment. The amount using plan assumptions is shown on the “Potential Payments Upon Termination or Change in Control” table.

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Executive Compensation

Nonqualified Deferred Compensation

Participants in our tax-qualified 401(k) plan may defer up to 25% of base salary. In addition, we make a matching contribution equal to 50% of up to the first 8% of compensation contributed by the participant. Employee and Corporation matching contributions in excess of the Internal Revenue Code limitations are contributed to the NQSSP. Employee and Corporation matching contributions are nonforfeitable at all times. NQSSP contributions are credited with earnings or losses, as appropriate, based on the investment option or options in which the account has been invested, as elected by the participant. Each of the NQSSP investment options is available under our tax-qualified 401(k) plan for salaried employees. The NQSSP provides for payment following termination of employment in a lump sum or up to 25 annual installments at the participant’s election. All amounts accumulated and unpaid under the NQSSP must be paid in a lump sum within 15 calendar days following a change in control.

The DMICP provides the opportunity to defer, until termination of employment or beyond, the receipt of all or a portion of annual incentive bonuses, LTIP awards, and amounts paid in respect of the termination of the Lockheed Martin Post-Retirement Death Benefit Plan. Employees may elect any of the investment funds available in the NQSSP (with the exception of the Company Stock Fund) or two investment alternatives available only under the DMICP for crediting earnings (losses). Under the DMICP Stock Investment Option, earnings (losses) on deferred amounts will accrue at a rate that tracks the performance of our common stock, including reinvestment of dividends. Under the DMICP Interest Investment Option, earnings accrue at a rate equivalent to the then published rate for computing the present value of future benefits under Cost Accounting Standards 415, Deferred Compensation (“CAS 415 rate”). The Interest Investment Option was closed to new deferrals and transfers from other investment options effective July 1, 2009. Amounts credited to the Stock Investment Option may not be reallocated to other options. In addition, Stock Investment Option voluntary deferrals will be paid in shares of our common stock upon distribution. Prior to the 2011–2013 LTIP grant, 50% of any LTIP award was mandatorily deferred for two years to the Stock Investment Option and subject to the continued employment requirements of the award. Mandatory LTIP deferrals are paid in cash at the end of two years or further deferred at the election of the executive. The two-year mandatory deferral was eliminated for the current NEOs beginning with the 2011–2013 LTIP grant. For the 2013–2015 LTIP grant, any award is subject to a one-year mandatory deferral to the extent the award value would exceed $10 million. For the 2014–2016 LTIP grant, the amount in excess of $10 million is forfeited. The DMICP provides for payment in January or July following termination of employment in a lump sum or up to 25 annual installments at the NEO’s election. All amounts accumulated under the DMICP must be paid in a lump sum within 15 days following a change in control.

2015 Proxy Statement	59

Executive Compensation

2014 Nonqualified Deferred Compensation

Name		Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)		(b)	(c)	(d)	(e)	(f)
Marillyn A. Hewson	NQSSP	346,382	55,421	80,521	0	2,730,412
	DMICP (Bonus)	3,100,064	0	691,184	0	12,809,333
	DMICP (LTIP1 Mandatory)	0	0	353,236	276,373	1,402,870
	DMICP (LTIP2 Voluntary)	276,373	0	390,131	0	5,170,469
	TOTAL	3,722,819	55,421	1,515,072	276,373	22,113,084
Bruce L. Tanner	NQSSP	193,550	30,968	453,989	0	3,204,844
	DMICP (Bonus)	0	0	280,862	0	1,392,177
	DMICP (LTIP1 Mandatory)	0	0	438,340	811,271	1,740,858
	DMICP (LTIP2 Voluntary)	0	0	0	0	0
	TOTAL	193,550	30,968	1,173,191	811,271	6,337,879
Sondra L. Barbour	NQSSP	135,344	21,655	69,703	0	811,207
	DMICP (Bonus)	0	0	40,244	0	159,864
	DMICP (LTIP1 Mandatory)	0	0	178,741	300,471	709,864
	DMICP (LTIP2 Voluntary)	0	0	79,084	0	314,079
	TOTAL	135,344	21,655	367,772	300,471	1,995,014
Orlando P. Carvalho	NQSSP	0	0	0	0	0
	DMICP (Bonus)	0	0	44,300	0	182,261
	DMICP (LTIP1 Mandatory)	0	0	123,416	125,196	490,144
	DMICP (LTIP2 Voluntary)	0	0	0	0	0
	TOTAL	0	0	167,716	125,196	672,405
Maryanne R. Lavan	NQSSP	100,712	23,697	151,249	0	1,647,752
	DMICP (Bonus)	19,043	0	228,969	0	918,609
	DMICP (LTIP1 Mandatory)	0	0	89,370	150,235	354,932
	DMICP (LTIP2 Voluntary)	24,521	0	150,187	0	661,625
	TOTAL	144,276	23,697	619,775	150,235	3,582,918

This table reports compensation earned by the NEOs and deferred under our NQSSP and DMICP. The NQSSP is a nonqualified 401(k) plan with an employer match on a portion of the salary deferral. Three types of compensation may be deferred into the DMICP:

●	Annual incentive bonus (“DMICP (Bonus)”).

●	Amounts earned under our LTIP program but mandatorily deferred into company stock for two years (and subject to forfeiture) (“DMICP (LTIP1 Mandatory)”).

●	Amounts payable under our LTIP program and voluntarily deferred (“DMICP (LTIP2 Voluntary)”).

Executive Contributions in Last Fiscal Year (Column (b))

Includes 2014 salary deferrals to NQSSP, annual incentive bonus paid in 2014 for 2013 performance deferred to DMICP, and voluntary deferrals of LTIP for the 2011–2013 period to the DMICP. The table reflects the year in which the deferral is credited to the NEO’s account (2014) and not the year in which it was earned (2013).

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Executive Compensation

Registrant Contributions in Last Fiscal Year (Column (c))

Includes 2014 Corporation matching contributions to NQSSP. The NQSSP match is also included in column (i) of the “Summary Compensation Table.” The table reflects the year in which the deferral is credited to the NEO’s account (2014) and not the year in which it was earned (2013).

Aggregate Withdrawals/Distributions (Column (e))

Includes distributions of mandatory LTIP deferral from the 2009-2011 period in January 2014 following the end of the two-year deferral period.

Aggregate Balance at Last Fiscal Year End (Column (f))

The following table lists the amounts reported as executive or registrant contributions in columns (b) and (c) of the “2014 Nonqualified Deferred Compensation” table that are also reported as compensation in the “Summary Compensation Table” for 2014. These contributions consist of NEO and Corporation contributions made to the NQSSP for service in 2014. Contributions with respect to 2014 performance deferred in 2015 (annual incentive bonus and LTIP) are not included as these amounts are not credited until 2015, and are not included in column (f). The following table also lists the amounts reported in column (f) as part of the Aggregate Balance at Last FYE (2014) that is reported as compensation for prior years in the “Summary Compensation Table” for years beginning with 2006. For 2014, there were no earnings in excess of 120% of the applicable federal rate.

		Of Amount Reported in Column (f)
Name	Aggregate Balance at December 31, 2014 in Column (f) ($)	NEO and Corporation Contributions to NQSSP Reported in “Summary Compensation Table” for 2014 ($)	Amount Reported in “Summary Compensation Table” for Prior Years (Beginning with 2006) ($)
Ms. Hewson	22,113,084	401,803	7,839,595
Mr. Tanner	6,337,879	224,518	2,842,073
Ms. Barbour	1,995,014	156,999	144,129
Mr. Carvalho	672,405	0	0
Ms. Lavan	3,582,918	124,409	146,973

2015 Proxy Statement	61

Executive Compensation

Potential Payments Upon Termination or Change in Control

The table below summarizes the benefits that become payable to a NEO at, following, or in connection with any termination, including resignation, severance, retirement, or a constructive termination of a NEO, or a change in control under the terms of our benefit plans.

SUMMARY OF PAYMENT TRIGGERS
PENSION-QUALIFIED[1]

Retirement - Annuity payable on a reduced basis at age 55; annuity payable on a non-reduced basis at age 60; steeper reduction for early commencement at age 55 for terminations prior to age 55 than for terminations after age 55.

Change in Control - No acceleration.

Death/Disability/Layoff - Spousal annuity benefit as required by law in event of death unless waived by participant. For either (i) disability between age 53 and 55 with eight years of service or (ii) layoff between age 53 and 55 with eight years of service or before age 55 with 25 years of service, participant is eligible for the more favorable actuarial reductions for participants terminating after age 55.

Divestiture[2] - No provisions; absent a negotiated transfer of liability to buyer, treated as retirement or termination.

Termination/Resignation - Annuity payable on a reduced basis at age 55; annuity payable on a non-reduced basis at age 60; steeper reduction for early commencement at age 55 for terminations prior to age 55 than for terminations after age 55.

SUPPLEMENTAL PENSION[1]

Retirement - Annuity or lump sum at later of age 55 or termination.

Change in Control - Lump sum.

Death/Disability/Layoff - Annuity or lump sum at later of age 55 or termination.

Divestiture[2] - No provisions; absent a negotiated transfer of liability to buyer, treated as retirement or termination.

Termination/Resignation - Annuity or lump sum.

LTIP

Retirement/Death/Disability/Layoff - Prorated payment at the end of the three-year performance period for retirement, death, disability, or layoff during that period. Immediate payment for retirement, death, disability, or layoff during the mandatory deferral period (if applicable) based on closing price of our stock on date of triggering event.

Change in Control - Immediate payment at target for change in control event occurring during performance cycle if award is not assumed by buyer; immediate payment at target following involuntary termination without cause or voluntary termination with good reason within 24 months of change in control during performance cycle if award is assumed by buyer.

Divestiture[2] - Prorated payment at the end of the three-year performance period for divestiture during that period.

Termination/Resignation - Forfeited if termination occurs prior to becoming retirement-eligible; termination on or after (i) age 55 and ten years of service or (ii) age 65 treated as retirement-eligible.

OPTIONS

Retirement - Forfeit unvested options if retirement occurs prior to one-year anniversary of date of grant. If retirement occurs after one-year anniversary of date of grant, forfeit unvested options and vested options expire at ten-year term.

Change in Control - Immediate vesting.

Death/Disability/Layoff - Immediate vesting in event of death/disability. In the event of layoff, forfeit unvested options if layoff occurs prior to one-year anniversary of date of grant.

If layoff occurs after one-year anniversary of date of grant, forfeit unvested options and vested options expire at the end of ten-year term.

Divestiture[2] - Term of options limited to five years; options become exercisable on date the options would have otherwise vested.

Termination/Resignation - Vested options expire 30 days after termination or resignation. Forfeit unvested options if termination occurs prior to age 55; resignation on or after age 55 treated as retirement.

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Executive Compensation

RSUs

Retirement - For 2012 awards, vest in one-third increments for each full year of service following date of grant. Beginning with 2013 award, continued vesting subject to six-month minimum service from date of grant.

Change in Control - For 2012 awards, immediate vesting of RSUs and dividend equivalents on effective date of termination of employment following change in control. Beginning with 2013 awards, immediate vesting if not assumed by buyer. If assumed by buyer, immediate vesting following involuntary termination without cause or voluntary termination with good reason within 24 months of change in control.

Death/Disability/Layoff - For 2012 awards, vest in one-third increments for each full year of service following date of grant. Beginning with 2013 award, continued vesting after layoff, subject to six-month minimum service from date of grant. For all awards, immediate vesting following death or disability.

Divestiture[2] - Immediate vesting.

Termination/Resignation - Forfeit unvested RSUs and dividend equivalents if termination occurs prior to becoming retirement-eligible; for 2012 awards, termination on or after (i) age 55 and five years of service or (ii) age 65 treated as retirement-eligible. Beginning with 2013 awards, termination on or after (i) age 55 and ten years of service or (ii) age 65 with at least six months of service during the performance cycle is treated as retirement-eligible.

PSUs

Retirement - Prorated payment of PSUs and dividend equivalents at the end of the three-year performance period for retirement during that period subject to six-month minimum service from date of grant.

Change in Control - Immediate payment of PSUs and dividend equivalents at target if award is not assumed by buyer. If award is assumed by buyer, immediate payment at target following involuntary termination without cause or voluntary termination with good reason within 24 months of change in control.

Death/Disability/Layoff - Prorated payment of PSUs and dividend equivalents at the end of the three-year performance period for death, disability, or layoff during that period subject to six-month minimum service from date of grant in the case of layoff.

Divestiture[2] - Prorated payment of PSUs and dividend equivalents at the end of the three-year performance period for divestiture during that period.

Termination/Resignation - Forfeit PSUs and dividend equivalents if termination occurs prior to becoming retirement-eligible; termination on or after (i) age 55 and ten years of service or (ii) age 65 treated as retirement-eligible.

EXECUTIVE SEVERANCE PLAN

Retirement - No payment.

Change in Control - No payment unless terminated.

Death/Disability - No payment for death or disability.

Layoff - Payment of a lump sum amount equal to a multiple of salary, MICP, and health care continuation coverage cost and outplacement and relocation assistance. The multiple of salary and MICP for the CEO is 2.99; for all other NEOs it is 1.0.

Divestiture[2] - No payment.

Termination/Resignation - No payment.

ANNUAL INCENTIVE BONUS[3]

Retirement - Payment may be prorated for retirement during the year with six months of participation in the year.

Change in Control - No provision.

Death/Disability/Layoff - Payment may be prorated for death, disability, or layoff during the year with six months of participation in the year.

Divestiture[2] - No provision.

Termination/Resignation - Eligible for prorated award if termination/ resignation occurs after December 1 with six months of participation in the year.

DMICP[4]

Retirement - Lump sum or installment payment in accordance with NEO elections.

Change in Control - Immediate lump sum payment.

Death/Disability/Layoff - Lump sum or installment payment in accordance with NEO elections, except lump sum only for layoff prior to age 55.

Divestiture[2] - Follows termination provisions.

Termination/Resignation - Lump sum if termination is prior to age 55; after age 55, lump sum or installment payment in accordance with NEO elections.

NQSSP[4]

Retirement - Lump sum or installment payment in accordance with NEO elections.

Change in Control - Immediate lump sum payment

Death/Disability/Layoff - Lump sum for death; for disability or layoff, lump sum or installment payment in accordance with NEO elections.

Divestiture[2] - Lump sum or installment payment in accordance with NEO elections.

Termination/Resignation - Lump sum or installment payment in accordance with NEO elections.

(1)	See “2014 Pension Benefits” table on page 58 for present value of accumulated benefit.
(2)	Divestiture is defined as a transaction which results in the transfer of control of a business operation to any person, corporation, association, partnership, joint venture, or other business entity of which less than 50% of the voting stock or other equity interests (in the case of entities other than corporations) is owned or controlled directly or indirectly by us, one or more of our subsidiaries, or by a combination thereof following the transaction.
(3)	See “Compensation Discussion and Analysis” commencing on page 30 for discussion of annual incentive bonus payment calculation.
(4)	See “Aggregate Balance at Last FYE” column in “2014 Nonqualified Deferred Compensation” table on page 60 for amount payable.

2015 Proxy Statement	63

Executive Compensation

The following table quantifies the payments under our executive compensation programs as a result of a change in vesting provisions in stock options, RSUs, and LTIP awards and the lump sum payable under the Supplemental Pension that would be made assuming a termination event had occurred on December 31, 2014. Payments under other plans do not change as a result of the termination event and quantification of those payments are found elsewhere in this Proxy Statement or are paid under plans available generally to salaried employees. Numbers have been rounded to the nearest dollar.

Potential Payments Upon Termination or Change in Control

Name		Retirement ($)	Change In Control ($)	Death/ Disability ($)	Layoff ($)	Divestiture ($)	Termination/ Resignation ($)
Marillyn A. Hewson	Supplemental Pension	35,596,156	35,596,156	35,596,156	35,596,156	35,596,156	35,596,156
	LTIP	0	4,264,000	0	0	0	0
	Options	0	3,056,431	3,056,431	0	3,056,431	0
	RSUs	1,476,391	13,669,096	13,669,096	1,476,391	13,669,096	1,476,391
	PSUs	0	22,111,693	0	0	0	0
	Executive Severance	0	0	0	12,523,190	0	0
	TOTAL	37,072,547	78,697,376	52,321,683	49,595,736	52,321,683	37,072,547
Bruce L. Tanner	Supplemental Pension	11,849,720	11,849,720	11,849,720	11,849,720	11,849,720	11,849,720
	LTIP	0	1,548,000	0	0	0	0
	Options	0	3,582,697	3,582,697	0	3,582,697	0
	RSUs	1,730,436	6,749,218	6,749,218	1,730,436	6,749,218	1,730,436
	PSUs	0	8,015,958	0	0	0	0
	Executive Severance	0	0	0	1,843,474	0	0
	TOTAL	13,580,156	31,745,593	22,181,635	15,423,630	22,181,635	13,580,156
Sondra L. Barbour	Supplemental Pension	0	5,630,266	0	0	0	0
	LTIP	0	1,004,600	0	0	0	0
	Options	0	973,260	973,260	0	973,260	0
	RSUs	0	3,405,662	3,405,662	470,005	3,405,662	0
	PSUs	0	5,215,299	0	0	0	0
	Executive Severance	0	0	0	1,268,239	0	0
	TOTAL	0	16,229,087	4,378,922	1,738,244	4,378,922	0
Orlando P. Carvalho	Supplemental Pension	8,452,745	8,452,745	8,452,745	8,452,745	8,452,745	8,452,745
	LTIP	0	1,080,300	0	0	0	0
	Options	0	1,094,876	1,094,876	0	1,094,876	0
	RSUs	528,790	3,370,934	3,370,934	528,790	3,370,934	528,790
	PSUs	0	2,459,304	0	0	0	0
	Executive Severance	0	0	0	1,444,968	0	0
	TOTAL	8,981,535	16,458,159	12,918,555	10,426,503	12,918,555	8,981,535
Maryanne R. Lavan	Supplemental Pension	7,237,874	7,237,874	7,237,874	7,237,874	7,237,874	7,237,874
	LTIP	0	1,495,000	0	0	0	0
	Options	0	2,122,973	2,122,973	0	2,122,973	0
	RSUs	1,025,428	5,351,016	5,351,016	1,025,428	5,351,016	1,025,428
	PSUs	0	2,545,699	0	0	0	0
	Executive Severance	0	0	0	1,402,630	0	0
	TOTAL	8,263,302	18,752,562	14,711,863	9,665,932	14,711,863	8,263,302

Termination/Resignation

Resignation by executives who are eligible for retirement, for purposes of this table, is treated as retirement. Ms. Barbour was not eligible for retirement on December 31, 2014; Ms. Hewson, Mr. Tanner, Mr. Carvalho, and Ms. Lavan were eligible for retirement as of that date.

64     www.lockheedmartin.com/investor

Executive Compensation

Supplemental Pension

The Supplemental Pension lump sum value was calculated using plan assumptions and age of the executive as of December 31, 2014. Payments under the Supplemental Pension do not commence prior to age 55, except in the case of a change in control. Ms. Barbour had not attained age 55 by December 31, 2014, and would have been eligible for an immediate lump sum for a termination only in the event of a change in control. The lump sum payable upon change in control has been reduced to reflect early payment. The Supplemental Pension assumptions in effect for December 31, 2014, are a 4.00% discount rate (2.00% for benefits earned prior to 2005) and use of the 1983 Group Annuity Mortality table. The Supplemental Pension assumptions are set forth in the plan document and are different than the assumptions used to calculate the accrued benefit reported in the “2014 Pension Benefits” or “Summary Compensation” tables or for financial reporting. In the event of any other termination, Ms. Barbour’s accrued pension benefit would be payable at age 55.

Long-Term Incentive Performance Awards

The table shows an amount payable only in the event of a change in control trigger event for the 2013-2015 and 2014-2016 LTIP performance periods. For a trigger event based upon death, disability, retirement (or resignation after satisfying the requirements for retirement), layoff or divestitures on December 31, 2014, amounts (if any) for the 2013-2015 and 2014-2016 LTIP performance periods would not be payable until after the end of the performance period. The table does not include amounts for the 2012-2014 cycle or mandatory deferrals for the 2010-2012 cycle to the extent these amounts became payable on December 31, 2014 independent of the occurrence of any of the listed trigger events.

Stock Options

The value attributable to the vesting of stock options was based upon the number of unvested stock options multiplied by the difference between the closing price of our stock on December 31, 2014 ($192.57) and the option exercise price. As of December 31, 2014, portions of stock option grants made in 2012 were unvested. See “Outstanding Equity Awards at 2014 Fiscal Year-End” table for terms of option grants. We did not grant stock options in 2013 or 2014.

Restricted Stock Units

The table includes the portion of RSUs granted in 2012 that vest on a prorated basis for a retirement or layoff occurring on December 31, 2014. All 2013 and 2014 RSUs would continue to vest for retirement or layoff occurring on December 31, 2014, and would not become payable until January 2016 and January 2017, respectively, and are not included in the table. For a change of control (assuming satisfaction of the double trigger), death, disability or divestiture, the reported value of the RSUs was based upon the closing price of our stock on December 31, 2014 ($192.57) plus accrued dividend equivalents.

Performance Stock Units

The table shows an amount payable only in the event of a change in control trigger event for the 2013–2015 and 2014-2016 performance periods. The amount shown for the PSUs upon a change in control is the target level of the shares valued using the closing price of our stock on December 31, 2014 ($192.57) plus accrued dividend equivalents. The table assumes the double trigger occurred. For a trigger event based upon death, disability, retirement (or resignation after satisfying the requirements for retirement), layoff or divestitures on December 31, 2014, amounts (if any) for the 2013–2015 and 2014-2016 PSU performance periods would not be payable until after at the end of the applicable performance period.

Executive Severance

The total amounts projected for severance payments due to layoff are based on the plan approved by the Board in 2008. It includes payment for salary and target annual incentive equivalent to one-year’s payment (2.99 years for Ms. Hewson), estimated costs for benefits continuation for one year, outplacement services, and relocation assistance (if required under the plan terms).

2015 Proxy Statement	65

DIRECTOR COMPENSATION

2014 Annual Directors’ Compensation (Non-Employee Directors)

Annual Cash Retainer	$130,000
Annual Equity Retainer [1]	$130,000
Audit Committee Chairman Fees	$25,000
Management Development and Compensation	$20,000
Committee Chairman Fees
Other Committee Chairman Fees	$15,000
Lead Director Fees	$25,000
Deferred Compensation Plan	Deferral plan for
cash retainer
Stock Ownership Guidelines – Ownership in common stock or stock units with a value equivalent to five times the annual cash retainer within five years of joining the Board [2]
Travel Accident Insurance	$1,000,000
Director Education	Reimbursed for
costs and expenses

(1)	Payable under the Lockheed Martin Corporation 2009 Directors Equity Plan (“Directors Equity Plan”).
(2)	Each non-employee director has exceeded the stock ownership guidelines.

The non-employee director annual retainer of $260,000 (not including Lead Director or committee chairmen fees) is paid 50% in cash and 50% in equity. The cash portion of the non-employee director retainer is paid quarterly. The Directors Equity Plan governs the equity portion of the non-employee director retainer. For 2014, each non-employee director had the opportunity to elect to receive:

●	A number of stock units with an aggregate grant date fair value of $130,000 on January 27, 2014; or

●	Options to purchase a number of shares of Lockheed Martin common stock, which options had an aggregate grant date fair value equal to $130,000 on January 27, 2014; or

●

A combination of stock units with an aggregate grant date fair value equal to $65,000 and options to purchase a number of shares of Lockheed Martin common stock, which options had an aggregate grant date fair value equal to $65,000 on January 27, 2014.

In June 2014, the Board resolved that each non-employee director would elect to receive the equity portion of the retainer in the form of stock units for each year beginning with 2015 and would not elect options to purchase shares unless the Board resolution is further amended or revoked.

In 2014, the Board reviewed publicly available data for the companies in our peer group relating to committee fees. It determined that the Corporation’s committee chairman fees were lower than the peer group median. Based on this information, the Board approved an increase in the annual rate for each committee chairman beginning July 1, 2014 to the rate set forth in the chart with the increase to be effective on a pro rata basis with half of the increase applicable to the period from July 1, 2014 to December 31, 2014.

The Directors Equity Plan provides that a director eligible for retirement at the next Annual Meeting receives a prorated grant (one-third) for the four months of service prior to the Annual Meeting. Except in certain circumstances, options and stock units vest 50% on June 30 and 50% on December 31 following the grant date. Upon a change in control or a director’s retirement, death, or disability, the director’s stock units and outstanding options become fully vested, and the director has the right to exercise the options. Upon a director’s termination of service from our Board, we distribute the vested stock units, at the director’s election, in whole shares of stock or in cash, in a lump sum, or in annual installments over a period of up to 20 years. Prior to distribution, a director has no voting, dividend, or other rights with respect to the stock units held under the Directors Equity Plan, but is credited with additional stock units representing dividend equivalents (converted to stock units based on the closing price of our stock on the dividend payment dates). The options have a term of ten years.

The Directors Equity Plan provides that equity grants are made with respect to a calendar year on the second business day following the later of (i) the date of the first regular meeting of the Board in each calendar year, or (ii) the date on which the Corporation publicly releases its financial results for the previous calendar year; provided that if such date is later than February 15, the award date is February 15 (or the next business day if February 15 is not a business day). The exercise price (in the case of option grants) is the closing price of our stock on the NYSE on the date of grant.

The Lockheed Martin Corporation Directors Deferred Compensation Plan (“Directors Deferred Compensation Plan”) provides non-employee directors the opportunity to defer up to 100% of the cash portion of their fees. Deferred amounts earn interest at a rate that tracks the performance of: (i) the CAS 415 rate; (ii) the investment options available under the employee deferred compensation plans; or (iii) our company stock (with dividends reinvested), at the director’s election. The CAS 415 rate option was closed to new deferrals on July 1, 2009; amounts deferred before that date may continue to use the CAS 415 rate until such time as they are transferred to another available earnings option under the plan. Deferred fees are distributed in a lump sum or in up to 15 annual installments commencing at a time designated by the director following termination.

The following table provides information on the compensation of our directors for the fiscal year ended December 31, 2014. Ms. Hewson does not receive separate compensation for service as a director of the Corporation.

66     www.lockheedmartin.com/investor

Director Compensation

2014 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Daniel F. Akerson	107,500	108,333	0	215,833
Nolan D. Archibald	143,750	130,000	10,000	283,750
Rosalind G. Brewer	130,000	130,000	762	260,762
David B. Burritt	152,500	130,000	1,163	283,663
James O. Ellis, Jr.	143,750	130,000	4,116	277,866
Thomas J. Falk	130,000	130,000	11,184	271,184
Gwendolyn S. King	143,750	130,000	237	273,987
James M. Loy	130,000	130,000	4,438	264,438
Douglas H. McCorkindale	168,750	130,000	10,175	308,925
Joseph W. Ralston	130,000	130,000	1,257	261,257
Anne Stevens	146,250	130,000	1,374	277,624

Fees Earned or Paid in Cash (Column (b))

Represents the aggregate dollar amount of 2014 fees earned or paid in cash for services as a director, including annual retainer fees, committee chairman fees, and Lead Director fees.

Stock Awards (Column (c))

Represents the aggregate grant date fair value computed in accordance with ASC 718 for awards of stock units in 2014 under the Directors Equity Plan. The grant date fair value is the closing price of our stock on the date of grant (January 27, 2014) ($147.02). For 2014, each of the non-employee directors (with the exception of Mr. Akerson) was credited with 884 stock units with an aggregate grant date fair value of $130,000. Mr. Akerson joined the Board in February 2014 and was credited with 662 stock units. The grant date fair value on the date of the grant (March 3, 2014) was $163.55 per share with an aggregate fair value of $108,333. The outstanding number of stock units credited to each director under the Directors Equity Plan (and the comparable plan in place prior to January 1, 2009), as of December 31, 2014, were Mr. Akerson 678; Mr. Archibald 20,419; Mrs. Brewer 5,066; Mr. Burritt 5,416; Mr. Ellis 15,546; Mr. Falk 6,487; Mrs. King 28,617; Mr. Loy 14,296; Mr. McCorkindale 12,316; Mr. Ralston 18,805; and Ms. Stevens 17,401. The outstanding number of stock units credited under the Lockheed Martin Corporation Directors Deferred Stock Plan (“Directors Deferred Stock Plan”) as of December 31, 2014, was 1,485 for Mrs. King. Effective May 1, 1999, no additional shares may be awarded under the Directors Deferred Stock Plan.

All Other Compensation (Column (g))

Perquisites and other personal benefits provided to directors did not exceed $10,000. All other compensation includes matching contributions made to eligible universities, colleges, and other non-profit organizations under the Corporation’s matching gift programs. The Corporation’s matching contribution includes the following charitable contributions made in 2014 or to be made by the Corporation in 2015 to match a contribution or activity in the prior year: Mr. Archibald $10,000; Mr. Ellis $1,000; Mr. Falk $10,000; Mr. Loy $3,880; and Mr. McCorkindale $10,000. The matching gift programs are the same as the programs generally available to employees. Other amounts include tax assistance on travel expenses for a spouse accompanying a director while on business travel.

2015 Proxy Statement	67

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Directors and Executive Officers

The following table shows Lockheed Martin common stock beneficially owned by and stock units credited to each NEO, director, nominee and all NEOs, directors, nominees, and other executive officers as a group as of February 2, 2015. Except as otherwise noted, the named individuals had sole voting and investment power with respect to such securities. No director, nominee, or NEO, individually or as a group, beneficially owned more than one percent of our outstanding common stock. All amounts are rounded to the nearest whole share. No shares have been pledged. The address of each director, nominee, and executive officer is c/o Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817.

Name	Common Stock [1,2]		Stock Units*		Total
Daniel F. Akerson	3,022	[3]	1,364	[6]	4,386
Nolan D. Archibald	20,418		687	[6]	21,105
Sondra L. Barbour	84,582		21,200	[8,9,10]	105,782
Rosalind G. Brewer	5,066		2,969	[6,7]	8,035
David B. Burritt	12,102		11,183	[6,7]	23,285
Orlando P. Carvalho	97,308		18,444	[8,10]	115,752
James O. Ellis, Jr.	15,746		687	[6]	16,432
Thomas J. Falk	5,250	[4]	7,174	[6]	12,424
Marillyn A. Hewson	199,676		84,509	[8,9,10]	284,185
Gwendolyn S. King	725	[5]	30,788	[6,11]	31,513
Maryanne R. Lavan	39,134		32,648	[8,9,10]	71,782
James M. Loy	0		14,982	[6]	14,982
Douglas H. McCorkindale	33,683		26,869	[6,7]	60,552
Joseph W. Ralston	18,805		687	[6]	19,492
Anne Stevens	17,401		687	[6]	18,088
Bruce L. Tanner	326,183		36,014	[8,9,10]	362,197
All directors, nominees and executive officers as a group (22 individuals including those named above)	968,380		398,114		1,366,494

*	Does not include unvested PSUs.
(1)	Includes common stock not currently owned but which could be acquired within 60 days following February 2, 2015 through the exercise of stock options for Ms. Barbour 75,860; Mr. Burritt 6,329; Mr. Carvalho 78,171; Ms. Hewson 188,069; Ms. Lavan 33,720; Mr. McCorkindale 31,511; and Mr. Tanner 298,444. Includes shares payable at termination with respect to vested stock units credited under the Directors Equity Plan for which a director has elected payment in stock for Mr. Archibald 20,418; Mrs. Brewer 5,066; Mr. Ellis 15,546; Mr. Ralston 18,805; and Ms. Stevens 17,401. Units for which a director has elected payment in cash are reported in the “Stock Units” column. There are no voting rights associated with stock units.
(2)	Includes shares attributable to the participant’s account in the Lockheed Martin Salaried Savings Plan for Ms. Barbour 933 (includes 894 shares attributable to spouse as plan participant); Mr. Carvalho 9,738; Ms. Hewson 375; Ms. Lavan 578; and Mr. Tanner 2,239. Participants have voting power and investment power over the shares.
(3)	Includes 22 shares owned by Mr. Akerson’s spouse’s family trust.
(4)	Represents shares beneficially owned by Mr. Falk and his spouse through a family limited partnership.
(5)	Represents shares held jointly by Mrs. King and her spouse with shared voting or investment power.
(6)	Includes stock units under the Directors Equity Plan for Mr. Akerson 1,364; Mr. Burritt 6,103; Mr. Falk 7,174; Mrs. King 29,304; Mr. Loy 14,982; and Mr. McCorkindale 12,545 for which directors have elected to receive distributions of units in the form of cash. Includes shares payable at termination with respect to unvested stock units credited under the Directors Equity Plan for which a director has elected payment in stock for Mr. Archibald 687; Mrs. Brewer 687; Mr. Ellis 687; Mr. Ralston 687; and Ms. Stevens 687. There are no voting rights associated with stock units.
(7)	Includes stock units under the Directors Deferred Compensation Plan representing deferred cash compensation for Mrs. Brewer 2,282; Mr. Burritt 5,080; and Mr. McCorkindale 14,324. The stock units (including dividend equivalents credited as stock units) are distributed in the form of cash. There are no voting rights associated with stock units.
(8)	Includes stock units attributable to the participant’s account under the DMICP (including units credited under the LTIP awards) for Ms. Barbour 2,461; Mr. Carvalho 911; Ms. Hewson 7,850; Ms. Lavan 7,972; and Mr. Tanner 5,667. Although most of the units will be distributed following termination or retirement in shares of stock, none of the units are convertible into shares of stock within 60 days of February 2, 2015. There are no voting rights associated with stock units.
(9)	Includes stock units attributable to the participant’s account under the NQSSP for Ms. Barbour 1,400; Ms. Hewson 2,179; Ms. Lavan 1,695; and Mr. Tanner 3,411. Amounts credited to a participant’s account in the NQSSP are distributed in cash following termination of employment. There are no voting rights associated with stock units.
(10)	Includes unvested RSUs for Ms. Barbour 17,340; Mr. Carvalho 17,533; Ms. Hewson 74,480; Ms. Lavan 22,981; and Mr. Tanner 26,936. The RSUs represent a contingent right to receive one share of common stock. There are no voting rights associated with RSUs.
(11)	Includes stock units under the Directors Deferred Stock Plan for Mrs. King. There are no voting rights associated with stock units.

68     www.lockheedmartin.com/investor

Security Ownership of Management and Certain Beneficial Owners

Security Ownership of Certain Beneficial Owners

The following table shows information regarding each person known to be a “beneficial owner” of more than 5% of our common stock. For purposes of this table, beneficial ownership of securities generally means the power to vote or dispose of securities, or the right to acquire securities that may be voted or disposed of, regardless of any economic interest in the securities. All information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on the dates indicated in the footnotes to this table.

Name and Address	Amount of Common Stock	Percent of Outstanding Shares
State Street Corporation and State Street	54,880,993	17.4
Bank and Trust Company [1]
State Street Financial Center
One Lincoln Street
Boston, MA 02111
Capital World Investors [2]	28,660,937	9.0
333 South Hope Street
Los Angeles, CA 90071
BlackRock, Inc. [3]	18,949,996	6.0
55 East 52nd Street
New York, NY 10022

(1)	As reported on a Schedule 13G filed on February 12, 2015 by State Street Corporation (“State Street”) and State Street Bank and Trust Company. State Street Bank and Trust Company beneficially owns 48,226,351 of the 54,880,993 shares held by State Street and its direct and indirect subsidiaries, acting in various capacities. Both State Street and State Street Bank and Trust Company have sole voting power with respect to 1,900,147 shares. State Street has shared voting power with respect to 52,980,846 shares, and State Street Bank and Trust Company has shared voting power with respect to 46,326,204 shares. State Street has shared dispositive power with respect to 54,880,993 shares and State Street Bank and Trust Company has shared dispositive power with respect to 48,226,351 shares. State Street Bank and Trust Company holds 43,620,711 of its 48,226,351 shares as trustee, independent fiduciary and/or investment manager for various Lockheed Martin employee benefit plans. In this capacity, State Street Bank and Trust Company has dispositive power and voting power over the shares in certain circumstances.
(2)	As reported on a Schedule 13G/A filed on February 13, 2015 by Capital World Investors (“Capital World”), a division of Capital Research and Management Company (“Capital Research”). Capital World had sole voting and dispositive power with respect to such shares and is deemed to be the beneficial owner as a result of Capital Research acting as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.
(3)	As reported on a Schedule 13G/A filed on February 9, 2015 by BlackRock, Inc. BlackRock, Inc. and its subsidiaries had sole dispositive power with respect to 18,928,272 shares and sole voting power over 16,694,495 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors (and persons who own more than 10% of our equity securities) file reports of ownership and changes in ownership with the SEC, the NYSE, and with us. Based solely on our review of copies of forms and written representations from reporting persons, we believe that all ownership filing requirements were timely met during 2014.

2015 Proxy Statement	69

STOCKHOLDER PROPOSALS

The stockholders identified below have submitted the following proposals to be voted upon at the Annual Meeting. In accordance with SEC rules, we are reprinting the proposals and supporting statements as they were submitted to us. The Corporation is not responsible for the contents thereof or any inaccuracies the proposals may contain.

Proposal 4: Stockholder Proposal on Written Consent

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner of no less than 100 shares of common stock of the Corporation having a market value greater than $2,000, has notified the Corporation that he intends to present the following proposal at this year’s Annual Meeting:

Proposal 4 – Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of shareholders outside the annual meeting cycle.

A shareholder right to act by written consent is one method to equalize our limited provisions for shareholders to call a special meeting. For instance it takes 25% of all Lockheed shareholders to simply call a special meeting. Delaware law allows 10% of shareholders to call a special meeting.

Our clearly improvable F-35 stealth fighter program as reported in a July 2014 Reuter’s Analysis & Opinion article is an added incentive to vote for this proposal:

Pentagon’s big budget F-35 fighter “can’t turn, can’t climb, can’t run” The U.S. military grounded all F-35s after an F-35 caught fire on a runway in June 2014.

F-35s sitting idle could be a preview of a future in which potentially thousands of the Pentagon’s fighter-jets can’t reliably fly. There’s real reason to worry. The June incident might reflect serious design flaws that could render the F-35 unsuitable for combat.

The Pentagon grounded F-35s at least 13 times since 2007, mostly due to problems with its Pratt & Whitney F135 engine, specifically the engine turbine blades. “The repeated problems with the same part of the engine may be indications of a serious design and structural problem with the F-35 engine,” said Johan Boeder, a Dutch aerospace expert. Pratt & Whitney already totally redesigned the F135 in an attempt to end its history of frequent failures. But there’s only so much engineers can do.

The F-35 is extraordinarily heavy for a single-engine plane, up to 35 tons. By comparison, the F-15 fighter weighs 40 tons. But it has two engines. Even with that 20 tons of thrust, the new stealth fighter is still sluggish. The F-35 “is a dog…overweight and underpowered,” according to Winslow Wheeler, director of the Straus Military Reform Project.

Minor fixes might get the F-35 flying again soon – for a while. But fundamental design flaws could vex the F-35 for decades to come, forcing the Pentagon to suspend flying far too often, potentially jeopardizing U.S. national security.

Returning to the core topic of this proposal from the context of our clearly improvable F-35 stealth fighter program, please vote to protect shareholder value:

Right to Act by Written Consent – Proposal 4

Board of Directors Statement in Opposition to Proposal 4

The proponent has submitted the same written consent proposal in three of the last four years. Each time, the proposal has failed to win majority support. In fact, a substantial majority of the votes cast in each of those years has been against the proposal.

After each vote, your Board has reviewed the level of support for the written consent proposal and discussed with key investors the advantages and disadvantages of written consent provisions. Your Board recognizes that stockholders want a way to initiate action between annual meetings. Based on its review of written consent provisions generally, the fact that a significant majority of the votes cast in recent years has been against the proposal and the lack of safeguards in the proponent’s proposal, your Board recommends a vote against the proposal. We believe our current special meeting

70     www.lockheedmartin.com/investor

Stockholder Proposals

provision strikes an appropriate balance and ensures that all stockholders have a fair opportunity to participate in matters being considered for action by our stockholders.

The proposal asks that the Corporation amend its governing documents to permit written consent by stockholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all stockholders entitled to vote thereon were present and voting.

As proposed, there is no requirement that all stockholders receive notice of the written consent proposal, be given adequate time to review the subject matter of the proposal being considered by written consent, be given the opportunity to consider alternative views on a proposal or be afforded the opportunity to debate the merits of the proposal at an open meeting. The written consent proposal does not impose any ownership requirements on the stockholders soliciting written consent and, as a result, it could be initiated by a single stockholder holding a very small number of shares, who in turn could sell those shares immediately after initiating the written consent solicitation.

Requiring that all stockholder business be acted upon at a meeting is an inherently more structured, democratic and open process than the proposed arrangement and helps to ensure the accuracy and completeness of information presented to all stockholders for their consideration. The Board believes that matters which are sufficiently important to require stockholder approval should be communicated in advance, so that they can be considered and voted upon by all stockholders based on appropriate and timely disclosure.

Stockholders have a number of ways to communicate concerns and influence oversight of the Corporation.

●	All directors are elected annually by our stockholders.
●	In uncontested elections, directors must receive a majority of the votes cast to be elected.
●

To ensure that stockholders have an opportunity to raise important issues between annual meetings, the Corporation engages directly with its largest stockholders throughout the year to seek their views on important corporate governance matters and executive compensation practices. All stockholders may contact the Lead Director (at Lead.Director@lmco.com) individually or the non-management directors as a group at any time (see page 79).

●

The Corporation does not have a Stockholder Rights Plan or so-called “Poison Pill” in place. Your Board has stated that if it was to adopt a Stockholder Rights Plan, we would seek stockholder ratification within 12 months.

●

Our Bylaws provide that an individual stockholder beneficially owning shares entitled to cast 10% or more of the votes at a meeting, or a group of stockholders beneficially owning shares entitled to cast 25% or more of such votes can cause the Corporate Secretary to call a special meeting.

We impose no restrictions on the timing of special meetings and the only restriction as to the subject matter is that, unless requested by stockholders entitled to cast a majority of all votes, a special meeting need not be held to consider a matter that is substantially the same as a matter voted upon at any special meeting held within the previous 12 months. Our Bylaws require minimum advance notice and disclosures regarding the matters to be presented and voted upon at meetings, as well as relevant information about the interests of the proponents of such actions. Stockholder action through meetings in this manner provides the Board with the opportunity to consider stockholder proposals carefully and to make appropriate recommendations to stockholders regarding the proposals.

By contrast, allowing stockholders to act by written consent circumvents the deliberative process and allows stockholders to take action without complying with the procedural safeguards inherent in the stockholder meeting process. The proposed arrangement provides greater opportunity for abuse.

●

It may encourage short-term stock ownership manipulation by a small group of investors to advance a special agenda that may be contrary to the long-term best interests of the Corporation and its stockholders.

●

It may result in frequent special interest demands or complaints relating to the ordinary business of the Corporation that distract management and the Board and may result in significant administrative burdens and expense.

●	It may create confusion because multiple groups of stockholders would be able to solicit written consents simultaneously, some of which may be duplicative or contradictory.
●

It deprives stockholders of (i) the opportunity to deliberate in a transparent manner, or even to receive accurate and complete information, (ii) the ability to present their own views on a particular issue, and (iii) the benefit of hearing the views of other stockholders and the Board on important issues.

Our approach limits the potential abuse that is inherent in the written consent process by providing all stockholders with the ability to participate in a meaningful, deliberative and democratic process.

Your Board believes that our current governance structure strikes an appropriate balance between permitting stockholders to raise important matters at any time and ensuring that all stockholders are afforded an opportunity for meaningful participation based on accurate and complete public disclosure. The Board will continue to review best corporate governance practices and adopt those practices that it believes, in light of the circumstances, serve the best interests of the Corporation and our stockholders.

The Board of Directors recommends a vote AGAINST Proposal 4.

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Stockholder Proposals

Proposal 5: Stockholder Proposal on Lobbying Expenditures

The Congregation of Sisters of St. Agnes, 320 County K, Fond du Lac, Wisconsin 54937, the beneficial owner of 32 shares of common stock of the Corporation having a market value greater than $2,000, has notified the Corporation that it intends to present the follow proposal at this year’s Annual Meeting:

Whereas, corporate lobbying exposes our company to risks that could adversely affect the company’s stated goals, objectives, and ultimately shareholder value, and

Whereas, we rely on the information provided by our company to evaluate goals and, therefore, have a strong interest in full disclosure of our company’s lobbying to evaluate whether it is consistent with our company’s expressed goals and in the best interests of stockholders and long-term value;

Resolved, the stockholders of Lockheed Martin Corporation (“Lockheed”) request that the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by Lockheed used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	Lockheed’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Lockheed is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Lockheed’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability in our company’s use of corporate funds to influence legislation and regulation. Lockheed is a member of the Chamber of Commerce, which is characterized as “by far the most muscular business lobby group in Washington” (“Chamber of Secrets,” Economist, April 21, 2012) and has spent over $1 billion on lobbying since 1998. Lockheed does not comprehensively disclose its trade association memberships and does not disclose its individual trade association payments. Lockheed does disclose the dollar range amounts of its trade association dues that are attributable to lobbying, but it is unclear whether this captures all payments made to trade associations, leaving a potential loophole. Disclosing a dollar range comprising only dues leaves open the possibility that there could be additional payments to trade associations that are used for lobbying and are not being disclosed.

Lockheed spent more than $29.8 million in 2012 and 2013 on direct federal lobbying activities (opensecrets.org). These figures do not include lobbying expenditures to influence legislation in states, where Lockheed also lobbies. And Lockheed does not disclose membership in or payments to tax-exempt organizations that write and endorse model legislation, such as the American Legislative Exchange Council (ALEC).

We urge stockholders to vote for this proposal.

Board of Directors Statement in Opposition to Proposal 5

This proposal is substantially similar to the stockholder proposal that we received and responded to in 2013. The 2013 proposal was sponsored by the Sisters of St. Francis of Philadelphia and co-sponsored by the Congregation of St. Agnes. At that time, we made significant enhancements to our “Political Disclosures” webpage, located at: http://www.lockheedmartin.com/us/who-we-are/corporate-governance/political-disclosures.html, to provide more information about the Corporation’s lobbying and political activities. Most of the information requested in the 2014 version of this proposal already is disclosed on our website and in various federal and state filings required by law.

The Ethics and Sustainability Committee of the Board of Directors, which is composed entirely of independent directors, oversees our advocacy efforts, government affairs activities and political spending, receives reports from management on these matters, supervises the relevant corporate policies and reviews the purposes and benefits of these activities. The Corporation’s political activities are audited on a regular basis in accordance with the Corporation’s established audit schedule. Outside legal counsel provides regular guidance regarding compliance with the laws and regulations applicable to our government relations activities.

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Stockholder Proposals

In response to the proposal in 2013, we significantly increased our political and lobbying information disclosure. For example, Lockheed Martin now publicly discloses:

●	information about corporate governance policies and procedures with respect to political activities;
●	our policy governing political expenditures from corporate funds (including an express statement about independent expenditures); and
●	expanded information about the company’s participation with trade associations.

To make the information more readily accessible we also now include on our webpage a detailed listing of Political Action Committee disbursements and Lobbying Reports (LD-2), rather than links to the Federal Election Commission and House Clerk’s websites.

Through the Lobbying Disclosure Act at the federal level and similar state laws, the lobbying activities of companies, including Lockheed Martin, are disclosed to the public on an ongoing basis. These reports detail the issues the company lobbied on, the houses of Congress and federal agencies lobbied and the total amounts expended during each calendar quarter on lobbying activities. By law, the amount disclosed must contain the portion of any trade association payments that are used for lobbying. In addition, in response to another stockholder proposal in 2011, we agreed to disclose on our website all trade associations to which we pay dues of $50,000 or more and the portion of those dues that is considered non-deductible lobbying under the Internal Revenue Code. Because we use the more expansive definition of lobbying contained in Section 162(e)(1) of the Internal Revenue Code, rather than the Lobbying Disclosure Act definition, the Corporation’s reported quarterly lobbying amount already contains all payments for state lobbying activities as well as grassroots lobbying efforts.

Lockheed Martin’s enhanced disclosures are reflected in the increased score we received on the CPA-Zicklin Index of Corporate Political Accountability and Disclosure. The CPA-Zicklin Index is a tool used by investors to evaluate a company’s disclosure and accountability policies and practices related to political activities. Our total score increased from 28 in 2012 to 78.6 in 2013. In 2014, CPA-Zicklin increased the number of companies it evaluates from 200 to 299, and divided the pool of companies into five tiers based on their scores. In 2014, Lockheed Martin maintained its 78.6 score, placing it solidly in the upper ranks of the second tier.

Your Board is dedicated to being responsive to its stockholders and providing information to allow stockholders to make informed decisions, but this repeat proposal would not yield much more information than is available today on our website and/or contained in certain of our state and federal disclosures. We believe our current policies provide for an appropriate level of disclosure as well as a timely disclosure of Lockheed Martin’s political expenditures.

Your Board does not believe that additional detailed disclosure of these amounts as contemplated by this proposal would be beneficial to our stockholders or potential investors. Adoption of this proposal would result in additional administrative burdens and would cause us to expend resources creating additional reports disclosing lobbying expenditures, which would duplicate reports that already are publicly available.

The Board of Directors recommends a vote AGAINST Proposal 5.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Do I need an admission ticket to attend the Annual Meeting?

Yes. You must present both an admission ticket and valid, government-issued photographic identification to attend the Annual Meeting. Please follow the advance registration instructions on page 80. If you do not have an admission ticket and valid, government-issued photographic identification, you will not be admitted into the Annual Meeting. For security reasons, all hand-carried items will be subject to inspection, and all bags, briefcases, and packages must be checked. Cameras, cell phones, and other electronic devices will not be allowed in the meeting room.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on February 27, 2015 (the “Record Date”) are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 316,281,567 shares outstanding. Each share outstanding on the Record Date is entitled to one vote on each proposal presented at the Annual Meeting. This includes shares held through Direct Invest, our dividend reinvestment and stock purchase plan, or through our employee benefit plans. Your proxy card shows the number of shares held in your account(s).

What is the difference between holding shares as a registered stockholder and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the “registered stockholder” of those shares. We mail the Proxy Materials and our Annual Report to you directly.

If your shares are held in a stock brokerage account or by a bank or other nominee (“street name”), you are considered the “beneficial owner” of the shares that are registered in street name. In this case, the Proxy Materials and our Annual Report were forwarded to you by your broker, bank, or other nominee. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the voting instructions included in the mailing.

Employees with shares allocated in an employee benefit plan account will vote shares allocated to their benefit plan account electronically and will not receive a paper mailing for those shares. Employees should review the information on procedures for voting by Plan Participants on page 76.

What am I voting on and what are the Board voting recommendations?

Our stockholders will be voting on the following proposals:

Proposal	Description	Board Voting Recommendations
1	Election of Directors	FOR DIRECTOR-NOMINEES
2	Ratification of Appointment of Independent Auditors	FOR
3	Advisory Vote to Approve the Compensation of our NEOs (“Say-on-Pay”)	FOR
4	Stockholder Proposal on Written Consent	AGAINST
5	Stockholder Proposal on Lobbying Expenditures	AGAINST

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Questions and Answers About the Annual Meeting

Can other matters be decided at the Annual Meeting?

At the time this Proxy Statement went to press, we were not aware of any other matters to be presented at the Annual Meeting. If other matters are properly presented for consideration at the Annual Meeting, the proxy holders appointed by our Board (who are named on your proxy card if you are a registered stockholder) will have the discretion to vote on those matters in accordance with their best judgment on behalf of stockholders who provide a valid proxy by Internet, by telephone, by mail, or by scanning the QR code with a mobile device.

What is the procedure for voting?

●	If your shares are registered in your name, you can vote using any of the methods described below.
●

If your shares are held in the name of a broker, bank, or other nominee, your nominee will provide you with instructions on the procedure for voting your shares. Employees with shares allocated in an employee benefit plan account should review the information on procedures for voting by employees on page 76.

●

If you hold shares in multiple accounts, you may receive multiple proxy material packages (electronically and/or by mail). Please be sure to vote all of your Lockheed Martin shares in each of your accounts in accordance with the voting instructions you receive.

By Internet, QR Code, or Telephone

You can vote your shares via the Internet at http://www.investorvote.com or by scanning your QR code with your mobile device. Please have your proxy card in hand when you go online. You will have an opportunity to confirm your voting selections before your vote is recorded.

You can vote your shares by telephone by calling toll free 1-800-652-8683 within the U.S., Canada, and Puerto Rico, or 1-781-575-2300 from outside the U.S. Please have your proxy card in hand when you call. You will have an opportunity to confirm your voting selections before your vote is recorded.

Internet (including QR code access) and telephone voting facilities for registered stockholders will be available 24 hours a day until 1:00 a.m., Eastern Daylight Savings Time, on April 23, 2015. If you vote your shares on the Internet or by telephone, you do not have to return your proxy card.

The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee. You should follow the voting instructions in the materials that you received from your nominee.

By Mail

Mark, date, and sign the proxy card and return it in the postage prepaid envelope provided. If voting instructions are provided, shares represented by the proxy card will be voted in accordance with the voting instructions.

If you want to vote in accordance with the Board’s recommendations, sign, date, and return the proxy card. The named proxy holders will vote signed but unmarked proxy cards in accordance with the Board’s recommendations.

If you are a registered stockholder, and the postage prepaid envelope is missing, please mail your completed proxy card to Lockheed Martin Corporation, c/o Computershare Investor Services, P.O. Box 43116, Providence, RI 02940.

In Person at the Annual Meeting

All registered stockholders can vote in person at the Annual Meeting. Voting your proxy electronically via the Internet, by telephone, by mail, or by scanning the QR code with a mobile device does not limit your right to vote at the Annual Meeting. You also can choose to be represented by another person at the Annual Meeting by executing a legally valid proxy designating that person to vote on your behalf. You must properly pre-register your designee by following the instructions on page 80. If you are a beneficial owner of shares, you must obtain a legally valid proxy from your broker, bank, or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting. A legal proxy is an authorization from your broker, bank, or other nominee to vote the shares held in the nominee’s name that satisfies Maryland law and the SEC requirements for proxies.

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Questions and Answers About the Annual Meeting

Can I change my proxy vote?

Yes. If you are a registered stockholder, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:

●	Returning a signed proxy card with a later date.

●	Authorizing a new vote electronically through the Internet, by telephone, or by scanning the QR code with a mobile device.

●	Delivering a written revocation of your proxy to the Senior Vice President, General Counsel and Corporate Secretary at Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817 before your original proxy is voted at the Annual Meeting.

●	Submitting a written ballot at the Annual Meeting.

If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank, or other nominee. You also can vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee (the registered stockholder) as described in the answer to the previous question.

Your personal attendance at the Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting, your last valid proxy prior to or at the Annual Meeting will be used to cast your vote.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain voting instructions will be voted:

●	FOR the election of 11 director-nominees listed in Proposal 1.

●	FOR the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors for the 2015 fiscal year (Proposal 2).

●	FOR the advisory vote to approve the compensation of our NEOs (Proposal 3).

●	AGAINST the stockholder proposals (Proposals 4 and 5).

●	In the best judgment of the named proxy holders if any other matters are properly brought before the Annual Meeting.

How do I vote if I participate in one of the Corporation’s 401(k) or defined contribution plans?

As a participant in one of our employee 401(k) or defined contribution plans, you can direct the plan trustees how to vote shares allocated to your account(s) on a proxy voting direction or instruction card, electronically through the Internet, by telephone, or by scanning the QR code with a mobile device. Most active employees who participate in these benefit plans will receive an email notification announcing Internet availability of the Proxy Materials and how to submit voting directions.

If you do not provide timely directions to the plan trustee, shares allocated to your account(s) will be voted by the plan trustee depending on the terms of your plan or other legal requirements.

Plan participants may attend the Annual Meeting, but may not vote plan shares at the Annual Meeting. If you wish to vote, whether you plan to attend the Annual Meeting or not, you should direct the trustee of your plan(s) how you wish to vote your plan shares no later than 11:59 p.m., Eastern Daylight Savings Time, on April 20, 2015.

How many shares must be present to hold the Annual Meeting?

In order for us to lawfully conduct business at our Annual Meeting, a majority of the shares outstanding and entitled to vote as of February 27, 2015, must be present in person or by proxy. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or abstain from voting, or if you properly return a proxy by Internet, by telephone, by mail, or scan the QR code with a mobile device in advance of the Annual Meeting and do not revoke the proxy.

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Questions and Answers About the Annual Meeting

Will my shares be voted if I don’t provide my proxy or instruction card?

Registered Stockholders

If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, by telephone, by mail, by scanning the QR code with a mobile device, or vote in person at the Annual Meeting.

Plan Participants

If you are a participant in one of our employee 401(k) or defined contribution plans and you do not provide timely directions to the plan trustee, shares allocated to your account(s) will be voted by the plan trustee depending on the terms of your plan and other legal requirements.

Beneficial Owners

If you hold shares through an account with a broker and you do not provide voting instructions, under NYSE rules, your broker may vote your shares on routine matters only. The ratification of the appointment of Ernst & Young LLP (Proposal 2) is considered a routine matter, and your nominee can therefore vote your shares on that Proposal even if you do not provide voting instructions. Proposals 1, 3, 4, and 5 are not considered routine matters, and your nominee cannot vote your shares on those Proposals unless you provide voting instructions. Votes withheld by brokers in the absence of voting instructions from a beneficial owner are referred to as “broker non-votes.”

Multiple Forms of Ownership

The Corporation cannot provide a single proxy or instruction card for stockholders who own shares as registered stockholders, plan participants or beneficial owners. As a result, if your shares are held in multiple types of accounts, you must submit your votes for each type of account in accordance with the instructions you receive for that account.

What is the vote required for each proposal?

For Proposal 1, the votes that stockholders cast “FOR” a director-nominee must exceed the votes that stockholders cast “AGAINST” a director-nominee to approve the election of each director-nominee. For each of Proposals 2, 3, 4, and 5, the affirmative vote of a majority of the votes cast is required to approve the proposal. Proposals 2, 3, 4, and 5 are advisory and non-binding. The Board will review the voting results on these proposals and take the results into account when making future decisions regarding these matters. “Votes cast” exclude abstentions and broker non-votes.

What is the effect of an abstention?

A stockholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the Annual Meeting, but an abstention is not counted as a vote cast. An abstention has no effect for the vote on any proposal.

What is the effect of a broker non-vote?

If a broker casts a vote on Proposal 2 (Ratification of Auditors), the vote will be included in determining whether a quorum exists for holding the meeting. The broker does not have authority to vote on the other proposals absent directions from the beneficial owner.

As a result, if the beneficial owner does not vote on Proposals 1, 3, 4, or 5 so that there is a “broker non-vote” on those items, the broker non-votes do not count as votes cast for that proposal and have no effect on the proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum, will not affect the outcome with respect to the election of directors, and will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the votes cast on the proposal.

Who will count the votes?

Representatives of Computershare will tabulate the votes and act as inspectors of election for the Annual Meeting.

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Questions and Answers About the Annual Meeting

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and disclosed by the Corporation in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we send only one Annual Report and Proxy Statement to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. Stockholders who participate in householding will continue to receive separate proxy cards. We do not use householding for any other stockholder mailings, such as dividend checks, Forms 1099, or account statements.

If you are eligible for householding, but received multiple copies of the Annual Report and Proxy Statement and prefer to receive only a single copy of each of these documents for your household, please contact Computershare, Shareholder Relations, P.O. Box 30170, College Station, TX 77842-3170, or call 1-877-498-8861. If you are a registered stockholder residing at an address with other registered stockholders and wish to receive a separate Annual Report or Proxy Statement at this time or in the future, we will provide you with a separate copy. To obtain this copy, please contact Computershare as indicated above. If you own shares through a broker, bank, or other nominee, you should contact the nominee concerning householding procedures.

To vote all of your shares, you must submit a proxy or voting instruction card for each account (employee benefit plan shares, registered shares, and beneficially-owned shares). Accordingly, you will receive a separate solicitation and proxy for each type of account in which shares are held.

Can I receive a copy of the Annual Report?

Yes. We will provide a copy of our Annual Report without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests should be made in writing addressed to Investor Relations, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817, by calling Lockheed Martin Stockholder Direct at 1-800-568-9758, or by accessing the Corporation’s website at http://www.lockheedmartin.com/investor.

Can I view the Proxy Statement and Annual Report on the Internet?

Yes. The Proxy Statement and Annual Report are available on the Internet at http://www.lockheedmartin.com/investor. Subject to the “householding” procedures above, all stockholders will receive paper copies of the Proxy Statement, proxy card, and Annual Report by mail unless the stockholder has consented to electronic delivery or is an employee with shares allocated in an employee benefit plan. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements, and other information regarding Lockheed Martin.

Can I choose to receive the Proxy Statement and Annual Report on the Internet instead of receiving them by mail?

Yes. If you are a registered stockholder or beneficial owner, you can elect to receive future Annual Reports and Proxy Statements on the Internet only and not receive copies in the mail by visiting Shareholder Services at http://www.lockheedmartin.com/investor and completing the online consent form. Your request for electronic transmission will remain in effect for all future Annual Reports and Proxy Statements, unless withdrawn. Withdrawal procedures also are at this website.

Most active employees who participate in the Corporation’s 401(k) and defined contribution plans will receive an email notification announcing Internet availability of the Proxy Materials. A paper copy will not be provided unless requested by the employee following the instruction in the email notification.

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Questions and Answers About the Annual Meeting

Who pays the cost of this proxy solicitation?

The Corporation pays the cost of soliciting proxies on behalf of the Board for the Annual Meeting. We may solicit proxies by Internet, by telephone, by mail, by scanning the QR code with a mobile device, or in person. We may make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send Proxy Materials to beneficial owners on our behalf. We reimburse them for their reasonable expenses. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 to aid in the solicitation of proxies and to verify related records at a fee of $45,000, plus expenses. To the extent necessary to ensure sufficient representation at the Annual Meeting, we may request the return of proxies by mail, express delivery, courier, telephone, Internet, or other means. Stockholders are requested to return their proxies without delay.

How do I submit a proposal for the Annual Meeting of Stockholders in 2016?

Any stockholder who wishes to submit a proposal or nominate a director for consideration at the 2016 Annual Meeting and for inclusion in the 2016 Proxy Statement should send their proposal to Lockheed Martin Corporation, Attention: Senior Vice President, General Counsel and Corporate Secretary, 6801 Rockledge Drive, Bethesda, MD 20817.

Proposals must be received no later than November 14, 2015, and satisfy the requirements under applicable SEC Rules (including SEC Rule 14a-8) to be included in the Proxy Statement and on the proxy card that will be used for solicitation of proxies by the Board for the 2016 Annual Meeting.

Our Bylaws also require advance notice of any proposal by a stockholder to be presented at the 2016 Annual Meeting that is not included in our Proxy Statement and on the proxy card, including any proposal for the nomination of a director for election.

To be properly brought before the 2016 Annual Meeting, written nominations for directors or other business to be introduced by a stockholder must be received between the dates of October 15, 2015 and November 14, 2015, inclusive. A notice of a stockholder proposal must contain the information required by our Bylaws about the matter to be brought before the annual meeting and about the stockholder proponent and persons associated with the stockholder through control, ownership of the shares, agreement, or coordinated activity. We reserve the right to reject proposals that do not comply with these requirements. A list of the information which is required to be included with a stockholder proposal may be found in Section 1.10 of our Bylaws at http://www.lockheedmartin.com/corporate-governance.

How can I contact the Corporation’s non-management directors?

Stockholders and all interested parties may communicate with the Lead Director or with the non-management directors as a group. If you wish to raise a question or concern to the Lead Director or the non-management directors as a group, you may do so by writing to the Lead Director by email at Lead.Director@lmco.com. You also may write to the Lead Director or Non-Management Directors, c/o Senior Vice President, General Counsel and Corporate Secretary, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817.

Our Senior Vice President, General Counsel and Corporate Secretary or her delegate reviews all correspondence sent to the Board. The Board has authorized our Senior Vice President, General Counsel and Corporate Secretary or her delegate to respond to correspondence regarding routine stockholder matters and services (e.g., stock transfers, dividends, etc.). Correspondence from stockholders relating to accounting, internal controls, or auditing matters are brought to the attention of the Audit Committee. All other correspondence is forwarded to the Lead Director who determines whether distribution to a Board committee or to the full Board for review is appropriate. Any director may, at any time, review a log of all correspondence addressed to the Board and request copies of such correspondence.

Can I find additional information on the Corporation’s website?

Yes. Although the information contained on our website is not part of this Proxy Statement, you will find information about the Corporation and our corporate governance practices at http://www.lockheedmartin.com/corporate-governance. Our website contains information about our Board, Board committees, Charter, Bylaws, Code of Conduct, Governance Guidelines, and information about insider transactions. Stockholders may obtain, without charge, hard copies of the above documents by writing to Investor Relations, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817.

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ATTENDING THE ANNUAL MEETING

Location

Lockheed Martin Center for Leadership Excellence Auditorium 6777 Rockledge Drive Bethesda, Maryland 20817	Parking Garage 6720-C Rockledge Drive Bethesda, Maryland 20817 (Parking will be validated and shuttles will transport stockholders to the Auditorium.)

No parking is available at the Center for Leadership Excellence. If you plan to drive, proceed to the parking garage and a shuttle will take you to the Auditorium. Please plan additional time in your schedule for the shuttle. Shuttle service will begin at 7:15 a.m. The Annual Meeting will begin promptly at 8:00 a.m.

Admission to the Annual Meeting

Attendance at the Annual Meeting is limited to Lockheed Martin stockholders as of February 27, 2015 (or a named representative), and one family member. We reserve the right to limit the number of representatives who may attend the Annual Meeting. All attendees must pre-register. An admission ticket will be mailed to you.

Security Check

For security reasons, an admission ticket and valid, government-issued photographic identification (such as a driver’s license or passport) are required to enter the Annual Meeting. You also will be required to enter through a security check point before being granted access into the Annual Meeting. Cameras, cell phones, and other electronic devices will not be permitted in the Annual Meeting. All hand-carried items will be subject to inspection and all bags, briefcases, and packages will be checked. The Corporation may implement additional security procedures to ensure the safety of the meeting attendees.

Registration Deadline

If you would like to attend the Annual Meeting, please follow the instructions below to pre-register. Your request to pre-register must be received by Friday, April 17, 2015. An admission ticket will be mailed to you.

Advance Registration Instructions

●	Registered Stockholders. If you are a registered stockholder (your shares are held in your name), you may pre-register and obtain an admission ticket by: (i) checking the appropriate box on the Internet voting site, (ii) following the prompts on the telephone voting site, or (iii) marking the appropriate box on your proxy card. If a family member is attending with you, please indicate that when you pre-register and provide his or her name and address.

●	401(k) Participants. If you are a participant in the Lockheed Martin 401(k) or defined contribution plans, and you received a notice of internet availability of Proxy Materials or you received your Proxy Materials by email, you may pre-register to attend the Annual Meeting (but may not vote plan shares at the meeting). You may pre-register and obtain an admission ticket by (i) checking the appropriate box on the Internet voting site, (ii) following the prompts on the telephone voting site, or (iii) marking the appropriate box on your proxy voting direction card. If a family member is attending with you, please indicate that when you pre-register and provide his or her name and address.

●

Beneficial Owners. If you are a beneficial owner (your shares are held through a broker or bank), you may pre-register and obtain an admission ticket by contacting the Corporation at: Lockheed Martin Corporation, Office of the Corporate Secretary, Mail Point 700, 6801 Rockledge Drive, Bethesda, MD 20817, or faxing a request to (301) 897-6960. Provide your name, mailing address, and evidence of your stock ownership as of February 27, 2015. A copy of your brokerage or bank statement will suffice as evidence of ownership, or you can obtain a letter from your broker or bank. If a family member is attending with you, please indicate that when you pre-register and provide his or her name and address.

80     www.lockheedmartin.com/investor

ADDITIONAL INFORMATION AND OTHER MATTERS

Appendix A:	Definition of Non-GAAP (Generally Accepted Accounting Principles) Measures

This Proxy Statement contains non-GAAP financial measures (as defined by SEC Regulation G). While we believe that these non-GAAP financial measures may be useful in evaluating Lockheed Martin, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP. In addition, our definitions for non-GAAP measures may differ from similarly titled measures used by other companies or analysts.

Segment Operating Profit

Segment Operating Profit represents the total earnings from our Business Segments before unallocated income and expense, interest expense, other non-operating income and expense, and income tax expense. This measure is used by our senior management in evaluating the performance of our Business Segments. The caption “Total Unallocated Items” reconciles Segment Operating Profit to Consolidated Operating Profit. We use Segment Operating Profit as a performance goal in the annual incentive plan.

2014
($M)	Profit
Segment Operating Profit	$5,588
Total Unallocated Items	4
Consolidated Operating Profit	$5,592

Return on Invested Capital

ROIC is defined as net earnings plus after-tax interest expense divided by average invested capital (stockholders’ equity plus debt) after adjusting stockholders’ equity by adding back adjustments related to the Corporation’s post-retirement benefit plans. We use ROIC as a performance measure for LTIP and PSUs.

Three-Year
ROIC Calculation ($M)	2012–2014
Net Earnings (a)	$3,113
Interest Expense (multiplied by 65%) (a)(b)	233
Return	$3,346
Average Debt (c)(d)	$6,272
Average Equity (d)(e)	2,340
Average Benefit Plan Adjustments (d)(f)	11,545
Average Invested Capital	$20,157

ROIC	16.6%

(a)	Three-year 2012–2014 values for Net Earnings and Interest Expense reflect average values over the period.
(b)	Represents after-tax interest expense utilizing the federal statutory rate of 35 percent. Interest expense is added back to net earnings as it represents the return to debt holders. Debt is included as a component of average invested capital.
(c)	Debt consists of long-term debt, including current maturities, and short-term borrowings (if any).
(d)	The three-year averages are calculated using balances at the start of the three-year period and at the end of each year.
(e)	Equity includes non-cash adjustments, primarily to recognize the funded/unfunded status of the Corporation’s benefit plans.
(f)	Average Benefit Plan Adjustments reflect the cumulative value of entries identified in the Corporation’s Consolidated Statements of Stockholders’ Equity.

2015 Proxy Statement	81

Additional Information and Other Matters

Performance Cash

Performance Cash represents the Corporation’s cash from operations adjusted to exclude: (1) the difference between actual and planned pension funding under the Corporation’s Long-Range Plan and (2) unplanned tax payments or benefits on divestitures of business units. This definition is used in our annual incentive plan for performance limitation testing and in our award agreements for RSUs, LTIP, and PSUs. The performance limitation is described on page 38. To illustrate, we calculate Performance Cash as follows:

Cash Flow ($M)	2014	2012–2014
Cash from Operations	$3,866	$9,973

Pension Funding Adjustment
Actual Pension Funding	2,078	8,156
Planned Pension Funding	1,000	6,250
Delta	1,078	1,906
Adjustment for Unplanned Tax Payments / (Benefits) on Divestitures	0	(100)
Net Adjusting Items	$1,078	$1,806
Performance Cash	$4,944	$11,779

Disclosure Regarding Forward-Looking Statements

This Proxy Statement contains statements that, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of the federal securities laws, and are based on Lockheed Martin’s current expectations and assumptions. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “scheduled,” “forecast” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially due to factors such as:

●	the availability of funding for our products and services both domestically and internationally due to general economic conditions, performance, cost or other factors;

●	our dependence on U.S. Government contracts (e.g., the F-35 program);

●	changes in U.S. domestic and international customer priorities and requirements (including declining budgets resulting from general economic conditions; affordability initiatives; the potential for deferral or termination of awards; the implementation of automatic sequestration under the Budget Control Act of 2011 or Congressional actions intended to replace sequestration; or U.S. Government operations under a continuing resolution) and the success of our strategy to mitigate some of these risks by focusing on expanding into adjacent markets close to our core capabilities and growing international sales;

●	lower demand for our services due to improved product field performance requiring less service support; lower in-theater support as troop levels are drawn down; and increased re-competition on existing contracts coupled with the fragmentation of large contracts into multiple smaller contracts that are awarded primarily on the basis of price;

●	the accuracy of our estimates and assumptions including those as to schedule, cost, technical and performance issues under our contracts, cash flow, actual returns (or losses) on pension plan assets, movements in interest rates and other changes that may affect pension plan assumptions;

●	the ability to implement, pace and effect capitalization changes such as share repurchase activity and accelerated pension funding and the effect of stock option exercises or debt levels;

●	difficulties in developing and producing operationally advanced technology systems, cyber security or other security threats, information technology failures, natural disasters, public health crises or other disruptions;

●	the timing and customer acceptance of product deliveries;

●	materials availability and the performance of key suppliers, teammates, venture partners, subcontractors and customers;

●	charges from any future impairment reviews that may result in the recognition of losses and a reduction in the book value of goodwill or other long-term assets;

82     www.lockheedmartin.com/investor

Additional Information and Other Matters

●	the future effect of legislation, rulemaking and changes in accounting, tax, defense procurement, changes in policy, interpretations, or challenges to the allowability and recovery of costs incurred under government cost accounting standards, export policy, changes in contracting policy and contract mix;

●	the future impact of acquisitions or divestitures, ventures, teaming arrangements or internal reorganizations;

●	compliance with laws and regulations, the outcome of legal proceedings and other contingencies (including lawsuits, government investigations or audits, and the cost of completing environmental remediation efforts), and U.S. Government identification of deficiencies in our business systems;

●	the competitive environment for our products and services, export policies, and potential for delays in procurement due to bid protests;

●	our efforts to increase the efficiency of our operations and improve the affordability of our products and services including difficulties associated with moving or consolidating operations; providing for the orderly transition of management; attracting and retaining key personnel or the transfer of critical knowledge to the extent we lose key personnel through wage competition, normal attrition (including retirement) and specific actions such as workforce reductions; and supply chain management; and

●	economic, business and political conditions domestically and internationally (including potential impacts resulting from the continuing tension between the international community and Russia over Ukraine) and our increased reliance on securing international and adjacent business.

These are only some of the factors that may affect the forward-looking statements contained in this Proxy Statement. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see the Corporation’s filings with the SEC including, but not limited to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014, which may be accessed through the Investor Relations page of our website, http://www.lockheedmartin.com/investor, or through the website maintained by the SEC at http://www.sec.gov.

Our actual financial results likely will be different from those projected due to the inherent nature of projections. Given these uncertainties, forward-looking statements should not be relied on in making investment decisions. The forward-looking statements contained in this Proxy Statement speak only as of the date of its filing. Except where required by applicable law, we expressly disclaim a duty to provide updates to forward-looking statements after the date of this Proxy Statement to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this Proxy Statement are intended to be subject to the safe harbor protection provided by the federal securities laws.

2015 Proxy Statement	83

ETHICS AND SUSTAINABILITY PROGRAM RECOGNITION

Our Ethics and Sustainability Program was recognized for a number of significant accomplishments and named to several prestigious indices:

INDEX Recognition
●Added as a Top 10 industry leader by Sustainalytics for ability to manage key environmental, social and governance exposures
●Named to the 2014 Dow Jones Sustainability World Index
●Qualified for inclusion in RobecoSAM’s 2015 Sustainability Yearbook and received the Bronze Class distinction for excellent sustainability performance
●Named one of the top companies worldwide on the CDP S&P 500 Climate Disclosure Leadership Index and S&P 500 Climate Performance Leadership Index

SUSTAINABILITY Recognition
●Named #14 on Corporate Responsibility (CR) Magazine’s 100 Best Corporate Citizens
●Recognized by Ethical Corporation as a Best Supplier Engagement Award Nominee
●Recognized by Fortune – Most Admired Companies #1 in Social Responsibility in Aerospace & Defense Industry
●Named #45 by Newsweek in America’s Greenest Companies
●Rated by Center for Political Accountability–Zicklin Index (rating the transparency of 300 companies’ political spending activities) with a score of 78.6, placing the Corporation in the upper ranks of the second highest tier
●Received fourth consecutive Outstanding Rating from U.S. Government for our U.S. Department of Defense Small Business Program
●Earned Cyber Incident Response Accreditation (CIRA) from the U.S. National Security Agency, which makes Lockheed Martin one of the first federally-recognized companies accredited to help organizations respond to attacks on their networks

CITIZENSHIP Recognition
●Earned a perfect score of 100 on the U.S. Business Leadership Network and American Association of People with Disabilities pilot Disability Equality Index
●Recipient of the Catalyst Award, the prestigious annual award honoring innovative initiatives that expand opportunities for women and business
●Named as the #1 supporter of Historically Black Colleges and Universities engineering programs by Career Communications Group

Scan these QR codes to access these sites with your mobile device. Some smartphones will require the installation of a reader to scan the code. Please visit the app menu on your device for instructions on how to download the software.

Annual Report	Proxy Statement

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxy votes submitted by Internet or telephone must be received by 1:00 a.m., Eastern Daylight Savings Time, on April 23, 2015 (except as otherwise set forth on the reverse of this card).
Vote by Internet
● Go to www.investorvote.com
● Or scan the QR Code with your smartphone.
● Follow the steps outlined on the secure website.

Vote by telephone

●	Call toll free 1-800-652-VOTE (8683) within the U.S., U.S. territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

●	Or dial 1-781-575-2300 from outside the U.S.

●	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal: Election of Directors (see below): The Board of Directors recommends a vote FOR all the nominees.
1. Nominees:		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Daniel F. Akerson	☐	☐	☐	05 - James O. Ellis, Jr.	☐	☐	☐	09 - James M. Loy	☐	☐	☐
	02 - Nolan D. Archibald	☐	☐	☐	06 - Thomas J. Falk	☐	☐	☐	10 - Joseph W. Ralston	☐	☐	☐
	03 - Rosalind G. Brewer	☐	☐	☐	07 - Marillyn A. Hewson	☐	☐	☐	11 - Anne Stevens	☐	☐	☐
	04 - David B. Burritt	☐	☐	☐	08 - Gwendolyn S. King	☐	☐	☐

B	Proposals: The Board of Directors recommends a vote FOR Proposals 2 and 3.

		For	Against	Abstain
2.	Ratification of Appointment of Ernst & Young LLP as Independent Auditors for 2015	☐	☐	☐

3.	Advisory Vote to Approve the Compensation of our Named Executive Officers (“Say-on-Pay”)	☐	☐	☐
The Board of Directors recommends a vote AGAINST Proposals 4 and 5.

		For	Against	Abstain
4.	Stockholder Proposal on Written Consent	☐	☐	☐

5.	Stockholder Proposal on Lobbying Expenditures	☐	☐	☐

C	Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.

Meeting Attendance Check this box to pre-register and request an admission ticket. If a family member will accompany you, provide his/her name and address in the Comments Box.	☐

      <STOCK#>           01ZCMF

Admission to the Annual Meeting

Whether or not you plan to attend the Annual Meeting, you can be sure that your shares are represented at the meeting by promptly voting your shares via the Internet, by telephone or mail as described on the other side of this form.

If you plan to attend the Annual Meeting on Thursday, April 23, 2015 at 8:00 a.m. (Eastern Daylight Savings Time), we must receive your request for an admission ticket no later than Friday, April 17, 2015. All attendees will be required to present valid, government-issued photographic identification with the admission ticket and enter through a security check point. Cameras, cell phones, and other electronic devices will not be permitted.

Meeting Location	Parking Garage
Lockheed Martin Center for Leadership Excellence Auditorium	6720-C Rockledge Drive
6777 Rockledge Drive	Bethesda, Maryland 20817
Bethesda, Maryland 20817	(Parking will be validated and shuttles will transport
stockholders to the Auditorium)

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

LOCKHEED MARTIN CORPORATION

Proxy Card For 2015 Annual Meeting of Stockholders

The undersigned hereby appoints Nolan D. Archibald, David B. Burritt, and Thomas J. Falk, each of them proxies (“Proxies”) of the undersigned with respect to common stock of Lockheed Martin Corporation (the “Corporation”) owned by the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Corporation to be held at 8:00 a.m., Eastern Daylight Savings Time, on April 23, 2015, at Lockheed Martin Center for Leadership Excellence Auditorium, 6777 Rockledge Drive, Bethesda, Maryland 20817, and at any adjournments or postponements thereof. The Proxies shall vote in accordance with the instructions indicated on this card, and are authorized to vote in their discretion on other business that may properly come before the meeting and any adjournments or postponements. The Proxies will vote as the Board of Directors recommends where a choice is not specified.

If the undersigned is a participant in a 401(k) or defined contribution plan(s) with a Lockheed Martin stock account for which State Street Bank and Trust Company is not a Trustee, the undersigned hereby instructs the Trustee of that plan(s) to vote such shares of stock in accordance with the instructions on the reverse side of this card. Plan shares must be voted no later than 11:59 p.m. Eastern Daylight Savings Time on April 20, 2015.

Please mark, date, and sign this card and return it promptly in the enclosed envelope. To vote by Internet or telephone, see the instructions on the reverse side. This proxy is solicited on behalf of the Corporation’s Board of Directors.

To vote in accordance with the Board of Directors’ recommendations, please sign and date below; no boxes need to be checked.

D	Authorized Signatures — Date and Sign Below. This section must be completed for your vote to be counted.

Please sign this proxy as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Voting directions submitted by Internet or telephone must be received by 11:59 p.m., Eastern Daylight Savings Time, on April 20, 2015 for participants in one of the Corporation’s 401(k) or defined contribution plans with Lockheed Martin common stock allocated to his or her account(s).

Vote by Internet
● Go to www.investorvote.com
● Or scan the QR Code with your smartphone.
● Follow the steps outlined on the secure website.

Vote by telephone

●	Call toll free 1-800-652-VOTE (8683) within the U.S., U.S. territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

●	Or dial 1-781-575-2300 from outside the U.S.

●	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Voting Direction Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal: Election of Directors (see below): The Board of Directors recommends a vote FOR all the nominees.
1. Nominees:		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Daniel F. Akerson	☐	☐	☐	05 - James O. Ellis, Jr.	☐	☐	☐	09 - James M. Loy	☐	☐	☐
	02 - Nolan D. Archibald	☐	☐	☐	06 - Thomas J. Falk	☐	☐	☐	10 - Joseph W. Ralston	☐	☐	☐
	03 - Rosalind G. Brewer	☐	☐	☐	07 - Marillyn A. Hewson	☐	☐	☐	11 - Anne Stevens	☐	☐	☐
	04 - David B. Burritt	☐	☐	☐	08 - Gwendolyn S. King	☐	☐	☐

B	Proposals: The Board of Directors recommends a vote FOR Proposals 2 and 3.

		For	Against	Abstain
2.	Ratification of Appointment of Ernst & Young LLP as Independent Auditors for 2015	☐	☐	☐

3.	Advisory Vote to Approve the Compensation of our Named Executive Officers (“Say-on-Pay”)	☐	☐	☐
The Board of Directors recommends a vote AGAINST Proposals 4 and 5.

		For	Against	Abstain
4.	Stockholder Proposal on Written Consent	☐	☐	☐

5.	Stockholder Proposal on Lobbying Expenditures	☐	☐	☐

C	Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.

Meeting Attendance Check this box to pre-register and request an admission ticket. If a family member will accompany you, provide his/her name and address in the Comments Box.	☐

      <STOCK#>           01ZCOG

Admission to the Annual Meeting

Whether or not you plan to attend the Annual Meeting, you can be sure that your shares are represented at the meeting by promptly voting your shares via the Internet, by telephone or mail as described on the other side of this form.

If you plan to attend the Annual Meeting on Thursday, April 23, 2015 at 8:00 a.m. (Eastern Daylight Savings Time), we must receive your request for an admission ticket no later than Friday, April 17, 2015. All attendees will be required to present valid, government-issued photographic identification with the admission ticket and enter through a security check point. Cameras, cell phones, and other electronic devices will not be permitted.

Meeting Location	Parking Garage
Lockheed Martin Center for Leadership Excellence Auditorium	6720-C Rockledge Drive
6777 Rockledge Drive	Bethesda, Maryland 20817
Bethesda, Maryland 20817	(Parking will be validated and shuttles will transport
stockholders to the Auditorium)

IMPORTANT NOTICE TO PARTICIPANTS WITH LOCKHEED MARTIN CORPORATION COMMON STOCK ALLOCATED TO THEIR ACCOUNTS IN CERTAIN COMPANY SPONSORED SAVINGS PLANS

Dear Plan Participant:

State Street Bank and Trust Company ("State Street") is the Trustee with respect to the Lockheed Martin Corporation common stock held in the following plans:

Lockheed Martin Corporation Salaried Savings Plan
Lockheed Martin Corporation Hourly Employee Savings Plan Plus
Lockheed Martin Corporation Capital Accumulation Plan
Lockheed Martin Corporation Capital Accumulation Plan for Hourly Employees
Lockheed Martin Corporation Operations Support Savings Plan
Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees
Lockheed Martin Corporation Basic Benefit Plan for Hourly Employees

This voting direction card is used for the purpose of providing confidential voting directions to State Street with respect to the shares held in the plans listed above. All matters to be voted upon at the Annual Meeting of Stockholders are extremely important and are described in the Proxy Statement.

Sincerely,

State Street Bank and Trust Company, Trustee

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

LOCKHEED MARTIN CORPORATION

Proxy Voting Direction Card For 2015 Annual Meeting of Stockholders

State Street Bank and Trust Company, as Trustee of the plans listed above, is directed to vote the shares of Lockheed Martin Corporation (the “Corporation”) common stock allocated to my account(s) in one or more of the plans listed above, at the Annual Meeting of Stockholders of the Corporation to be held at 8:00 a.m., Eastern Daylight Savings Time, on April 23, 2015, at Lockheed Martin Center for Leadership Excellence Auditorium, 6777 Rockledge Drive, Bethesda, Maryland 20817, with respect to the election of directors and the proposals and at any adjournments or postponements. State Street will vote in accordance with the directions indicated on this card. State Street will vote signed cards that are returned in accordance with recommendations of the Board of Directors where voting directions are not specified. If no voting direction is received or if this proxy voting direction card is returned unsigned, the shares allocated to my account(s) will be voted by State Street in proportion to those shares allocated to accounts of participants for which timely directions were received, unless contrary to ERISA. Plan Participants are requested to mark, date, and sign this card and return it promptly in the enclosed envelope. To vote by Internet or telephone, see instructions on the reverse side. This proxy is solicited on behalf of the Corporation’s Board of Directors.

D	Authorized Signatures — Date and Sign Below. This section must be completed for your vote to be counted.

Please sign this proxy voting direction card as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal: Election of Directors (see below): The Board of Directors recommends a vote FOR all the nominees.
1. Nominees:		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Daniel F. Akerson	☐	☐	☐	05 - James O. Ellis, Jr.	☐	☐	☐	09 - James M. Loy	☐	☐	☐
	02 - Nolan D. Archibald	☐	☐	☐	06 - Thomas J. Falk	☐	☐	☐	10 - Joseph W. Ralston	☐	☐	☐
	03 - Rosalind G. Brewer	☐	☐	☐	07 - Marillyn A. Hewson	☐	☐	☐	11 - Anne Stevens	☐	☐	☐
	04 - David B. Burritt	☐	☐	☐	08 - Gwendolyn S. King	☐	☐	☐

B	Proposals: The Board of Directors recommends a vote FOR Proposals 2 and 3.

		For	Against	Abstain
2.	Ratification of Appointment of Ernst & Young LLP as Independent Auditors for 2015	☐	☐	☐

3.	Advisory Vote to Approve the Compensation of our Named Executive Officers (“Say-on-Pay”)	☐	☐	☐
The Board of Directors recommends a vote AGAINST Proposals 4 and 5.

		For	Against	Abstain
4.	Stockholder Proposal on Written Consent	☐	☐	☐

5.	Stockholder Proposal on Lobbying Expenditures	☐	☐	☐

01ZCND

LOCKHEED MARTIN CORPORATION
Proxy Card For 2015 Annual Meeting of Stockholders

The undersigned hereby appoints Nolan D. Archibald, David B. Burritt, and Thomas J. Falk, each of them proxies (“Proxies”) of the undersigned with respect to common stock of Lockheed Martin Corporation (the “Corporation”) owned by the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Corporation to be held at 8:00 a.m., Eastern Daylight Savings Time, on April 23, 2015, at Lockheed Martin Center for Leadership Excellence Auditorium, 6777 Rockledge Drive, Bethesda, Maryland 20817, and at any adjournments or postponements thereof. The Proxies shall vote in accordance with the instructions indicated on this card, and are authorized to vote in their discretion on other business that may properly come before the meeting and any adjournments or postponements. The Proxies will vote as the Board of Directors recommends where a choice is not specified.

If the undersigned is a participant in a 401(k) or defined contribution plan(s) with a Lockheed Martin stock account for which State Street Bank and Trust Company is not a Trustee, the undersigned hereby instructs the Trustee of that plan(s) to vote such shares of stock in accordance with the instructions on the reverse side of this card. Plan shares must be voted no later than 11:59 p.m. Eastern Daylight Savings Time on April 20, 2015.

Please mark, date, and sign this card and return it promptly in the enclosed envelope. This proxy is solicited on behalf of the Corporation’s Board of Directors.

To vote in accordance with the Board of Directors’ recommendations, please sign and date below; no boxes need to be checked.

C	Authorized Signatures — Date and Sign Below. This section must be completed for your vote to be counted.
Please sign this proxy as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

LOCKHEED MARTIN CORPORATION
ANNUAL MEETING FOR HOLDERS AS OF 2/27/15
TO BE HELD ON 4/23/15

Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 p.m. ET the night before the meeting or cutoff date.

Vote by Internet:	www.proxyvote.com
Vote by Phone:	1-800-454-8683
Vote by Mail:	Use the envelope enclosed

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M85040-P60332
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following materials are available at www.proxyvote.com: 2015 Notice and Proxy Statement and 2014 Annual Report

						PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON		☐

The Board of Directors recommends you vote FOR all the director nominees:

1.	Election of Directors		For	Against	Abstain	The Board of Directors recommends you vote FOR Proposals 2 and 3:		For	Against	Abstain
Nominees:
	1a.	Daniel F. Akerson	☐	☐	☐	2.	Ratification of Appointment of Ernst & Young LLP as Independent Auditors for 2015	☐	☐	☐

	1b.	Nolan D. Archibald	☐	☐	☐	3.	Advisory Vote to Approve the Compensation of our Named Executive Officers ("Say-on-Pay")	☐	☐	☐

	1c.	Rosalind G. Brewer	☐	☐	☐

	1d.	David B. Burritt	☐	☐	☐	The Board of Directors recommends you vote AGAINST Proposals 4 and 5:

	1e.	James O. Ellis, Jr.	☐	☐	☐	4.	Stockholder Proposal on Written Consent	☐	☐	☐

	1f.	Thomas J. Falk	☐	☐	☐	5.	Stockholder Proposal on Lobbying Expenditures	☐	☐	☐

	1g.	Marillyn A. Hewson	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	1h.	Gwendolyn S. King	☐	☐	☐

	1i.	James M. Loy	☐	☐	☐

	1j.	Joseph W. Ralston	☐	☐	☐

	1k.	Anne Stevens	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

[[company_logo]]

Lockheed Martin Corporation
Annual Meeting of Stockholders
April 23, 2015 at 8:00 a.m. Eastern Daylight Savings Time
Lockheed Martin Center for Leadership
Excellence Auditorium
6777 Rockledge Drive
Bethesda, Maryland 20817

Control Number:[[SingleControlNumber]]

To: [[Registration]]

Lockheed Martin Corporation’s 2015 Annual Meeting Materials including the 2014 Annual Report and 2015 Proxy Statement are now available online. You may also vote your shares online for the Annual Stockholders Meeting.

To view the Proxy Statement visit:
http:

To view the Annual Report visit:
http:

To cast your vote, please visit www.investorvote.com and follow the on-screen instructions. You will be prompted to enter the Proxy Login Control Number above in this e-mail to access this voting site. Note that votes submitted through this site must be received by 1:00 a.m. Eastern Daylight Savings Time, April 23, 2015.

You may also vote your shares by telephone by calling (800) 652-8683 within the U.S., Canada and Puerto Rico and (781) 575-2300 from other countries. Follow the instructions provided by the recorded message. You will need the Proxy Login Control Number above in this e-mail for voting identification purposes.

Thank you for submitting your very important vote.

Questions? For additional assistance regarding your account please visit www.computershare.com/ContactUs where you will find useful FAQs, phone numbers and our secure online contact form.

Please do not reply to this email. This mailbox is not monitored and you will not receive a response.

CERTAINTY	INGENUITY	ADVANTAGE

EVERCORE TRUST COMPANY, N.A.

IMPORTANT NOTICE TO PARTICIPANTS WITH LOCKHEED
MARTIN CORPORATION COMMON STOCK ALLOCATED
TO THEIR ACCOUNTS IN CERTAIN
COMPANY SPONSORED PLANS

Dear Plan Participant:

The enclosed 2015 proxy materials have been prepared at the direction of the Board of Directors of Lockheed Martin Corporation (“Lockheed Martin”) in connection with its solicitation of proxies for the Annual Meeting of Stockholders to be held on April 23, 2015.

Evercore Trust Company, N.A. (“EVERCORE”), is the voting trustee with respect to the shares of Lockheed Martin Corporation common stock (“Common Stock”) held in the SANDIA CORPORATION SAVINGS AND INCOME PLAN (the “Plan”). The enclosed Annual Meeting Proxy Card (the “proxy card”) is used for the purpose of giving voting instructions to EVERCORE with respect to shares held in the Plan. This letter provides information concerning the voting of Common Stock held in the Plan.

The recommendations of the Board of Directors with respect to matters to be voted upon at the Annual Meeting of Stockholders are printed on the proxy card. If you want to follow the Board’s recommendations on all matters, you can do so by signing, dating and returning the proxy card in the enclosed postage-paid envelope without checking any of the boxes on the proxy card. You may also provide voting instructions electronically by Internet or touch-tone telephone, as explained below.

All matters to be voted upon at this meeting are extremely important and are described in the enclosed proxy materials. You should carefully read these materials and follow the instructions below to complete and return the proxy card or provide voting instructions electronically by Internet or telephone.

VOTING DEADLINE

In order to ensure that your voting instructions to EVERCORE are tabulated in a timely fashion, your proxy card, Internet or telephone instructions must be received no later than 11:59 p.m. Eastern Daylight Savings Time on April 20, 2015.

If you wish to provide voting instructions by returning the proxy card, you must complete, sign, date and return your proxy card in the envelope provided in time for it to be received by the voting deadline. Please return your proxy card in the envelope provided which is addressed to Computershare Trust Company, N.A. the confidential vote tabulator for EVERCORE.

EVERCORE’S RESPONSIBILITIES

As the voting trustee with respect to the Lockheed Martin Corporation Common Stock held in the SANDIA Plan, EVERCORE’s responsibilities include providing proxy materials to participants, ensuring the confidentiality of participants’ voting instructions, voting shares in accordance with participant instructions, and voting shares for which no instructions are received from participants.

HOW TO GIVE VOTING INSTRUCTIONS

These instructions explain how you may give voting instructions to EVERCORE with respect to shares of Lockheed Martin Corporation Common Stock held in the Plan.

Only EVERCORE can vote the shares of Common Stock held by the Plan. However, under the terms of the Plan, each participant is entitled to instruct EVERCORE on how to vote all shares allocated to his or her account. You may instruct EVERCORE to vote “for” or “against” any particular matter or to abstain from voting on that matter. If you sign, date and return the proxy card but do not check any boxes on the card, EVERCORE will vote the shares in accordance with the Board’s recommendations on the proxy card.

You may also provide voting instructions to EVERCORE by using the Internet or a touch-tone telephone. Simply access www.investorvote.com on the Internet, scan the QR code included in the proxy materials or dial 1-800-652-8683 on a touch-tone telephone and follow the directions. You must have your proxy card available when you vote by Internet or telephone. If you return the proxy card and also provide voting instructions by Internet and/or telephone, EVERCORE will follow your latest instructions. For this purpose, the date on your proxy card will be the date for those instructions. If it is not possible to determine which voting instructions are the latest, EVERCORE will follow your latest dated electronic voting instructions.

Failure to Provide Instructions

If you fail to sign, date and return the proxy card or vote by Internet or telephone, EVERCORE will vote shares allocated to your account in its sole discretion.

CONFIDENTIALITY

Your voting instructions to EVERCORE are confidential. EVERCORE will not disclose how you voted or if you voted, unless required to do so by law. You should feel free to instruct EVERCORE to vote in the manner you think is best.

QUESTIONS

If you have any questions about your voting rights under the Plans, the proxy card or the confidentiality of your vote, please contact EVERCORE between the hours of 8:30 a.m. and 4:00 p.m. Pacific time at 1-888-296-2891.

EVERCORE TRUST COMPANY, N.A.
VOTING TRUSTEE
Dated March 13, 2015

Memorandum

DATE:	March 16, 2015

TO:	Lockheed Martin Savings Plan Participants

FROM:	Maryanne R. Lavan, Senior Vice President, General Counsel and Corporate Secretary

SUBJECT:	Important Notice Regarding Availability of Lockheed Martin Proxy Materials

Lockheed Martin employees are the largest holders of our common stock (representing approximately 14% of our outstanding shares). As a Lockheed Martin savings plan participant, you are entitled to vote your shares held through the Lockheed Martin savings plans on the matters to be voted upon at the Corporation’s Annual Meeting of Stockholders on April 23, 2015.

Tomorrow, you will receive an e-mail from Computershare Trust Company, N.A. (cpucommunications.com), our independent registrar and transfer agent, with a subject line of “Important Notice Regarding Availability of Lockheed Martin Proxy Materials.” The e-mail will include a link to the Corporation’s 2014 Annual Report and 2015 Proxy Statement (together, the Proxy Materials). It will also contain information on how to vote your shares confidentially through the Internet or by telephone.

Your vote is very important. Please watch your e-mail from Computershare and vote promptly. Note that you may receive multiple proxy packages and voting instructions (electronically and/or by mail). These materials may not be duplicates as you may hold shares of Lockheed Martin stock in multiple accounts. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) you receive.

A hard copy of the Proxy Materials can be requested by calling 1-877-223-3863 (toll free) or 1-267-468-0767, if outside the U.S. Requests will be fulfilled until 3:00 p.m. Eastern Daylight Savings Time on April 15, 2015.

Please note: Personal computer settings vary and unknown e-mail addresses, such as those from Computershare, may sometimes be directed to your “Junk E-mail” folder. These items can be recovered by dragging and dropping the e-mail from your “Junk E-mail” folder to your “Inbox.”

Form of Email to Employee Plan Participants (to be sent 03/17/15)

Email Reminders to Employee Plan Participants (to be sent 04/01/15 and 04/09/15)

Subject: Important Notice Regarding Availability of Lockheed Martin Proxy Materials

Annual Report, Proxy Statement and Voting Instructions for the Lockheed Martin Corporation Annual Meeting of Stockholders on April 23, 2015

Proxy Login Control Number: [to be inserted]

To:            Lockheed Martin Corporation Savings Plan Participants

You are receiving this e-mail because you are a participant in a Lockheed Martin Corporation savings plan. Instead of receiving your 2014 Annual Report and 2015 Proxy Statement (“Proxy Materials”) by mail, you can conveniently access your Proxy Materials and vote online at www.investorvote.com. To view the Proxy Materials and cast your vote, enter the Proxy Login Control Number above (without any spaces) and follow the on-screen instructions.

To obtain a hard copy of Proxy Materials (free of charge):
●	Call toll free 1-877-223-3863 within the U.S.
●	Call 1-267-468-0767 from outside the U.S.
●	Requests must be received by 3:00 p.m., Eastern Daylight Savings Time, on April 15, 2015

Voting deadline:
●	11:59 p.m., Eastern Daylight Savings Time, on Monday, April 20, 2015

Please note that you may receive multiple proxy packages and voting instructions (electronically and/or by mail). These materials may not be duplicates as you may hold shares of Lockheed Martin stock in multiple accounts. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) you receive.

Please cast your vote today!

Computershare Trust Company, N.A.
Independent Registrar and Transfer Agent for Lockheed Martin Corporation